As filed with the Securities and Exchange Commission on January 17, 2012
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549
____________________________

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________________

OMAGINE, INC.
(Exact name of Registrant as specified in its charter)

Delaware	9995	20-2876380
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

350 Fifth Avenue, Suite 1103
New York, New York 10118
(212) 563-4141
(Address, including zip code, and telephone number including area code, of Registrant’s principal executive offices)
_____________________________

Frank J. Drohan
Chief Executive Officer and Chief Financial Officer
Omagine, Inc.
350 Fifth Avenue, Suite 1103
New York, New York 10118
(212) 563-4141

(Name, address, including zip code, and telephone number, including area code, of agent for service)

_____________________________

with copies to:

Michael Ference, Esq.
David Manno, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
(212) 930-9700
(212) 930-9725 (fax)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after this Registration Statement becomes effective.

i

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) check the following box: [ x ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [x]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered (1)	Amount to be registered	Maximum offering price per security	Proposed maximum aggregate offering price		Amount of registration fee (3)
Non-transferrable subscription rights to purchase common stock	3,202,200	____	_____		_____

Common Stock, $.001 par value	3,202,200	$1.25	$4,002,750	(2)	$458.72

Redeemable Common Stock Purchase Warrants	6,404,400	____	_____		_____

Common Stock, $.001 par value	3,202,200	$5.00	$16,011,000	(2)	$1,834.86

Common Stock, $.001 par value	3,202,200	$10.00	$32,022,000	(2)	$3,669.72

Total Fee					$5,963.30

1)
This registration statement (“Registration Statement”) relates to up to 9,606,600 shares of our $0.001 par value per share common stock (“Common Stock“ or “Common Shares”) issuable upon the exercise of  (a) the non-transferable subscription rights (“Rights”) to purchase up to 3,202,200 Common Shares, and (b) Redeemable Common Stock Purchase Warrants (“Warrants”) to purchase up to 6,404,400  Common Shares.

2)
Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) under the Securities Act, based on an estimate of the proposed maximum offering price of our Common Stock.

3)	Pursuant to Rule 457(g) under the Securities Act, no separate registration fee is payable with respect to the Rights or Warrants being registered.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus (“Prospectus”) is not complete and may be changed. These securities may not be sold until the Registration Statement filed with the United States Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION, DATED JANUARY 17, 2012

OMAGINE, INC.

Up to 3,202,200 Shares of Common Stock
Issuable upon the Exercise of Non-transferrable Subscription Rights at $1.25 per Share;

and

Up to 3,202,200 Shares of Common Stock
Issuable upon the Exercise of Common Stock Purchase Warrants at $5.00 per Share

and

Up to 3,202,200 Shares of Common Stock
Issuable upon the Exercise of Common Stock Purchase Warrants at $10.00 per Share

We are distributing, at no charge, to holders of our $0.001 par value common stock (the “Common Stock” or “Common Shares”) up to 3,202,200 non-transferable subscription rights (“Rights”) and up to 6,404,400 Common Stock purchase warrants (“Warrants). The Company will distribute one-fourth (1/4) of a Right, one-fourth (1/4) of a Warrant exercisable at $5.00 per share (the “$5 Warrants”) and one-fourth (1/4) of a Warrant exercisable at $10.00 per share (the “$10 Warrants”) for each share of Common Stock issued and outstanding on February  , 2012 (the “Record Date”) as of 5:00 p.m., Eastern time in the United States (the “Record Time”). Shareholders owning Common Shares at the Record Time (the “Record Shareholders”) will therefore receive one Right, one $5 Warrant and one $10 Warrant for each four Common Shares held of record at the Record Time.

Fractional Rights resulting from the calculation of the number of Rights due to be distributed on an aggregate basis as to any Record Shareholder will be eliminated by rounding up to the nearest whole number of Rights. Pursuant to this offering (the “Rights Offering”), each Right will entitle you to purchase one (1) Common Share at a subscription price (“Subscription Price”) of $1.25 per share (the “Basic Subscription Right”) and an over-subscription privilege at the same Subscription Price per share. If you timely and fully exercise your Basic Subscription Right with respect to all the Rights you hold and other Record Shareholders do not exercise their Basic Subscription Right in full, you may also subscribe for an unlimited additional whole number of Common Shares pursuant to the over-subscription privilege, subject to availability and allocation, provided that (i) no person, who as of the Record Date owns less than (a) 4.99% or (b) 9.99% of the Common Shares, may thereby acquire, together with its affiliates, beneficial ownership of (a) 4.99% or more, or (b) 9.99% or more of the Common Shares, and (ii) the aggregate purchase price of all Common Shares purchased in this Rights Offering may not exceed $4,002,750. If over-subscription requests exceed the number of shares available, we will allocate the available shares pro rata among the Record Shareholders exercising the over-subscription privilege in proportion to the number of shares each such Record Shareholder elected to purchase pursuant to the over-subscription privilege, relative to the aggregate number of shares requested in all of the over-subscription requests received from Record Shareholders. For additional details regarding the pro rata allocation process, see “Questions and Answers Relating to this Rights Offering - What is the over-subscription privilege?” If you properly exercise your over-subscription privilege for a number of shares that exceeds the number of shares allocated to you, any excess Subscription Payments received by the Subscription Agent will be returned to you as soon as practicable, without interest or penalty, following the expiration of this Rights Offering. A Record Shareholder may exercise all, some or none of its Rights to purchase Common Shares.

We are not entering into any standby purchase agreement or similar agreement with respect to the purchase of any Common Shares not subscribed for through the Basic Subscription Right or the over-subscription privilege. Therefore, there is no certainty that any Common Shares will be purchased pursuant to this Rights Offering and there is no minimum subscription amount required for consummation of this Rights Offering. This Rights Offering is being made directly by us. We are not using an underwriter or selling agent.

This Rights Offering will expire on March  , 2012 (the “Rights Expiration Date”) at 5:00 p.m. Eastern time in the United States (the “Rights Expiration Time”). Any Right not exercised at or before the Rights Expiration Time will expire void and worthless without any payment to the holders thereof. You should carefully consider whether to exercise your Rights prior to the expiration of this Rights Offering. All exercises of Rights are irrevocable. Our Board of Directors is making no recommendation regarding any exercise of your Rights.

The Board of Directors has also authorized the issuance and distribution of the Warrants to the Record Shareholders (the “Warrant Distribution”). Each $5 Warrant is exercisable for the purchase of one Common Share at an exercise price of $5.00 per share and each $10 Warrant is exercisable for the purchase of one Common Share at an exercise price of $10.00 per share, provided that no person, who as of the Record Date owns less than (a) 4.99% or (b) 9.99% of the Common Shares, may exercise a number of Warrants which would thereby cause such person to acquire, together with its affiliates, beneficial ownership of (a) 4.99% or more, or (b) 9.99% or more of the Common Shares. The exercise prices of the Warrants are referred to herein as the “Warrant Exercise Price”. The Warrants are valid until December 31, 2013 (the “Warrant Expiration Date”) at 5:00 p.m. Eastern time in the United States (the “Warrant Expiration Time”) and they may, upon thirty (30) days written notice from the Company, be redeemed by the Company at any time after their date of issuance (the “Issue Date”) by the Company paying $0.001 per Warrant (the “Redemption Price”). We are not entering into any standby purchase agreement or similar agreement with respect to the transfer, purchase or exercise of any Warrants or of the Common Shares underlying any Warrants.

Participants in the Omagine, Inc. 401(k) Plan DTD 10/1/2008 (the “401(k) Plan”) who hold Common Shares in their 401(k) Plan account as of the Record Time are not receiving Rights and Warrants with respect to the Common Shares held by the 401(k) Plan on behalf of the participants because 401(k) plans and other plans subject to ERISA, such as ours, are not permitted under ERISA or Section 4975 of the Internal Revenue Code to acquire, hold or dispose of Rights or Warrants absent an exemption from the United States Department of Labor.

This prospectus (“Prospectus”) relates to the public offering of up to 9,606,600 Common Shares underlying the Rights and Warrants.

Management of the Company may solicit you to determine if you wish to exercise your Rights or Warrants and purchase the Common Shares offered by this Prospectus. Management will not receive any compensation either directly or indirectly as a result of the exercise of Rights or Warrants or as a result of the purchases of Common Shares. Such solicitation, if any, will be made directly by us. We are not using an underwriter or selling agent.

Continental Stock Transfer & Trust Company is our “Subscription Agent” for this Rights Offering and is our “Warrant Agent” for the issuance, transfer and exercise of the Warrants.

Our Common Shares are quoted on the Over-the-Counter Bulletin Board and trade under the symbol “OMAG”. The last reported sale price of the Common Stock on the Over-the-Counter Bulletin Board on January 13, 2012 was $1.75 per share. We urge you to obtain a current market price for the Common Shares before making any determination with respect to the exercise of your Rights or the exercise of any Warrants.

Since the Rights are not transferrable they will not be listed for trading on any securities exchange and there will be no public market for the Rights.

The Warrants are transferrable and we intend to list the Warrants for quotation and trading on the Over-the-Counter Bulletin Board. We expect the Warrants to trade on the Over-the-Counter Bulletin Board under symbols to be assigned by the Financial Industry Regulatory Authority (“FINRA”) after the Warrants are issued. We cannot, however, give you any assurance that they will be quoted or traded on the Over-the-Counter Bulletin Board or on any securities exchange until such listing is approved and such symbols are assigned by FINRA. Furthermore, if the Warrants are so approved by FINRA for listing and quotation on the Over-the-Counter Bulletin Board, we cannot give you any assurance that a market for the Warrants will develop or, if a market does develop, whether it will be sustainable throughout the period when the Warrants are valid and transferable or at what prices the Warrants will trade. The holders of Warrants (“Warrant Holders”) may resell all or a portion of such Warrants from time to time in market transactions through any market on which the Warrants are then traded, in negotiated transactions or otherwise, and at prices and on terms that will be determined by the then prevailing market price or at negotiated prices directly or through a broker or brokers, who may act as agent or as principal or by a combination of such methods of sale. For more information, see: “Description of Warrants”.

v

After the exercise of Rights or Warrants and the issuance to the Record Shareholders and Warrant Holders of the Common Shares underlying such Rights and Warrants (the “Resale Shares”), such Record Shareholders and Warrant Holders may resell all or a portion of such Resale Shares from time to time in market transactions through any market on which the Common Stock is then traded, in negotiated transactions or otherwise, and at prices and on terms that will be determined by the then prevailing market price or at negotiated prices directly or through a broker or brokers, who may act as agent or as principal or by a combination of such methods of sale.

Investing in the Common Stock involves a high degree of risk. You should read the “Risk Factors” section beginning on page 28 before investing in our Common Shares. We may amend or supplement this Prospectus from time to time by filing amendments or supplements as required. You should read the entire Prospectus and any amendments or supplements carefully before you make your investment decision.

As a result of the terms of this Rights Offering, Record Shareholders who do not fully exercise their Rights may own, upon completion of this Rights Offering, a smaller proportional interest of the Company than otherwise would be the case had they fully exercised their Rights. For more information, see: “Risk Factors – If you do not exercise your Rights, your percentage ownership of the Company may be diluted”.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of the Rights, Warrants or the Common Shares or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We will pay the expenses of registering the securities offered by this Prospectus. It is anticipated that delivery of the certificates representing the Rights (“Rights Certificates”) and the certificates representing the Warrants (“Warrant Certificates”) to be issued and distributed to the Record Shareholders will be made as soon as practicable after the Record Date. It is anticipated that delivery of the Common Shares purchased by the Record Shareholders in this Rights Offering will be made as soon as practicable after the Rights Expiration Date.

For additional information on the methods of distribution and sale of the securities offered by this Prospectus, you should refer to the section entitled "Plan of Distribution."

The date of this Prospectus is March  , 2012

TABLE OF CONTENTS

About This Prospectus	1
Questions and Answers Related to this Rights Offering	2
Questions and Answers Related to the Warrants	10
Prospectus Summary	18
Risk Factors	24
Special Note Regarding Forward-Looking Statements	35
Plan of Distribution	35
Use of Proceeds	36
Market for Common Shares and Dividend Policy	36
Equity Compensation Information	37
Description of Capital Stock	38
Description of Warrants	38
The Rights Offering	40
The Warrant Distribution	47
Certain U.S. Federal Income Tax Consequences	53
Legal Matters	57
Experts	58
Description of Business	58
Management's discussion and analysis of financial condition and results of operations	69
Description of property	74
Legal proceedings	74
Directors, executive officers, promoters and control persons	74
Certain relationships and related transactions and director independence	82
Security ownership of certain beneficial owners and management	82
Changes in and disagreements with accountants on accounting and financial disclosure	83
Disclosure of Commission position on indemnification for securities act liabilities	83
Where You Can Find More Information	83
Exhibits	II-3
Signatures	II-7

ABOUT THIS PROSPECTUS

You should only rely on the information contained in this Prospectus. We have not authorized anyone to provide you with information different from that contained in this Prospectus. We are not making an offer to sell securities in any jurisdiction in which the offer or sale is not permitted. The information contained in this Prospectus is accurate only as of the date of this Prospectus, and any information incorporated by reference is accurate only as of the date of the document incorporated by reference, in each case, regardless of the time of delivery of this Prospectus or any exercise of the Rights or Warrants. Our business, financial condition, results of operations, and prospects may have changed since that date. To understand this Rights Offering and the Warrant Distribution more fully and for a more complete description of this Rights Offering and Warrant Distribution you should read this entire document carefully, including particularly the “Risk Factors” section beginning on page 28.

In this Prospectus, we frequently use the terms “we,” “our” and “us” to refer to Omagine, Inc. (the “Company”) and its subsidiaries.

The Company may not offer and the holders of Rights or Warrants may not resell the securities offered by this Prospectus until the registration statement filed with the United States Securities and Exchange Commission (“SEC”) registering such securities is declared effective by the SEC.

QUESTIONS AND ANSWERS RELATED TO THIS RIGHTS OFFERING

The following are examples of what we anticipate will be common questions about this Rights Offering. The following questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about this Rights Offering. This Prospectus contains more detailed descriptions of the terms and conditions of this Rights Offering and provides additional information about us and our business, including potential risks related to this Rights Offering, our business and to the Common Shares offered by this Prospectus.

What is this Rights Offering ?

We are distributing, at no charge, to holders of our Common Shares, non-transferable Rights to purchase Common Shares at a price of $1.25 per share. You will automatically receive such Rights if you owned Common Shares at the Record Time. Each Right consists of a Basic Subscription Right and an over-subscription privilege, as described below. You will receive one Right for each four Common Shares that you owned at the Record Time and all fractional Rights resulting from the foregoing calculation will be rounded up to the nearest whole number of Rights. We will issue up to a total of 3,202,200 Rights and up to a total of 3,202,200 Common Shares in this Rights Offering.

What is the value of the Rights ?

The fair market value of the Rights on the date the Rights are distributed is uncertain, and we have not obtained, and do not intend to obtain, an appraisal of the fair market value of the Rights on that date. In determining the fair market value of the Rights, you should consider all relevant facts and circumstances, including any difference between the Subscription Price and the trading price of our Common Stock on the date that the Rights are distributed, the length of the period during which the Rights may be exercised and the fact that the Rights are non-transferable and therefore may not be transferred or sold. The Rights will not be listed for trading on any stock exchange or market or on the Over-the-Counter Bulletin Board.

If you held Common Shares in your name at the Record Time, the number of Rights being distributed to you pursuant to this Rights Offering is indicated on the Rights Certificate being mailed to you. If you hold your Common Shares in the name of a broker, dealer, custodian bank or other nominee, you will not receive a Rights Certificate. If you are not contacted by your nominee, you should contact your nominee as soon as possible.

Continental Stock Transfer & Trust Company is our Subscription Agent for the Rights Offering.

What is the Basic Subscription Right ?

The Basic Subscription Right gives each Record Shareholder the opportunity to purchase one (1) new Common Share for each Right held by such Record Shareholder. The new Common Share may be purchased for a Subscription Price of $1.25. You may exercise some or all of your Rights to purchase some or all of the Common Shares which you are entitled to purchase, or you may choose not to exercise any Rights at all. You may not transfer your Rights and no trading market for the Rights will exist.

If you held Common Shares in your name at the Record Time, the number of Common Shares you may purchase pursuant to your Basic Subscription Rights is indicated on the Rights Certificate being mailed to you. If you hold your Common Shares in the name of a broker, dealer, custodian bank or other nominee, you will not receive a Rights Certificate. If you are not contacted by your nominee, you should contact your nominee as soon as possible.

What is the over-subscription privilege ?

If you timely and fully exercise your Basic Subscription Rights with respect to all the Rights you hold, you may also choose to exercise your over-subscription privilege by purchasing a portion of any whole shares that other Record Shareholders do not purchase through their Basic Subscription Rights. You should indicate on your Rights Certificate, or on the form provided by your nominee if your shares are held in the name of a nominee, how many additional shares you would like to purchase pursuant to your over-subscription privilege.

We will seek to honor the over-subscription requests in full, subject to a maximum of 3,202,200 Common Shares being offered in this Rights Offering and the limitations described below under “Are there any limits on the number of shares I may purchase in this Rights Offering?” If over-subscription requests exceed the number of shares available, we will allocate the available shares pro rata among the Record Shareholders exercising the over-subscription privilege in proportion to the number of shares each such Record Shareholder elected to purchase pursuant to the over-subscription privilege, relative to the aggregate number of shares requested in all of the over-subscription requests received from Record Shareholders.

For example, if (i) there are 100 excess shares available for purchase by five Record Shareholders who have timely and fully exercised their Basic Subscription Rights with respect to all the Rights they hold and (ii) Record Shareholder A requests purchasing 100 shares pursuant to Record Shareholder A’s over-subscription privilege, Record Shareholder B requests purchasing 50 shares pursuant to Record Shareholder B’s over-subscription privilege, Record Shareholder C requests purchasing 20 shares pursuant to Record Shareholder C’s over-subscription privilege, Record Shareholder D requests purchasing 20 shares pursuant to Record Shareholder D’s over-subscription privilege and Record Shareholder E requests purchasing 10 shares pursuant to Record Shareholder E’s over-subscription privilege, then, assuming the valid exercise of each of these Record Shareholder’s Basic Subscription Rights and receipt of sufficient payment for the shares requested pursuant to the over-subscription request, and that the limitation described below is not applicable, the pro rata allocation would be as follows: Record Shareholder A would receive 50 shares pursuant to the over-subscription privilege, Record Shareholder B would receive 25 shares pursuant to the over-subscription privilege, Record Shareholder C would receive 10 shares pursuant to the over-subscription privilege, Record Shareholder D would receive 10 shares pursuant to the over-subscription privilege and Record Shareholder E would receive 5 shares pursuant to the over-subscription privilege.

If this pro rata allocation results in any Record Shareholder receiving a greater number of shares of Common Stock than such Record Shareholder subscribed for pursuant to the exercise of the over-subscription privilege, then such Record Shareholder will be allocated only that number of shares for which the Record Shareholder over-subscribed. If this pro rata allocation would result in any Record Shareholder who beneficially owned less than (a) 4.99% or (b) 9.99% of our outstanding Common Shares before this Rights Offering, thereby acquiring, together with its affiliates, beneficial ownership of (a) 4.99% or more, or (b) 9.99% or more of our outstanding Common Shares, then such Record Shareholder will be allocated only that number of shares that would result in the Record Shareholder acquiring the maximum number of shares permissible based on such limitation, and the remaining shares will be allocated among all other Record Shareholders exercising their over-subscription privilege on the same pro rata basis described above. The proration process will be repeated until either all available shares, or all shares validly requested pursuant to the over-subscription privilege, have been allocated. Our Subscription Agent for this Rights Offering will determine the over-subscription allocation based on the formula described above.

Because we will not know the total number of available shares or how available shares will be allocated before this Rights Offering expires, in order for the exercise of your entire over-subscription privilege to be valid, you should deliver to the Subscription Agent payment in an amount equal to the aggregate Subscription Price for the entire number of shares that you have requested to purchase pursuant to your over-subscription privilege, along with payment for the exercise of your Basic Subscription Rights (collectively, the “Subscription Payment”), and all Rights Certificates and other subscription documents, prior to the expiration of the Rights Offering, even if you ultimately are not allocated the full amount of your over-subscription request. To the extent the aggregate Subscription Price for the actual number of shares allocated to you pursuant to the over-subscription privilege is less than the Subscription Payment you actually paid, the excess Subscription Payment will be returned to you as soon as practicable, without interest or penalty, following the expiration of this Rights Offering.

Are there any limits on the number of shares I may purchase in this Rights Offering ?

The exercise of any over-subscription privilege by any Record Shareholder will be limited as follows: (i) no person who beneficially owned less than (a) 4.99% or (b) 9.99% of our outstanding Common Shares at the Record Time may, through the exercise of the over-subscription privilege, thereby acquire together with its affiliates, beneficial ownership of (a) 4.99% or more, or (b) 9.99% or more of our Common Shares and (ii) the aggregate purchase price of all Common Shares purchased in this Rights Offering may not exceed $4,002,750.

Will fractional shares be issued in this Rights Offering ?

No. Each Right is exercisable for one (1) whole share and fractional Rights resulting from the calculation of each Record Shareholder’s number of Rights will be rounded up to the nearest whole Right. The Basic Subscription Rights and the over-subscription privilege may only be exercised for whole shares.

Why are we conducting this Rights Offering ?

We believe raising capital through this Rights Offering has the advantage of providing our stockholders the opportunity to participate in this transaction on a pro rata basis and, if all stockholders exercise their Rights, avoid dilution of their ownership interest in the Company.

In December 2005 and January 2006 the Company sold an aggregate of $500,000 of secured convertible debentures ("Debentures") to an investment fund. The Debentures were paid in full via their conversion into Common Shares in accordance with their terms and at prices representing a discount to the then prevailing market price of a Common Share (the “Discounted Prices”) as computed at the time of such conversions.

In December 2008, the Company entered into a two year Standby Equity Distribution Agreement (the "First SEDA") with an investment fund whereby the Company periodically sold Common Shares to the investment fund at Discounted Prices computed at the time of such sales. Over the 2 year term of the First SEDA, the Company was permitted to sell the investment fund up to five million dollars of Common Shares at such Discounted Prices.

At our December 2009 shareholder meeting, our shareholders approved a 1-for-100 reverse split of our Common Stock followed immediately by a 20-for-1 forward split of our Common Stock (collectively, the “Stock Splits”) and they also approved the conducting of a rights offering by the Company at a future date pursuant to terms to be set by the Company’s board of directors (the “Board of Directors”).

In May 2011, the Company entered into a second Standby Equity Distribution Agreement (the "Second SEDA") with an investment fund on substantially the same terms as the First SEDA whereby the Company may periodically sell Common Shares to the investment fund at Discounted Prices computed at the time of such sales. Over the 2 year term of the Second SEDA, the Company is permitted to sell the investment fund up to ten million dollars of Common Shares at such Discounted Prices.

The conversion of the Debentures into Common Shares and the sales of Common Shares pursuant to the First SEDA and the Second SEDA have been dilutive to our shareholders and have generally exerted downward pressure on the price of the Common Stock.

The Debentures, the First SEDA, the Stock Splits, the Second SEDA, this Rights Offering and the Warrants are all part of our recapitalization plan. We are conducting this Rights Offering because we want to provide our existing shareholders with the opportunity to purchase our Common Shares in a public offering at a price per share which we believe would be similar to the average price per share which we anticipate would be paid by the investment fund pursuant to the Second SEDA if the Company continues to utilize the Second SEDA to fund its ongoing operations as it has in the past.

We will use the proceeds from this Rights Offering to further capitalize the Company, to fund the Company’s final investment into Omagine LLC in the amount of 210,000 Omani Rials (equivalent to approximately $546,000) as required by the Shareholder Agreement (as hereinafter defined) and for other general corporate purposes, including the payment of accrued and unpaid salaries to officers and directors.

Are there any conditions to this Rights Offering ?

Yes.  We will not conduct this Rights Offering unless and until the registration statement of which this Prospectus forms a part (the “Registration Statement”) is declared effective by the SEC. Also, since this Rights Offering is not available to our 401(k) Plan, no Rights will be attributable to Common Shares held at the Record Time in a 401(k) Plan participant’s Plan account.

How was the Subscription Price determined ?

The price of the shares offered in this Rights Offering is the best estimate by the Board of Directors of the average price that would be paid by the investment fund pursuant to the Second SEDA if the Company were, over time, to sell Common Shares to the investment fund for an aggregate dollar amount approximately the same as the proposed maximum aggregate offering price of this Rights Offering. Our Board of Directors also determined that the Subscription Price should be designed to, among other things, provide an incentive to our current shareholders to exercise their Rights. Other factors considered in setting the Subscription Price included the amount of proceeds desired, our need for equity capital, alternatives available to us for raising equity capital, the historic and current market price and liquidity of our Common Shares, the Discounted Prices, the Subscription Price relative to pricing of similar transactions, the historic volatility of the market price and trading volume of our Common Shares, our business prospects, our recent and anticipated operating results and general conditions in the securities market.

The Subscription Price does not necessarily bear any relationship to the book value of our assets, net worth, past operations, cash flows, losses, financial condition, or any other established criteria for valuing the Company. You should not consider the Subscription Price as an indication of value of the Company or our Common Shares. You should not assume or expect that, after this Rights Offering, our Common Shares will trade at or above the Subscription Price in any given time period. The market price of our Common Shares may decline during or after this Rights Offering, and you may not be able to sell the Resale Shares purchased during this Rights Offering at a price equal to or greater than the Subscription Price. You should obtain a current quote for our Common Shares before exercising your Rights and make your own assessment of our business and financial condition, our prospects for the future, and the terms of this Rights Offering.

Am I required to exercise the Rights I receive in this Rights Offering ?

No.  You may exercise some or all of your Rights or you may choose not to exercise any Rights. If you do not exercise any Rights, the number of Common Shares you own will not change as a result of this Rights Offering. However, if you choose not to exercise your Rights, your ownership interest in the Company will be diluted to the extent other Record Shareholders exercise their Rights, and your voting and other rights in the Company will likewise be diluted. You may not transfer your Rights. See: “May I transfer my Rights?” below.

How soon must I act to exercise my Rights? When will the Rights Offering expire ?

If you received a Rights Certificate and elect to exercise any or all of your Rights, the Subscription Agent must receive your properly completed and duly executed Rights Certificate, all other required subscription documents and the full Subscription Payment, including final clearance of any uncertified check, before this Rights Offering expires at the Rights Expiration Time. If you hold your shares in the name of a broker, dealer, custodian bank or other nominee, your nominee may establish an earlier deadline before the Rights Expiration Date by which time you must provide it with your instructions to exercise your Rights. Your subscription Rights will expire and have no value if they are not exercised prior to the Rights Expiration Time.

The Company will mail Rights Certificates, Warrant Certificates and this Prospectus to all Record Shareholders. This Prospectus and any amendments hereto will also be posted on the Company’s website at www.omagine.com where it will be available to be downloaded and printed. Although we will make reasonable attempts to provide this Prospectus to our Record Shareholders, this Rights Offering and all Rights will expire at the Rights Expiration Time, whether or not we have been able to locate all such Record Shareholders.

Can the Company extend or cancel the Rights Offering ?

Although the Board of Directors retains the authority to do so, we do not presently intend to extend the Rights Offering for any additional period beyond the Rights Expiration Time at which time your ability to exercise the Rights to purchase Common Shares will terminate.

Our Board of Directors may for any reason or for no reason cancel the Rights Offering at any time before the Rights Expiration Date. If we cancel the Rights Offering, the Subscription Agent will return all Subscription Payments, without interest or penalty, as soon as practicable.

May I sell or transfer my Rights ?

No. The Rights are non-transferable and therefore may not be transferred or sold. Should a Record Shareholder choose not to exercise its Rights, such Record Shareholder may not sell, give away or otherwise transfer its Rights except by operation of law, for example, upon the death of such Record Shareholder.

Will the Rights be listed on a stock exchange or national market ?

No. The Rights will not be listed for trading on any stock exchange or market or on the Over-the-Counter Bulletin Board.

Will the Common Shares that I receive upon exercise of my Rights be quoted on the Over-the-Counter Bulletin Board ?

Our shares of Common Stock are quoted on the Over-the-Counter Bulletin Board under the symbol “OMAG” and the shares of Common Stock issued in the Rights Offering will also be quoted on the Over-the-Counter Bulletin Board under the same ticker symbol.

Are we requiring a minimum overall subscription from existing shareholders to complete this Rights Offering ?

No. We are not requiring an overall minimum subscription to complete this Rights Offering.

Has the Board of Directors made a recommendation to shareholders regarding this Rights Offering ?

No.  Our Board of Directors is not making a recommendation regarding any exercise of your Rights. Record Shareholders who exercise Rights will incur investment risk on new money invested. The stock market and, in particular, the market for our Common Stock, has experienced significant volatility over the past few years. As a result, the market price for our Common Shares may be volatile. In addition, the trading volume in our Common Shares may fluctuate more than usual and cause significant price variations to occur. Accordingly, Common Shares that an investor purchases in this Rights Offering may trade at a price lower than the Subscription Price. The trading price of our Common Shares will depend on many factors, which may change from time to time, including, without limitation, events in Oman with respect to our business and the Omagine Project (as defined below), our financial condition, performance, creditworthiness and prospects, future sales of our equity or equity related securities, and other factors. Volatility in the market price of our Common Shares may prevent you from being able to sell the shares when you want or at prices you find attractive. You should make your decision based on your assessment of our business and financial condition, our prospects for the future, the terms of this Rights Offering and the information contained in, or incorporated by reference into, this Prospectus. See “Risk Factors” for a discussion of some of the risks involved in investing in our Common Shares.

Will our directors and executive officers participate in this Rights Offering ?

To the extent they hold Common Shares as of the Record Time, our directors and officers are entitled to participate in this Rights Offering on the same terms and conditions applicable to all Record Shareholders. We have been informed that all such directors and executive officers intend to participate in this Rights Offering.

How do I exercise my Rights if I own shares in my name ?

If you hold Common Shares in your name and you wish to participate in this Rights Offering, you must deliver a properly completed and duly executed Rights Certificate and all other required subscription documents, together with the Subscription Payment, to the Subscription Agent before the Rights Expiration Time. If you send an uncertified check, the Subscription Payment will not be deemed to have been delivered to the Subscription Agent until the check has cleared. In certain cases, you may be required to provide signature guarantees.

Please follow the delivery instructions on the Rights Certificate. Do not deliver documents to us. You are solely responsible for completing delivery to the Subscription Agent of your Rights Certificate, all other required subscription documents and the Subscription Payment. You should allow sufficient time for delivery of your subscription materials to the Subscription Agent so that the Subscription Agent receives them by the Rights Expiration Time. If you send a Subscription Payment that is insufficient to purchase the number of shares you requested, or if the number of shares you requested is not specified in the forms, the Subscription Payment received will be applied to exercise your Rights to the fullest extent possible based on the amount of the Subscription Payment received, subject to the availability of shares and allocation procedure under the over-subscription privilege and the rounding up of fractional Rights.

What should I do if I want to participate in this Rights Offering but my shares are held in the name of a broker, dealer, custodian bank or other nominee ?

If you hold your Common Shares through a broker, dealer, custodian bank or other nominee, then your nominee is the record holder of the shares you own and the associated Rights. The record holder must exercise the Rights on your behalf. If you wish to purchase our Common Shares through this Rights Offering, you should contact your broker, dealer, custodian bank or nominee as soon as possible. Please follow the instructions of your nominee. Your nominee may establish an earlier deadline before the expiration date of this Rights Offering.

What form of payment is required to purchase our Common Shares ?

As of December 31, 2011 the Company has recorded on its books and records:

i.
$647,950 of principal and accrued interest on convertible promissory notes (the “Convertible Debt”) representing indebtedness of the Company which is due and owing to 9 persons (the “Note Holders”) who have made loans to the Company. Two of such Note Holders, Mr. Drohan and Mr. Kuczynski are officers and directors of the Company. One Note Holder, Mr. Lombardo, is an independent director of the Company. The remaining 6 Note Holders are investors unaffiliated with the Company, and

ii.	$514,300 of unpaid salary (“Unpaid Salary”) due and owing to three of our officers, Mr. Drohan and Mr. Kuczynski (who are also directors) and to Mr. Hanley, and

iii.	$13,750 of unpaid fees and expenses (“Unpaid Fees”) due and owing to our 3 independent directors, Mr. Bucchere, Mr. Lombardo and Mr. Green.

The amounts of Convertible Debt, Unpaid Salary and Unpaid Fees at any point in time are collectively referred to herein as the “Company Indebtedness”. The Note Holders and our officers and directors are referred to herein collectively as the “Debt Holders”.

Pursuant to a resolution of our Board of Directors, any Debt Holder, in his sole discretion, may pay all or a portion of (i) the Subscription Payment for Common Shares for which he subscribes in the Rights Offering, or (ii) the Warrant Exercise Price of Warrants he chooses to exercise, by offsetting all or a portion of the amount of Company Indebtedness owed to him against the payment of such Subscription Payment or Warrant Exercise Price due to the Company from him. Any Debt Holder who wishes to pay all or a portion of his Subscription Payment by offsetting Company Indebtedness must send his Rights Certificate together with all other required documents and payments, to the Company, Att. Mr. William Hanley, Controller, and not to Continental Stock Transfer & Trust Company. The Company will thereafter certify to Continental with respect to the amount, if any, of Company Indebtedness being offset by any Debt Holder in payment of such Debt Holder’s Subscription Price.

As described in the instructions accompanying the Rights Certificate, Subscription Payments submitted by any Record Shareholder to the Subscription Agent must be made in U.S. currency, by one of the following three methods:

1)	by a cashier’s check drawn upon a U.S. bank payable to “Continental Stock Transfer & Trust Company”;

2)	by an uncertified check drawn upon a U.S. bank payable to “Continental Stock Transfer & Trust Company”

delivered by mail, hand delivery or overnight courier to:

Continental Stock Transfer & Trust Company
17 Battery Place, 8 th Floor
New York, NY  10004
Attn: Reorganization Department

For Confirmation or Information:
Telephone: (212) 509-4000, ext. 536

3)	by wire transfer of immediately available funds to the following account:

JPMorgan Chase
ABA # 021-000021
Continental Stock Transfer & Trust Company as agent for Omagine, Inc.
Acct # 475-509277  FBO Omagine, Inc., Rights Subscription

Any wire transfer should clearly indicate the identity of the Record Shareholder who is making the Subscription Payment by wire transfer.

Subscription Payments will be deemed to have been received upon (i) clearance of any cashier’s check or uncertified check, or (ii) receipt of collected funds in the account designated above, or (iii) receipt of a certification from the Company indicating the amount of Company Indebtedness that has been offset on the books and records of the Company in payment of all or a portion of any Subscription Payment by a Debt Holder. If paying by uncertified check, please note that the funds paid thereby may take five or more business days to clear. Accordingly, Record Shareholders who wish to pay the Subscription Payment by means of an uncertified check are urged to make payment sufficiently in advance of the Rights Expiration Time to ensure that such Subscription Payment is received and clears by the Rights Expiration Time.

If you hold your shares in the name of a broker, dealer, custodian bank or other nominee, separate payment instructions may apply. Please contact your nominee, if applicable, for further payment instructions.

When will I receive my new shares ?

If you purchase Common Shares in this Rights Offering, you will receive your new shares as soon as practicable following the expiration of this Rights Offering.

After I send in my payment and Rights Certificate to the Subscription Agent, may I cancel my exercise of Rights?

No. All exercises of Rights are irrevocable unless this Rights Offering is cancelled by the Company, even if you later learn information that you consider to be unfavorable to the exercise of your Rights. You should not exercise your Rights unless you are certain that you wish to purchase Common Shares at the Subscription Price of $1.25 per share.

What effects will this Rights Offering have on our outstanding Common Shares ?

As a result of this Rights Offering, up to an additional 3,202,200 Common Shares may be issued and outstanding after the closing of this Rights Offering and the ownership and voting interests of the Record Shareholders that do not fully exercise their Basic Subscription Rights will be diluted. As of January 17, 2012, there are 13,218,701 Common Shares outstanding. In addition, if the Subscription Price is less than the market price of our Common Shares it will likely reduce the market price of shares you already hold.

How much will the Company receive from this Rights Offering and how will such proceeds be used ?

We estimate that the net proceeds to us from this Rights Offering (assuming the full exercise of Rights), after deducting estimated offering expenses, will be approximately $4 million. We intend to use the net proceeds from this Rights Offering to make our final capital contribution in the amount of 210,000 Omani Rials (equivalent to approximately $546,000) to Omagine LLC and for other general corporate purposes, including the payment of accrued and unpaid salaries to our officers and directors.

Are there risks in exercising my Rights ?

Yes. The exercise of your Rights involves risks. Exercising your Rights involves the purchase of additional Common Shares and you should consider this investment as carefully as you would consider any other investment. Among other things, you should carefully consider the risks described under the heading “Risk Factors” beginning on page 28 of this Prospectus and in the documents incorporated by reference into this Prospectus.

If my exercise of Rights is not valid, will my Subscription Payment be refunded to me ?

Yes. The Subscription Agent will hold all funds it receives in a segregated bank account until completion of this Rights Offering. If your exercise of Rights is deemed not to be valid, all Subscription Payments received from you by the Subscription Agent will be returned as soon as practicable following the expiration of this Rights Offering, without interest or penalty. If you own shares through a nominee, it may take longer for you to receive your Subscription Payment because the Subscription Agent will return payments through the record holder of your shares.

What fees or charges apply if I purchase shares in this Rights Offering ?

We are not charging any fee or sales commission to issue Rights to you or to issue Common Shares to you if you exercise your Rights. If you exercise your Rights through a broker, dealer, custodian bank or other nominee, you are responsible for paying any fees your record holder may charge you.

What are the U.S. federal income tax consequences of exercising my Rights ?

For U.S. federal income tax purposes, you should not recognize income or loss in connection with the receipt or exercise of Rights in this Rights Offering. You should consult your tax advisor as to your particular tax consequences resulting from this Rights Offering. For a detailed discussion, see “Certain U.S. Federal Income Tax Consequences.”

May stockholders in all states participate in the Rights Offering ?

The issuance and exercise of the Rights are subject to compliance with state securities laws and regulations. Although we intend to distribute the Rights to all stockholders, we reserve the right in some states to require stockholders, if they wish to participate, to state and agree upon exercise of their respective Rights that they are acquiring the Common Shares for investment purposes only, and that they have no present intention to resell or transfer any Common Shares so acquired. This Rights Offering is not being made and our securities are not being offered in any jurisdiction where the offer is not permitted under applicable local laws. We have the right, in our sole discretion, to not effect registration or qualification of the subscription Rights in any state or other jurisdiction, or take any other action required by any state or other jurisdiction to allow the Rights Offering to take place in that state or jurisdiction. If you reside in a state or other jurisdiction in which registration, qualification or other action is necessary, and we choose not to comply with such registration, qualification or other action, you will not be eligible to participate in the Rights Offering.

To whom should I send my forms and payment ?

If your shares are held in the name of a broker, dealer, custodian bank or other nominee, then you should send all documents required by such nominee and your Subscription Payment to that record holder. If you are the record holder, then you should send your Rights Certificate, all other required subscription documents and your Subscription Payment by mail, hand delivery or overnight courier to:

Continental Stock Transfer & Trust Company
17 Battery Place, 8 th Floor
New York, NY  10004
Attn: Reorganization Department

For Confirmation or Information:
Telephone: (212) 509-4000, ext. 536

You may also make your Subscription Payment by wire transfer of immediately available funds as follows:

JPMorgan Chase
ABA # 021-000021
Continental Stock Transfer & Trust Company as agent for Omagine, Inc.
Acct # 475-509277 FBO Omagine, Inc., Rights Subscription

Any wire transfer should clearly indicate the identity of the Record Shareholder who is making the Subscription Payment by wire transfer.

If you are a Debt Holder who wishes to pay all or a portion of your Subscription Payment by offsetting Company Indebtedness you should send your Rights Certificate with all other required documents and payments to the Company, Attn. Mr. William Hanley, Controller, and not to Continental Stock Transfer & Trust Company.

You and, if applicable, your nominee are solely responsible for completing delivery to the Subscription Agent of your Rights Certificate, all other required subscription documents and your Subscription Payment. You should allow sufficient time for delivery of your subscription materials to the Subscription Agent and clearance of your Subscription Payment before the Rights Expiration Time. If you hold your Common Shares through a broker, dealer, custodian bank or other nominee, your nominee may establish an earlier deadline before the Rights Expiration Date.

Whom should I contact if I have other questions ?

If you have any questions regarding this Rights Offering, completion of the Rights Certificate or any other subscription documents or submitting your Subscription Payment in this Rights Offering, please contact the Subscription Agent at the telephone number or email above.

QUESTIONS AND ANSWERS RELATED TO THE WARRANTS

The following are examples of what we anticipate will be common questions about the Warrants. The following questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about the Warrants. This Prospectus contains more detailed descriptions of the terms and conditions of the Warrants and provides additional information about us and our business, including potential risks related to our business and the Warrants and to the Common Shares offered by this Prospectus.

What are the Warrants ?

We are distributing, at no charge, to holders of our Common Shares, transferable Warrants exercisable for the purchase of Common Shares. The Company will distribute one-fourth (1/4) of a $5 Warrant and one-fourth (1/4) of a $10 Warrant to the Record Shareholders for each share of Common Stock held by them at the Record Time. You will automatically receive such Warrants if you owned Common Shares at the Record Time. Each Record Shareholder will therefore receive, automatically and at no charge, one $5 Warrant and one $10 Warrant for each four Common Shares held by such Record Shareholder at the Record Time. If the foregoing calculation results in a fractional Warrant, the result will be rounded up to the nearest whole Warrant. The $5 Warrants are exercisable for the purchase of one Common Share at a price of $5.00 per share and the $10 Warrants are exercisable for the purchase of one Common Share at a price of $10.00 per share. The Warrants may be redeemed by the Company at any time after the Issue Date at a Redemption Price of $0.001 per Warrant upon thirty (30) days written notice from the Company. The Warrants are valid until the earlier of their Redemption Date or the Warrant Expiration Time. The Company will issue up to 6,404,400 Warrants consisting of 3,202,200 $5 Warrants and 3,202,200 $10 Warrants. For a complete description of the form, terms and conditions of the Warrants see “Description of Warrants” and Exhibits 4.3, 4.4, 4.5 and 4.6 hereof.

What is the value of the Warrants ?

The fair market value of the Warrants on the Issue Date is uncertain, and we have not obtained, and do not intend to obtain, an appraisal of the fair market value of the Warrants on that date. In determining the fair market value of the Warrants, you should consider all relevant facts and circumstances, including any difference between the Warrant Exercise Price and the trading price of our Common Stock on the Issue Date, the length of the period during which the Warrants may be exercised and the fact that the Warrants are transferable.

The Warrants being issued in connection with the Warrant Distribution will be exercisable immediately upon issuance and, unless they are redeemed earlier by the Company, they will expire at the Warrant Expiration Time. The Warrant Exercise Prices of $5 and $10 for a share of Common Stock are both greater than the market price for a share of Common Stock as quoted on the Over-the-Counter Bulletin Board as of the date hereof. If the publicly quoted market price for a Common Share never exceeds the relevant Warrant Exercise Price during the time the Warrants may be validly exercised, then, in management’s opinion, the Warrants will probably expire unexercised and we will be under no further obligation to the Warrant Holders. If however, the publicly quoted market price for a Common Share exceeds the Warrant Exercise Price of either the $5 Warrant and/or the $10 Warrant during the time the Warrants may be validly exercised, then, in management’s opinion, the Warrants may be exercised by Warrant Holders depending upon the publicly quoted market price, the liquidity of the market for Common Shares, the Warrant Holder’s assessment of the risk of exercising the Warrant at such time to purchase Common Shares and other considerations, financial or otherwise, that the Warrant Holder may have at such time. You may exercise some or all of your Warrants to purchase some or all of the Common Shares which the Warrants entitle you to purchase, or you may choose not to exercise any Warrants at all. You may also transfer your Warrants. You may seek to sell your Warrants through normal investment channels. See “The Warrant Distribution - Transferability of and Market for Warrants”.

We anticipate that the Warrants will be quoted on the Over-the-Counter Bulletin Board under a yet to be assigned ticker symbol from the Issue Date until the last trading day before the earlier of the Redemption Date or the Warrant Expiration Date. The Warrants are a new issue of securities, however, and do not have an established trading market. We cannot give you any assurance that a market for the Warrants will develop or, if a market does develop, whether it will be sustainable throughout the period when the Warrants are valid and exercisable or at what prices the Warrants will trade. Therefore, we cannot assure you that you will be able to sell any of your Warrants or as to the value you may receive in a sale. See: “How may I sell, transfer or assign my Warrants ?” below.

If you held Common Shares in your name at the Record Time, the number of Warrants being distributed to you pursuant to the Warrant Distribution is indicated on the Warrant Certificates being mailed to you. If you hold your Common Shares in the name of a broker, dealer, custodian bank or other nominee, you will not receive Warrant Certificates. If you are not contacted by your nominee, you should contact your nominee as soon as possible.

Continental Stock Transfer & Trust Company is our Warrant Agent for the Warrant Distribution and the exercise and transfer of the Warrants.

Are there any limits on the number of shares I may purchase through the exercise of Warrants ?

The exercise of Warrants by any Warrant Holder will be limited as follows: (i) no person who beneficially owned less than (a) 4.99% or (b) 9.99% of our outstanding Common Shares at the Record Time may, through the exercise of Warrants, thereby acquire together with its affiliates, beneficial ownership of (a) 4.99% or more, or (b) 9.99% or more of our Common Shares.

Will fractional Warrants be issued ?

No. Fractional Warrants resulting from the calculation of the number of Warrants to be distributed in the aggregate as to any Record Shareholder will be rounded up to the nearest whole Warrant. Each Warrant is exercisable for 1 whole share.

Why is this Warrant Distribution being made ?

Up until the time of this Rights Offering and Warrant Distribution the Company had never declared any dividend on its Common Stock and has utilized all cash reserves for the operation of its business and the Company wishes to continue to utilize its cash reserves for the operation of its business. The Company has been negotiating a real estate development contract (the “DA”) with the Government of Oman for the past many years and has recently entered into a Shareholder Agreement with respect to its Omani subsidiary, Omagine LLC. There have been numerous delays in the negotiations with the Omani Government and these delays have caused the Company to sustain increased costs and experience lost opportunities. The delays were a disappointment to us and to our shareholders and the Company wishes to acknowledge its longstanding and loyal shareholders while at the same time continue to conserve its cash reserves and positively contribute to its recapitalization plans. The Board of Directors has determined that these three objectives may be best accomplished by the Rights Offering and Warrant Distribution, provided the Company is successful in its efforts to sign the DA and develop the Omagine Project, and further provided that the price of the Common Stock appreciates as a result thereof.

Are there any conditions to this Warrant Distribution ?

Yes. We will not distribute the Warrants to the Record Shareholders unless and until the Registration Statement of which this Prospectus forms a part is declared effective by the SEC. Also, since this Warrant Distribution is not available to our 401(k) Plan, no Warrants will be attributable to Common Shares held at the Record Time in a 401(k) Plan participant’s Plan account.

How were the exercise prices of the Warrants determined ?

The Warrant Exercise Prices for the $5 Warrants and for the $10 Warrants were arbitrarily determined by the Board of Directors and does not necessarily bear any relationship to any other established criteria for value. You should not consider the Warrant Exercise Prices as an indication of value of the Company or of our Common Shares. You should not assume or expect that, after this Warrant Distribution, our Common Shares will trade at or above either of the Warrant Exercise Prices in any given time period. The market price of our Common Shares may decline during or after this Warrant Distribution, and, if you exercise your Warrants, you may not be able to sell the underlying Common Shares purchased pursuant to such exercise at a price equal to or greater than the Warrant Exercise Price you paid. You should obtain a current quote for our Common Shares before exercising your Warrants and make your own assessment of our business and financial condition, our prospects for the future, and the terms of the Warrants.

Am I required to exercise the Warrants I receive ?

No. You may exercise some or all of your Warrants or you may choose not to exercise any Warrants. If you do not exercise any Warrants, the number of Common Shares you own will not change. However, if you choose not to exercise your Warrants, your ownership interest in the Company will be diluted to the extent other Warrant Holders exercise their Warrants, and your voting and other rights in the Company will likewise be diluted. You may also seek to sell or transfer your Warrants. See: “How may I sell, transfer or assign my Warrants ?” below.

How may the Company redeem the Warrants ?

The Company reserves the right, upon thirty (30) days prior written notice, and upon one or more occasions, to redeem all or any number of any unexercised Warrants, at any time after the Issue Date, at a Warrant Redemption Price of $0.001 per Warrant, as follows:

At any time after the Issue Date while there are Warrants outstanding, the Company may, at the option of its Board of Directors, redeem  all or any number of the Warrants then outstanding by paying in cash the Redemption Price for each Warrant so redeemed.

At least 30 days prior to the date fixed for any redemption of the Warrants (hereinafter referred to as a "Redemption Date"), written notice shall be mailed, by first class or registered mail, postage prepaid, to each holder of record of Warrants to be redeemed, to the address of such Warrant Holder shown on the records of the Company, notifying such Warrant Holder of the election of the Company to redeem such Warrants, specifying the Redemption Date which will also be the date on which such Warrant Holder's right to exercise Warrants (the “Exercise Right”) as to such Warrants being redeemed shall terminate and calling upon such Warrant Holder to surrender to the Company, in the manner and at the place designated, such Warrant Holder's Warrant Certificate or Warrant Certificates representing the Warrants to be redeemed (such notice is hereinafter referred to as the "Redemption Notice").

On or prior to the Redemption Date, each Warrant Holder of the Warrants to be redeemed shall surrender his or its Warrant Certificate(s) representing such Warrants for which the Exercise Right has not been exercised to the Company in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such Warrants shall be payable to the order of the person whose name appears on such Warrant Certificate(s) as the owner thereof and each surrendered Warrant Certificate shall be canceled. The Redemption Price shall be paid by the Company, in cash, to the relevant Warrant Holders as soon as practicable after the Redemption Date.

From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of the Warrants designated for redemption in the Redemption Notice as holders of the Warrants (except the right to receive the Redemption Price without interest upon surrender of their Warrant Certificate(s)) shall cease with respect to such Warrants designated for redemption, and such Warrants shall not thereafter be transferred on the books of the Company or be deemed to be outstanding for any purpose whatsoever.

In the event of a Redemption of Warrants by the Company therefore, if you wish to exercise your Warrants which are being redeemed, you may still do so, but you will be required to do so on or before the Redemption Date.

How soon must I act to exercise my Warrants ? When will the Warrants expire ?

Unless redeemed earlier by the Company, the Warrants are valid until the Warrant Expiration Time. You or your nominee will receive Warrant Certificates and if you elect to exercise any or all of your Warrants, the Warrant Agent must receive your properly completed and duly executed Warrant Certificate(s) and full payment of the relevant Warrant Exercise Price, including final clearance of any uncertified check, before 5:00 p.m., Eastern time in the United States on the earlier of (i) the Redemption Date, or (ii) the Warrant Expiration Date. You will be notified in writing if the Company elects to redeem any or all of the Warrants before the Warrant Expiration Date and, in such an event, you will be given the opportunity and a reasonable amount of time to exercise your Warrants being redeemed before the Redemption Date. See: “How may the Company redeem the Warrants?” above, and “Description of Warrants.” If you hold your Common Shares in the name of a broker, dealer, custodian bank or other nominee, your Warrant Certificates will be sent to such nominee.

The Warrant Agent will mail a Warrant Certificate representing $5 Warrants, a Warrant Certificate representing $10 Warrants, a Rights Certificate and this Prospectus to all Record Shareholders. A link to this Prospectus and any amendments hereto will also be provided on the Company’s website at www.omagine.com where it will be available to be downloaded and printed. Although we will make reasonable attempts to provide this Prospectus to our Record Shareholders, both the $5 Warrants and the $10 Warrants will expire at 5 p.m. Eastern Time in the United States on the earlier of either the Redemption Date or the Warrant Expiration Date, at which time your ability to exercise the Warrants to purchase Common Shares will terminate whether or not we have been able to locate all such Record Shareholders.

Can the Company cancel or extend the Warrants?

Once issued, the Warrants may not be cancelled by the Company. The Warrants may be redeemed by the Company. See: “How may the Company redeem the Warrants ?” above. We have no present intention to extend the validity date of the Warrants for any additional period beyond the Warrant Expiration Date at which time your ability to exercise the Warrants to purchase Common Shares will terminate but the Board of Directors may, at its sole discretion, extend such validity date if it determines such an action to be in the best interests of the Company.

May I transfer my Warrants ?

Yes. Warrants are transferable from their Issue Date until the earlier of their Redemption Date or the Warrant Expiration Date. See “The Warrant Distribution -  Method of Transferring Warrants”.

Will the Warrants be listed on the Over-the-Counter Bulletin Board ?

We will apply for the listing of the Warrants for quotation on the Over-the-Counter Bulletin Board and we expect that they will be quoted and traded on the Over-the-Counter Bulletin Board under ticker symbols to be assigned subsequent to the Issue Date.

Will the Common Shares that I receive upon exercise of my Warrants be quoted on the Over-the-Counter Bulletin Board ?

Our shares of Common Stock are quoted on the over-the-counter Bulletin Board under the symbol “OMAG”  and the shares of common stock issued upon exercise of the Warrants will also be quoted on the Over-the-Counter Bulletin Board under the same ticker symbol.

How may I sell, transfer or assign my Warrants ?

You may seek to sell your Warrants through normal investment channels. We anticipate that both the $5 Warrants and the $10 Warrants will be quoted and eligible to trade on the Over-the-Counter Bulletin Board under ticker symbols to be assigned after the Issue Date, from the Issue Date until 4:00 p.m., Eastern time, on the last trading day before the Warrant Expiration Date or their earlier Redemption Date. The Warrants are a new issue of securities, however, and do not have an established trading market. We cannot give you any assurance whatsoever that a market for the Warrants will develop or if a market does develop, whether it will be sustainable during the time that the Warrants are valid or at what prices the Warrants will trade. Therefore, we cannot assure you that you will be able to sell any of your Warrants or as to the value you may receive in a sale.  A Warrant Holder holding a Warrant Certificate may transfer all or part of the Warrants (but no fractional Warrants) owned by such Warrant Holder at any time on the books of the Company upon surrender of the relevant Warrant Certificate, properly endorsed. Upon such surrender, the Company shall issue and deliver to the transferee a new Warrant Certificate representing the Warrants so transferred. Upon any partial transfer, the Company shall issue and deliver to the Warrant Holder a new Warrant Certificate representing the Warrants not so transferred. See “The Warrant Distribution -  Transferability of and Market for Warrants”.

Has the Board of Directors made a recommendation to shareholders regarding the exercise of the Warrants ?

No.  Our Board of Directors is not making a recommendation regarding any exercise or transfer of your Warrants. Warrant Holders who exercise Warrants will incur investment risk on new money invested. The stock market and, in particular, the market for our Common Stock, has experienced significant volatility over the past few years. As a result, the market price for our Common Shares may be volatile. In addition, the trading volume in our Common Shares may fluctuate more than usual and cause significant price variations to occur. Accordingly, Common Shares that an investor purchases pursuant to the exercise of Warrants may trade at a price lower than the Warrant Exercise Price paid by such investor. The trading price of our Common Shares will depend on many factors, which may change from time to time, including, without limitation, events in Oman with respect to our business and the Omagine Project, our financial condition, performance, creditworthiness and prospects, future sales of our equity or equity related securities, and other factors. Volatility in the market price of our Common Shares may prevent you from being able to sell the Common Shares when you want or at prices you find attractive. You should make your decision based on your assessment of our business and financial condition, our prospects for the future, the terms and Warrant Exercise Prices of the Warrants and the information contained in, or incorporated by reference into, this Prospectus. See “Risk Factors” for a discussion of some of the risks involved in investing in our Common Shares.

How do I exercise my Warrants if I own Warrants in my name ?

If you hold Warrants in your name and you wish to exercise your Warrants, you must deliver a properly completed and duly executed Warrant Certificate(s) representing the Warrants you are exercising and all other required documents, together with payment in the amount equal to the aggregate Warrant Exercise Price for the entire number of Warrants you have elected to exercise (the “Warrant Payment”), to the Warrant Agent before 5 p.m. Eastern Time in the United States on the earlier of either the Redemption Date or the Warrant Expiration Date. If you send an uncertified check, your Warrant Payment will not be deemed to have been delivered to the Warrant Agent until the check has cleared. In certain cases, you may be required to provide signature guarantees.

Please follow the delivery instructions on the Warrant Certificates. Do not deliver documents to us. You are solely responsible for completing delivery to the Warrant Agent of your relevant Warrant Certificate, all other required documents and your Warrant Payment. You should allow sufficient time for delivery of your Warrant Payment and other exercise materials to the Warrant Agent so that the Warrant Agent receives them by the Warrant Expiration Date or Redemption Date. If you send a Warrant Payment that is insufficient to exercise the Warrants for the purchase of the number of shares you requested, or if the number of shares you requested is not specified in the forms, the Warrant Payment received will be applied to exercise your Warrants to the fullest extent possible based on the amount of the Warrant Payment received, and any remaining Warrant Payment amount will be returned to you without interest or penalty.

What should I do if I want to exercise my Warrants but my Warrants are held in the name of a broker, dealer, custodian bank or other nominee ?

If you hold your Warrants through a broker, dealer, custodian bank or other nominee, then your nominee is the record holder of the Warrants. The record holder must exercise the Warrants on your behalf. If you wish to purchase our Common Shares through the exercise of your Warrants, you should contact your broker, dealer, custodian bank or nominee in order to do so. Please follow the instructions of your nominee. Your nominee may establish an earlier exercise deadline before the Warrant Expiration Date or Redemption Date.

What form of payment is required to exercise Warrants ?

Pursuant to a resolution of our Board of Directors, any Debt Holder may in his sole discretion pay all or a portion of his Warrant Payment by offsetting all or a portion of the amount of Company Indebtedness owed to him against the payment of such Warrant Payment due to the Company from him. Any Debt Holder who wishes to pay all or a portion of his Warrant Payment by offsetting Company Indebtedness must send his Warrant Certificate(s) together with all other required documents and payments, to the Company, Attn. Mr. William Hanley, Controller, and not to Continental Stock Transfer & Trust Company. The Company will thereafter certify to Continental with respect to the amount, if any, of Company Indebtedness being offset by any Debt Holder in payment of such Debt Holder’s Warrant Exercise Price.

As described in the instructions accompanying the Warrant Certificates, Warrant Payments submitted by a Warrant Holder to the Warrant Agent must be made in U.S. currency, by one of the following three methods:

1)	by a cashier’s check drawn upon a U.S. bank payable to “Continental Stock Transfer & Trust Company”;

2)	by an uncertified check drawn upon a U.S. bank payable to “Continental Stock Transfer & Trust Company”; or

delivered by mail, hand delivery or overnight courier to:

Continental Stock Transfer & Trust Company
17 Battery Place, 8 th Floor
New York, NY  10004
Attn: Reorganization Department

For Confirmation or Information:
Telephone: (212) 509-4000, ext. 536

3)	by wire transfer of immediately available funds to the following account:

JPMorgan Chase
ABA # 021-000021
Continental Stock Transfer & Trust Company as agent for Omagine, Inc.
Acct # 957-342764 FBO Omagine, Inc., Warrant Exercise

Any wire transfer should clearly indicate the identity of the Warrant Holder who is making the Warrant Payment by wire transfer.

Warrant Payments will be deemed to have been received upon (i) clearance of any cashier’s check or uncertified check, or (ii) receipt of collected funds in the account designated above, or (iii) receipt of a certification from the Company indicating the amount of Company Indebtedness that has been offset on the books and records of the Company in payment of all or a portion of any Warrant Payment by a Debt Holder. If paying by uncertified check, please note that the funds paid thereby may take five or more business days to clear. Accordingly, Warrant Holders who wish to pay the Warrant Payment by means of an uncertified check are urged to make such payment sufficiently in advance of 5 p.m. Eastern Time in the United States on the Warrant Expiration Date or Redemption Date to ensure that such Warrant Payment is received and clears by such time.

If you hold your Warrants in the name of a broker, dealer, custodian bank or other nominee, separate payment instructions may apply. Please contact your nominee, if applicable, for further payment instructions.

If I exercise my Warrants when will I receive my new shares ?

If you purchase Common Shares by exercising your Warrants, you will receive your new shares as soon as practicable following the date of such exercise.

After I send in my Warrant Payment and Warrant Certificate(s) to the Warrant Agent, may I cancel my exercise of my Warrants ?

No. All exercises of valid Warrants are irrevocable, even if you later learn information that you consider to be unfavorable to the exercise of your Warrants. You should not exercise your Warrants unless you are certain that you wish to purchase Common Shares at (a) the exercise price of $5 per share in the case of the $5 Warrants or, (b) the exercise price of $10 per share in the case of the $10 Warrants.

What effects will this Warrant Distribution have on our outstanding Common Shares ?

There will be no immediate effect on the number of the Company’s outstanding Common Shares as a result of the Warrant Distribution because no new Common Shares will be issued unless and until Warrants are exercised by the Warrant Holders. The Company will issue and distribute up to 6,404,400 Warrants consisting of 3,202,200 $5 Warrants and 3,202,200 $10 Warrants. If subsequent to their issuance, all the $5 Warrants were exercised, then an additional 3,202,200 new shares of our Common Stock would be issued and outstanding and if all the $10 Warrants were also exercised, then a further additional 3,202,200 new shares of our Common Stock would be issued and outstanding. As of January 17, 2012, we had 13,218,701 Common Shares outstanding. As of the Record Date the market price of a Common Share is lower than the Warrant Exercise Price of either of the Warrants and, although we cannot be absolutely certain, it is unlikely that any $5 Warrants will be exercised unless the market price for a share of the Company’s Common Stock trades materially above $5 per share and it is unlikely that any $10 Warrants will be exercised unless the market price for a share of the Company’s Common Stock trades materially above $10 per share. Our Record Shareholders will not suffer any dilution of their ownership or voting interests as a result of the Warrant Distribution but if Warrants are exercised in the future, the ownership and voting interests of the Record Shareholders that do not exercise their Warrants will be diluted. In addition, if the exercise price of the Warrants ever becomes less than the market price of our Common Shares it will likely tend to depress or reduce such market price of shares then held by you.

How much will the Company receive from the issuance and/or exercise of the Warrants and how will such proceeds be used ?

The Warrants are being distributed to our Record Shareholders at no charge and the Company will receive no proceeds as a result of their issuance and distribution. If none of the Warrants are exercised before their expiry or their earlier redemption, then the Company will receive no proceeds as a result of the issuance of the Warrants. The Company will only receive proceeds if and when Warrants are exercised by the Warrant Holders. The Company believes that there is virtually no probability that any Warrant will be exercised unless the market price for a share of the Company’s Common Stock trades materially above (a) $5 per share in the case of the $5 Warrant, and (b) $10 per share in the case of the $10 Warrant, prior to the Warrant Expiration Date or, as the case may be, prior to the respective Redemption Dates of the Warrants.

It is not possible to predict if any Warrants will ever be exercised. If all the $5 Warrants were exercised, we estimate that the net proceeds to the Company from such exercises would be approximately $16.5 million. If all the $10 Warrants were exercised, we estimate that the net proceeds to the Company from such exercises would be approximately $33 million. We intend to use the net proceeds, if any, from the exercise of Warrants for general corporate purposes associated with rapidly scaling up the Company’s activities and number of employees as required to manage its business.

Are there risks in exercising my Warrants ?

Yes. The exercise of your Warrants involves risks. Exercising your Warrants involves the purchase of Common Shares and you should consider this investment as carefully as you would consider any other investment. Among other things, you should carefully consider the risks described under the heading “Risk Factors” beginning on page 28 of this Prospectus and in the documents incorporated by reference into this Prospectus.

If my Warrant exercise is not valid, will my Warrant Payment be refunded to me ?

Yes. The Warrant Agent will hold all funds it receives from Warrant exercises in a segregated bank account until the Warrant Agent determines that such Warrant Exercise is valid, after which it will disburse the funds to the Company. If your Warrant exercise is deemed not to be valid, all Warrant Payments received from you by the Warrant Agent will be returned as soon as practicable following the making of such determination, without interest or penalty. If you own Warrants through a nominee, it may take longer for you to receive your Warrant Payment because the Warrant Agent will return such Warrant Payments through the record holder of your Warrants.

What fees or charges apply if I exercise my Warrants ?

We are not charging any fee or sales commission in connection with the exercise of Warrants or the issuance of Common Shares pursuant to any such exercise. If you exercise your Warrants through a broker, dealer, custodian bank or other nominee, you are responsible for paying any fees your record holder may charge you.

Will stockholders in all states receive the Warrants ?

The issuance and exercise of the Warrants are subject to compliance with state securities laws and regulations. Although we intend to distribute the Warrants to all Record Shareholders, we reserve the right in some states to require stockholders, if they wish to receive Warrants, to state and agree upon the exercise of their respective Warrants that they are acquiring the Common Shares underlying the Warrants for investment purposes only, and that they have no present intention to resell or transfer any Common Shares so acquired. This Warrant Distribution is not being made and our securities are not being offered in any jurisdiction where the offer is not permitted under applicable local laws. We have the right, in our sole discretion, to not effect registration or qualification of the Warrants in any state or other jurisdiction, or take any other action required by any state or other jurisdiction to allow the Warrant Distribution to take place in that state or jurisdiction. If you reside in a state or other jurisdiction in which registration, qualification or other action is necessary, and we choose not to comply with such registration, qualification or other action, you will not be eligible to participate in the Warrant Distribution.

What are the U.S. federal income tax consequences of the Warrant Distribution ?

For U.S. federal income tax purposes, you should not recognize income or loss in connection with the receipt of the Warrants if when they are issued to you, the Warrant Exercise Price of the Warrants is greater than the market price for a share of Common Stock. If, however, the Warrant Exercise Price of the Warrants is less than the market price for a share of Common Stock at the time that the Warrants are issued to you, you may, depending upon your particular individual circumstances, have to recognize taxable income in connection with their receipt by you. Furthermore, if you choose to exercise any Warrants, you may, depending upon your particular individual circumstances at such time, have to recognize taxable income in connection with such exercise.

You should consult your tax advisor as to your particular tax consequences resulting from the Warrant Distribution and/or from their potential exercise by you. For a detailed discussion, see “Certain U.S. Federal Income Tax Consequences.”

To whom should I send my forms and payment ?

If your Warrants are held in the name of a broker, dealer, custodian bank or other nominee, then you should send all documents required by such nominee and your Warrant Payment to that record holder. If you are the record holder of the Warrant, then you should send your Warrant Certificate(s), all other required documents and your Warrant Payment by mail, hand delivery or overnight courier to:

Continental Stock Transfer & Trust Company
17 Battery Place, 8 th Floor
New York, NY  10004
Attn: Reorganization Department

For Confirmation or Information:
Telephone: (212) 509-4000, ext. 536

You may also make your Warrant Payment by wire transfer of immediately available funds as follows:

JPMorgan Chase
ABA # 021-000021
Continental Stock Transfer & Trust Company as agent for Omagine, Inc.
Acct # 957-342764 FBO Omagine, Inc. Warrant Exercise

Any wire transfer should clearly indicate the identity of the Warrant Holder who is making the Warrant Payment by wire transfer.

If you are a Debt Holder who wishes to pay all or a portion of your Warrant Payment by offsetting Company Indebtedness you should send your Warrant Certificate(s) together with all other required documents and payments to the Company, Attn. Mr. William Hanley, Controller, and not to Continental Stock Transfer & Trust Company.

You and, if applicable, your nominee are solely responsible for completing delivery to the Warrant Agent of your Warrant Certificate(s), all other required documents and your Warrant Payment. You should allow sufficient time for delivery of your materials to the Warrant Agent and clearance of your Warrant Payment before 5 p.m. Eastern Time in the United States on the earlier of, as the case may be, the Redemption Date or the Warrant Expiration Date. If you hold your Warrants through a broker, dealer, custodian bank or other nominee, your nominee may establish an earlier deadline before the Redemption Date or the Warrant Expiration Date.

Whom should I contact if I have other questions ?

If you have any questions regarding the Warrants, the Warrant Certificates or any other documents, or regarding the submitting of payment in the event you choose to exercise any Warrants, please contact the Warrant Agent at the telephone number or email above. In the alternative, you may contact: Charles P. Kuczynski, Vice President & Corporate Secretary of Omagine, Inc., The Empire State Building, 350 Fifth Avenue, New York, NY 10118; email: charles_kuczynski@omagine.com.

PROSPECTUS SUMMARY

The following summary highlights selected information contained elsewhere in this Prospectus and in the documents incorporated by reference in this Prospectus. This summary does not contain all the information you should consider before investing in the Common Stock. Before making an investment decision, you should carefully read the entire Prospectus and the documents incorporated by reference in this Prospectus, including the "RISK FACTORS" section, the financial statements and the notes to the financial statements. As used throughout this Registration Statement and Prospectus, the term “Registrant” refers to Omagine, Inc. and the terms "Company", "we," "us," or "our" refer to Omagine, Inc. and its consolidated subsidiaries unless the context otherwise requires.

General

Omagine, Inc. is the successor to Alfa International Corp. which was incorporated in New Jersey in 1978. In October 2004 the Company changed its corporate domicile from New Jersey to Delaware and in June 2007 the Company changed its corporate name to Omagine, Inc.  In November 2009, Omagine, Inc. formed Omagine LLC, a limited liability company organized under the laws of the Sultanate of Oman (“Oman”), as its wholly owned subsidiary in Oman.

The Company has proposed to the Government of Oman (the "Government") the development of a real estate and tourism project (the "Omagine Project") to be developed in Oman by Omagine LLC. We anticipate that the Omagine Project will be developed on one million square meters (equal to approximately 245 acres) of beachfront land facing the Gulf of Oman just west of Oman’s capital city of Muscat and approximately six miles from Muscat International Airport (the "Omagine Site"). Omagine LLC will design, develop, own and operate the entire Omagine Project. The Omagine Project is planned to be an integration of cultural, educational, entertainment and residential components, including: a theme park containing seven pearl shaped buildings, each approximately 60 feet in diameter, associated exhibition buildings, a boardwalk, an open air amphitheater and stage; open space green areas; a canal and an enclosed harbor and marina area; associated retail shops and restaurants, entertainment venues, boat slips, and docking facilities; a five-star resort hotel, a four-star hotel and possibly an additional three or four-star hotel; commercial office buildings; shopping and retail establishments integrated with the hotels, and approximately two thousand residences to be developed for sale. The contract between the Government and Omagine LLC which will govern the design, development, construction, management and ownership of the Omagine Project and the Government’s and Omagine LLC’s rights and obligations with respect to the Omagine Project, is the “Development Agreement” (the “DA”). The Development Agreement has been approved by all the required Ministries of the Government of Oman but has not yet been signed.

In May 2011, the Company and three (3) investors (the “New Shareholders”) signed a shareholders’ agreement with respect to Omagine LLC (the “Shareholder Agreement”). Pursuant to the provisions of the Shareholder Agreement, Omagine, Inc. reduced its 100% ownership of Omagine LLC to 60% and Omagine LLC sold newly issued shares of its capital stock to the New Shareholders and to Omagine, Inc. for an aggregate cash investment amount of approximately $70.1 million plus an as yet undetermined non-cash “payment-in-kind” amount representing the value of the land constituting the Omagine Site (the “Aggregate Investment Amount”). Pursuant to the terms of the Shareholder Agreement, the cash portion of the Aggregate Investment Amount will be invested in two stages. The initial cash portion of the Aggregate Investment Amount equal to approximately $390,000 has been received by Omagine LLC as of the date hereof and the deferred cash portion of the Aggregate Investment Amount equal to approximately $69,779,125 will be received by Omagine LLC subsequent to the signing of the Development Agreement and upon the occurrence of the Financing Agreement Date (as hereinafter defined). The value of the “payment-in-kind” will be determined subsequent to the signing of the Development Agreement. (See: “Business of the Company – The Shareholder Agreement”, and Exhibit 10.4)

Omagine, Inc. is a holding company which conducts substantially all its operations through its sixty percent (60%) owned subsidiary Omagine LLC, an Omani limited liability company. Omagine LLC is engaged primarily in the business of real estate development in Oman. The Registrant also has a wholly-owned subsidiary Journey of Light, Inc., a New York corporation ("JOL").

In May 2011, the Company and an investment fund entered into a Standby Equity Distribution Agreement which was amended in June 2011 (the "Second SEDA"). Pursuant to the Second SEDA the Company may, subject to the volume restrictions contained in the Second SEDA, periodically sell shares of its Common Stock to the fund at prices representing a discount to the then public market price and may, over the term of the Second SEDA, sell to the fund that number of Common Shares valued at $10,000,000 in the aggregate. The Second SEDA automatically expires on September 1, 2013.

Our website address is www.omagine.com. Our website and the information contained on our website are not incorporated into this Prospectus or the Registration Statement of which this Prospectus forms a part. Further, our references to the URL for our website are intended to be inactive textual references only.

Our principal executive offices are located at 350 Fifth Avenue, Suite 1103, New York, N.Y. 10118. Our telephone number is (212) 563-4141.

About This Offering

On December 30, 2009, the Company effected a 1-for-100 reverse split of its Common Stock (“Reverse Split“) followed immediately by a 20-for-1 forward split of its Common Stock (“Forward Split “) (collectively, the “Stock Splits”). Except as otherwise noted herein, all Common Share amounts mentioned herein and in the financial statements contained herein give retroactive effect to the Stock Splits.

This Prospectus relates to the offer and distribution by the Company of up to 3,202,200 Rights, up to 6,404,400 Warrants and up to 9,606,600 Resale Shares underlying the Rights and Warrants. Up to 3,202,200 Rights and up to 6,404,400 Warrants will be issued to the Record Shareholders. Up to 3,202,200 Resale Shares may be issued to the Record Shareholders upon the exercise of their Rights and up to an additional 6,404,400 Resale Shares may be issued upon the exercise of the Warrants. This Rights Offering expires at the Rights Expiration Time.

Number of Shares Outstanding After This Rights Offering

As of January 17, 2012, we had 13,218,701 Common Shares issued and outstanding. Assuming the exercise of all the Rights but none of the Warrants, the number of Common Shares outstanding after this Rights Offering will be 16,420,901.

Summary of Rights Offering and Warrants

The following summary describes the principal terms of the Rights Offering and the Warrants, but is not intended to be complete. See the information in the section entitled “The Rights Offering” beginning on page 44 in this Prospectus and in the section entitled “The Warrant Distribution” beginning on page 51 in this Prospectus for a more detailed description of the terms and conditions of the Rights Offering and the Warrants.

Securities Offered
We are distributing to the Record Shareholders at no charge, one-fourth (1/4) of a non-transferable Right, one-fourth (1/4) of a $5 Warrant and one-fourth (1/4) of a $10 Warrant for each Common Share held by the Record Shareholders at the Record Time. Each Right and each Warrant is exercisable for the purchase of one (1) Common Share.

No Fractional Rights, Warrants or Common Shares
Fractional Rights or fractional Warrants resulting from the calculation of the number of Rights and Warrants to be distributed on an aggregate basis as to any Record Shareholder will be eliminated by rounding up to the nearest whole Right or Warrant. The over-subscription privilege is exercisable for only a whole number of Common Shares.

Subscription Price	The Subscription Price for the Common Share underlying a Right is $1.25 per Common Share. See “Questions and Answers Relating to this Rights Offering - How was the Subscription Price determined?”

Basic Subscription Right
Each Right consists of a Basic Subscription Right and an over-subscription privilege. For each Right that you own, you will have a Basic Subscription Right to purchase one Common Share at the Subscription Price. You may exercise your Basic Subscription Right for some or all of your Rights, or you may choose not to exercise any of your Basic Subscription Rights.

Over-Subscription Privilege
If you timely and fully exercise your Basic Subscription Right with respect to all the Rights you hold and other Record Shareholders do not exercise their Basic Subscription Right in full, you may also subscribe for an unlimited additional whole number of Common Shares pursuant to the over-subscription privilege, subject to availability and allocation, provided that (i) no person, who as of the Record Date owns less than 4.99% or 9.99% of the Common Shares, may thereby acquire, together with its affiliates, beneficial ownership of (a) 4.99% or more, or (b) 9.99% or more of the Common Shares and (ii) the aggregate purchase price of all Common Shares purchased in this Rights Offering may not exceed $4,002,750. If over-subscription requests exceed the number of shares available, we will allocate the available shares pro rata among the Record Shareholders exercising the over-subscription privilege in proportion to the number of shares each such Record Shareholder elected to purchase pursuant to the over-subscription privilege, relative to the aggregate number of shares requested in all of the over-subscription requests received from Record Shareholders. For additional details regarding the pro rata allocation process, see “Questions and Answers Relating to the Rights Offering - What is the over-subscription privilege?” If you properly exercise your over-subscription privilege for a number of shares that exceeds the number of shares allocated to you, any excess Subscription Payments received by the Subscription Agent will be returned to you as soon as practicable, without interest or penalty, following the expiration of this Rights Offering.

Warrant Exercise Prices
Each $5 Warrant is exercisable for the purchase of one Common Share at a purchase price of $5.00 per Common Share. Each $10 Warrant is exercisable for the purchase of one Common Share at a purchase price of $10.00 per Common Share. See “Questions and Answers Relating to the Warrants -  How were the Warrant Exercise Prices determined?”.

Record Date	February , 2012.

Record Time	5 p.m. Eastern Time in the United States on the Record Date.

Condition to Rights Offering and Warrant Distribution
The Registration Statement of which this Prospectus forms a part must be declared effective by the SEC. Also, since this Rights Offering and Warrant Distribution is not available to our 401(k) Plan, no Rights or Warrants will be attributable to Common Shares held at the Record Time in a 401(k) Plan participant’s Plan account.

Rights Expiration Date	March , 2012.

Rights Expiration Time	5 p.m. Eastern Time in the United States on the Rights Expiration Date.

Warrant Expiration Date	December 31, 2013.

Warrant Expiration Time	5:00 p.m., Eastern Time in the United States on the Warrant Expiration Date.

Extension and Cancellation
Although the Board of Directors retains the right to do so, we do not presently intend to extend the Rights Offering for any additional period beyond the Rights Expiration Date. Our Board of Directors may for any reason or for no reason cancel the Rights Offering (but not the Warrant Distribution) at any time before the Rights Expiration Date. If we cancel the Rights Offering, the Subscription Agent will return all Subscription Payments, without interest or penalty, as soon as practicable. The Warrants are non-cancellable by the Company.

Issue Date	The date on which the Warrants are issued to the Record Shareholders.

Redemption Date	The date which the Company sets by written notice to Warrant Holders for the redemption by the Company of all or any portion of unexercised Warrants.

Redemption Time	5 p.m. Eastern Time in the United States on the Redemption Date.

Redemption
At any time after the Issue Date, the Company may, at the option of its Board of Directors, redeem all or any number of the Warrants outstanding and unexercised at the Redemption Time by paying in cash $0.001 per Warrant for each Warrant so redeemed.

Shares Outstanding
As of January 17, 2012 we had 13,218,701 Common Shares outstanding. Assuming the sale of all 3,202,200 Common Shares in this Rights Offering, we would have 16,420,901 Common Shares outstanding upon the completion of this Rights Offering. Further assuming the exercise of all 6,404,400 Warrants, we would then have 22,825,301 Common Shares outstanding.

No Stand-by Agreement or Underwriter
We are not entering into any standby purchase agreement or similar agreement with respect to the purchase of any Common Shares not subscribed for in the Rights Offering or purchased pursuant to exercise of the Warrants. Therefore, there is no certainty that any Common Shares will be purchased pursuant to this Rights Offering or pursuant to the exercise of Warrants. There is no minimum subscription amount required for consummation of this Rights Offering. This Rights Offering is being made directly by us. We are not using an underwriter or selling agent.

Use of Proceeds
Assuming all Rights are exercised in full, our gross proceeds from this Rights Offering will be approximately $4 million before offering expenses. We intend to use the net proceeds from this Rights Offering to make a capital contribution in the amount of 210,000 Omani Rials (equivalent to approximately $546,000) to Omagine LLC and for other general corporate purposes, which may include the payment of accrued and unpaid salaries and expenses due to our officers and directors. In the event any or all of the Warrants are exercised we intend to use the net proceeds, if any, therefrom for general corporate purposes associated with rapidly scaling up the Company’s activities and number of employees as required to manage its business in Oman and elsewhere. If all the Warrants were exercised our gross proceeds therefrom would be approximately $48 million. Please see “Use of Proceeds.” There is no minimum subscription amount required for consummation of this Rights Offering.

Procedure for Exercising Rights
To exercise your Rights, you must take the following steps: If you are a Record Shareholder, you must deliver your Subscription Payment and a properly completed and duly executed Rights Certificate and all other required subscription documents to the Subscription Agent at or before the Rights Expiration Time. If you are a beneficial owner of shares that are registered in the name of a broker, dealer, custodian bank or other nominee, your broker, dealer, custodian bank or other nominee must exercise your Rights on your behalf and deliver all documents and Subscription Payments to the Subscription Agent at or before the Rights Expiration Time.

Procedure for Exercising Warrants
To exercise your Warrants, you must take the following steps: If you are a registered Warrant Holder, you must deliver your Warrant Payment and a properly completed and duly executed Warrant Certificate(s) and all other required documents to the Warrant Agent at or before the Warrant Expiration Time. If you are a beneficial owner of Warrants that are registered in the name of a broker, dealer, custodian bank or other nominee, your broker, dealer, custodian bank or other nominee must exercise your Warrants on your behalf and deliver all documents and Warrant Payments to the Warrant Agent at or before the Warrant Expiration Time.

No Revocation
All exercises of Rights and/or Warrants are irrevocable, even if you later learn information that you consider to be unfavorable to the exercise of either your Rights or Warrants. You should not exercise your Rights unless you are certain that you wish to purchase additional Common Shares at a Subscription Price of $1.25 per share. You should not exercise your $5 Warrants unless you are certain that you wish to purchase additional Common Shares at a Warrant Exercise Price of $5.00 per share. You should not exercise your $10 Warrants unless you are certain that you wish to purchase additional Common Shares at a Warrant Exercise Price of $10.00 per share.

No Board Recommendation
Our Board of Directors is not making any recommendation regarding any exercise of your Rights or Warrants. You should make your decision based on your own assessment of our business and the terms of this Rights Offering and of the Warrants and their respective Warrant Exercise Prices. Please see “Risk Factors” for a discussion of some of the risks involved in investing in our Common Shares.

Subscription Agent and Warrant Agent	Continental Stock Transfer & Trust Company

Dividend Policy	The Company has never paid any cash dividends on its Common Stock. See “Market for Common Stock and Dividend Policy” beginning on page 40.

Market for Common Stock	Our Common Stock is currently traded over the counter on the Over-the-Counter Bulletin Board under the symbol “OMAG.” See “Market for Common Stock and Dividend Policy” beginning on page 40.

Transfer and Sale of Rights	The Rights are not transferable other than by operation of law.

Transfer and Sale of Warrants
The Warrants are a new issue of securities and are transferable and we anticipate that both the $5 Warrants and the $10 Warrants will be quoted and eligible to trade on the Over-the-Counter Bulletin Board under ticker symbols to be assigned after the Issue Date, from the Issue Date until 4:00 p.m., Eastern time, on the last trading day before the Warrant Expiration Date or their earlier Redemption Date. You may seek to sell or otherwise transfer your Warrants through normal investment channels. See “The Warrant Distribution - Transferability of and Market for Warrants” and “Method of Transferring Warrants”. The Warrants however, do not have an established trading market. We cannot give you any assurance that a market for the Warrants will develop or if a market does develop, whether it will be sustainable during the time that the Warrants are valid or at what prices the Warrants will trade. Therefore, we cannot assure you that you will be able to sell any of your Warrants or as to the value you may receive in a sale. Commissions and applicable taxes or broker fees may apply if you sell your Warrants.

Risk Factors
Before you exercise your Rights or Warrants to purchase shares of our Common Stock, you should carefully consider the risks described in the section entitled “Risk Factors,” beginning on page 28 of this Prospectus.

Common Stock outstanding prior to the Rights Offering	13,218,701 (as of January 17, 2012)

Common Stock issued pursuant to exercise of Rights (assuming all Rights are exercised)	3,202,200 shares

Common Stock outstanding after the Rights Offering (assuming no Warrants are exercised)	16,420,901 shares

Use of proceeds
Investing 210,000 Omani Rials (equivalent to approximately $546,000) in Omagine LLC and for other general corporate purposes, including the payment of accrued and unpaid salaries and expenses to our officers and directors and the making of secured loans to Omagine LLC. See “Use of Proceeds” for a complete description.

Summary of Selected Consolidated Financial Data

The information at and for the years ended December 31, 2009 and 2010 is derived in part from, and should be read together with, our audited consolidated financial statements and accompanying notes, which are included elsewhere in this Prospectus. In the opinion of our management, the amounts shown below contain all adjustments (consisting of only normal recurring adjustments) necessary to present fairly our financial position and results of operations for such periods in accordance with generally accepted accounting principles. Our results for the year ended December 31, 2010 are not necessarily indicative of our results of operations that may be expected for any future period. The per Common Share data and the number of Common Shares outstanding have been adjusted to retroactively give effect to the Stock Splits.

	Year Ended December 31,
	2010	2009
Statement of Operation Data:
Net sales	$-	$-
Cost of sales	-	-
Gross profit	-	-
Selling, general and administrative	1,238,275	1,083,692
Total operating expenses	1,238,275	1,083,692
Operating loss	(1,238,275)	(1,083,692)
Interest income	-	124
Interest expense	(38,726)	(30,841)
Net loss	$(1,277,001)	$(1,114,409)

Per Common Share Data:
Weighted average number of common shares outstanding-Basic and Diluted	11,828,511	9,686,101
Basic and diluted loss per common share	$(0.11)	$(0.12)
Dividends paid per common share	$-	$-

Cash Flow Data:
Capital expenditures	$1,158	$1,471
Net cash used in operating activities	(808,998)	(482,437)
Net cash used in investing activities	(1,158)	(1,471)
Net cash provided by financing activities	802,552	590,218

Balance Sheet Data (at end of period):
Cash and cash equivalents	$148,217	$155,821
Working capital	(1,367,603)	(978,251)
Total assets	167,925	178,488
Total liabilities	1,515,970	1,134,072
Stockholders’ equity (deficit)	$(1,348,045)	$(955,584)

RISK FACTORS

An investment in our Common Shares is subject to risks inherent in our business. The material risks and uncertainties that management believes affect us are described below. Before making an investment decision, you should carefully consider the risks and uncertainties described below together with all of the other information included in this Prospectus including information in the section of this document entitled “Information Regarding Forward Looking Statements”.

The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us. If one or a combination of these risks occurs, our business, financial condition or results of operations could be materially and adversely affected. This Prospectus is qualified in its entirety by these risk factors.

If any of the following risks actually occurs, our business, financial condition and results of operations could be materially and adversely affected. If this were to happen, the value of our Common Stock could decline significantly and you could lose all or part of your investment.

Risk Factors Related to Our Company and Our Business

We have no history of profitability from the development of real estate and we have incurred significant losses and cannot assure you that we will be profitable in the near term or at all.

We have dedicated the vast majority of our financial resources over the past 6 years toward the effort to conclude the Development Agreement (“DA”) with the Government of Oman with respect to the Omagine Project. We have encountered numerous delays and as of the date hereof the DA has not yet been signed. As a result we have incurred significant losses over the past few years, including net losses of $1,277,001 for the year ended December 31, 2010, $1,114,409 for the year ended December 31, 2009 and $1,307,630 for the year ended December 31, 2008, primarily due to expenses associated with the design, development and promotion of the Omagine Project. We expect to continue to incur such expenses over the near term, which would adversely impact our overall financial performance and results of operations. The Omagine Project may never come to fruition, and if it does it still may never result in a profit to the Company. Sales of our real estate development properties, and income, if any, from the Omagine Project may never generate sufficient revenues to fund our continuing operations. We cannot assure you that we will be profitable in the near term or at all.

Because of our limited history and the potential for competition, an investment in our Company is inherently risky.

Because we are a company with a limited history, our operations are subject to numerous risks similar to those of a start-up company. We expect the real estate development business to be highly competitive because many developers have access to the same market. Substantially all of them have greater financial resources and longer operating histories than we have and can be expected to compete within the business in which we engage and intend to engage. We cannot assure that we will have the necessary resources to be competitive.

Our ability to use net operating loss carryovers to reduce future tax payments may be limited or restricted.

We have generated significant net operating losses (“NOL”s) as a result of our recent losses. We generally are able to carry NOLs forward to reduce taxable income in future years. However, our ability to utilize the NOLs is subject to the rules of Section 382 of the Internal Revenue Code. Section 382 generally restricts the use of NOLs after an “ownership change.” An ownership change occurs if, among other things, the shareholders (or specified groups of shareholders) who own or have owned, directly or indirectly, 5% or more of a corporation’s common stock or are otherwise treated as 5% shareholders under Section 382 and the Treasury regulations promulgated thereunder increase their aggregate percentage ownership of that corporation’s stock by more than 50 percentage points over the lowest percentage of the stock owned by these shareholders over a three-year rolling period. In the event of an ownership change, Section 382 imposes an annual limitation on the amount of taxable income a corporation may offset with NOL carry forwards. This annual limitation is generally equal to the product of the value of the corporation’s stock on the date of the ownership, multiplied by the long-term tax-exempt rate published monthly by the Internal Revenue Service. Any unused annual limitation may be carried over to later years until the applicable expiration date for the respective NOL carry forwards.

We do not anticipate that this Rights Offering will cause an “ownership change” within the meaning of Section 382. However, we cannot ensure that our ability to use our NOLs to offset income will not become limited in the future. As a result, we could pay taxes earlier and in larger amounts than would be the case if our NOLs were available to reduce our federal income taxes without restriction. At December 31, 2010, the Company had federal NOLs of approximately $11,414,000, expiring in various amounts from fiscal year 2011 to fiscal year 2030. Current United States income tax law limits the amount of loss available to offset against future taxable income when a substantial change in ownership occurs.

We may not be able to conduct successful operations in the future.

The results of our operations will depend, among other things, upon our ability to develop and market the Omagine Project. Furthermore, our proposed operations may not generate income sufficient to meet operating expenses or may generate income and capital appreciation, if any, at rates lower than those anticipated or necessary to sustain ourselves. Our operations may be affected by many factors, some known by us, some unknown, and some which are beyond our control. Any of these problems, or a combination thereof, could have a materially adverse effect on our viability as an ongoing enterprise and might cause the investment of our shareholders to be impaired or lost.

We have experienced extraordinary delays in getting the Development Agreement with the Government of Oman signed.

As of the date hereof, the Development Agreement (“DA”) governing the development and ownership of the Omagine Project has not yet been signed by our 60% owned subsidiary and the Government of Oman. We have been negotiating this DA with the Government for many years now and have experienced many delays in the process. Both parties now agree that all matters have been resolved with respect to the DA but we have been at similar points with the Government in the past and in those instances the Government raised new and often pointless issues at the last minute. The Shareholder Agreement (as hereinafter defined) has been signed and management continues to be cautiously optimistic that the DA will be signed in the first quarter of 2012 and although there have been extraordinary delays to date by the Government, the Company believes, based on continued assurances from the Government, that the Government remains eager to conclude and sign the DA. No assurance, however, that the DA will actually be signed can be given at this time. (See: “Description of Business - The Omagine Project - The Development Agreement”).

While our 2010 audited financial statements assume we will continue our operations on a going concern basis, the opinion of our independent auditors on those financial statements contained an explanatory paragraph that there is substantial doubt about our ability to continue as a going concern.

The opinion of our independent auditors on our 2010 audited financial statements contained an explanatory paragraph that there is substantial doubt about our ability to continue as a going concern. Our audited financial statements were prepared under the assumption that we will continue our operations on a going concern basis, which contemplates the realization of assets and the discharge of liabilities in the normal course of business. Our financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern. Although we recently entered into the Second SEDA, if we sustain unanticipated losses and we cannot continue as a going concern, our shareholders may lose all of their investment in the Company.

To fully develop our business plan we will need additional financing.

For the foreseeable future, we expect to rely principally upon financing from sales of Common Stock made pursuant to this Rights Offering and Warrant Distribution and the Second SEDA. Since the second quarter of our 2009 fiscal year we have relied principally upon financing from sales of Common Stock made pursuant to the First SEDA and the Second SEDA. We have also raised limited private placement funds during the past several years and may be required to do so in the future. We cannot guarantee the success of this plan. We will have to obtain additional financing in order to conduct our business in a manner consistent with our proposed operations. There is no guaranty that additional funds will be available when, and if, needed. If we are unable to obtain financing, or if its terms are too costly, we may be forced to curtail expansion of operations until such time as alternative financing may be arranged, which could have a materially adverse impact on our operations and our shareholders' investment. It is impossible to predict if any Warrants will ever be exercised because the market price of a Common Share as of the Record Date is lower than either of the Warrant Exercise Prices. Although we cannot be absolutely certain, the Company believes that there is virtually no probability that any $5 Warrant or $10 Warrant will be exercised unless the market price for a share of the Company’s Common Stock trades materially above the relevant Warrant Exercise Price prior to the Warrant Expiration Date or Redemption Date.

We anticipate that we will be subject to intense competition.

We will face intense competition in the development of real estate in Oman. Other developers have started developing real estate in nearby areas with similar residential developments.

Even after entering into the Second SEDA, we lack capital.

Even after our entry into the Second SEDA, we lack the capital necessary to independently sustain our operations. Management is actively negotiating financing through other equity investor sources in order to meet its working capital needs. There can be no guaranty that additional funds will be available. If we are unable to obtain additional financing, or if its terms are too costly, we may be forced to curtail expansion of operations until such time as alternative financing may be arranged which could have a materially adverse impact on our operations and our shareholders' investments.

Our ultimate success will be dependent upon management.

Our success is dependent upon the decision making ability of our directors and executive officers, who are Frank J. Drohan, Charles P. Kuczynski, Salvatore J. Bucchere, Kevin O’C. Green and Louis J. Lombardo. The loss of any or all of these individuals could have a material adverse impact on our operations. We do not presently have a written employment agreement with any of our officers or directors (See: Executive Compensation – Employment Agreements).  We have not obtained key man life insurance on the lives of any of these individuals. Our success depends in large part on our ability to attract and retain key people and consultants. If we are not able to retain and recruit qualified personnel, which we require now and will require to conduct our operations after the DA is signed, our business and our ability to successfully implement our business plan could be adversely affected.

We will rely on dividends from our subsidiaries for most of our revenue.

Because we are a holding company with no significant operations other than our 60% owned subsidiary, Omagine LLC, we will depend upon dividends from Omagine LLC for a substantial portion of our revenues. Accordingly, we do not anticipate that Omagine LLC will be in a position to pay dividends until after the development of the Omagine Project is well underway, an event that, as of the date hereof, is uncertain to occur.

We are subject to risks associated with investments in real estate.

The value of our proposed properties and our income therefrom may decline due to developments that adversely affect real estate generally and those that are specific to our properties. General factors that may adversely affect our potential real estate holdings include:

●	increases in interest rates;
●	adverse changes in foreign exchange rates;
●	a decline in prevailing rental rates for the properties we intend to own and lease;
●	a general tightening of the availability of credit and project financing facilities;
●	a decline in the economic conditions in Oman;
●	an increase in competition for customers or a decrease in demand by customers for the residential and commercial properties we plan to develop and offer for sale;
●	a decline in prevailing sales prices for the properties we intend to develop and offer for sale;
●	an increase in supply in Oman of property types similar to that being developed by us;
●	declines in consumer spending during an economic recession or recovery from an economic recession that adversely affect our revenue; and
●
the adoption by the relevant government authorities in Oman of more restrictive laws and governmental regulations, including more restrictive zoning, land use, building or environmental regulations or increased real estate taxes.

Additional factors may adversely affect the value of our proposed properties and our income therefrom, including:

●	failure to sign a development agreement with the Government of Oman;
●	adverse changes in the perceptions of prospective purchasers or users of the attractiveness of the properties developed by us;
●	opposition from local community or political groups with respect to development or construction at a particular site;

●	a change in existing comprehensive zoning plans or zoning or environmental regulations that impose additional restrictions on use or requirements with respect to the properties to be developed by us;
●	our inability to provide adequate management and maintenance or to obtain adequate insurance for the properties to be developed by us;
●	an increase in operating costs;
●	new development of a competitor's property in close proximity to the Omagine Project;
●	earthquakes, floods or underinsured or uninsured natural disasters; and
●	terrorism, political instability or civil unrest in Oman or the Middle East & North Africa (“MENA”) region.

The occurrence of one or more of the above risks could result in significant delays or unexpected expenses. If any of these occur, we may not achieve our projected returns on the Omagine Project and we could lose some or all of our investment in Omagine LLC and the Omagine Project.

We are subject to risks associated with real estate development.

The Omagine Project is subject to significant risks relating to Omagine LLC’s ability to complete it on time and within budget. Factors that may result in the Omagine Project or any other development project we may undertake in Oman exceeding budget or being prevented from completion include:

●	an inability to obtain or delays in obtaining zoning, environmental, occupancy or other required Oman governmental permits, approvals and authorizations;
●	an inability to secure sufficient financing on favorable terms, including an inability to obtain or refinance construction loans;
●
the negative effects presently remaining in the marketplace from the worldwide economic slowdown and banking crisis of 2008 and the ongoing sovereign debt and banking difficulties presently being experienced in the Eurozone, including: the tighter lending standards instituted by banks and financial institutions in the MENA region, the reduced availability of credit facilities and project finance facilities from banks in the MENA region, the reduction in the prices of housing and commercial properties in Oman and the fall of consumer and/or business confidence; any one or all of which could affect Omagine LLC’s ability to construct and sell homes and to construct, sell and/or lease commercial properties and/or to secure financing;

●	construction delays or cost overruns, either of which may increase project development costs; and
●	an increase in commodity costs.

If any of the forgoing occurs, we may not achieve our projected returns on the Omagine Project and we could lose some or all of our investment in Omagine LLC and the Omagine Project or in other properties we may then have under development.

We are vulnerable to concentration risks because our proposed operations are presently exclusively in Oman and our future operations are planned to be exclusively in Oman and the MENA region market. Our real estate activities are presently concentrated exclusively on the Omagine Project to be located in Oman. Because of such geographic and project specific concentration, our operations are more vulnerable to local and MENA regional economic downturns and adverse project-specific risks than those of larger, more diversified companies.

The performance of Oman’s economy greatly affects our prospects for sales and revenue growth and consequently the underlying values of the properties to be developed by us. The Oman economy is heavily influenced by the prices of crude oil and natural gas which are Oman’s main export products and sources of revenue. Fluctuations in the international price of crude oil affects Oman’s revenue and budget considerations and a decrease in government supported projects and employment through budget cuts or otherwise, could adversely affect the economy in Oman.

Our results of operations and financial condition are greatly affected by the performance of the real estate industry.

Our real estate activities are subject to numerous factors beyond our control, including local real estate market conditions in Oman and in areas where our potential customers reside, substantial existing and potential competition, general economic conditions in Oman, the MENA region and internationally, fluctuations in interest rates and mortgage availability and changes in demographic conditions. Real estate markets have historically been subject to strong periodic cycles driven by numerous factors beyond the control of market participants.

Real estate investments often cannot easily be converted into cash and market values may be adversely affected by economic or political circumstances, market fundamentals, competition and demographic conditions. Because of the effect these factors have on real estate values, it is difficult to predict with certainty the sales prices that will be realized for individual assets or the level of future sales revenue that will be realized from the operation and/or leasing of various properties.

Our real estate operations will also be dependent upon the availability and cost of mortgage financing for our potential customers to the extent they finance the purchase from us of the residences or any of the commercial properties we intend to develop.

The real estate business is very competitive and many of our competitors are larger and financially stronger than we are.

The real estate business is highly competitive. We compete with a large number of companies and individuals, and many of them have significantly greater financial and other resources than we have. Our competitors include local developers who are committed primarily to the Oman market and also international developers who acquire properties throughout the MENA region. Because we are a company with a limited history, our operations are subject to numerous risks similar to those of a start-up company. We cannot assure that we will have the necessary resources to be competitive.

Our operations are subject to natural and political risks.

Our performance may be adversely affected by weather conditions that delay development or damage property. The recent civil and political unrest in the MENA region, the U.S. and NATO military intervention in Iraq, Afghanistan and Libya, the terrorist attacks in the U.S., Europe and the MENA region, and the potential for additional future terrorist acts and civil and/or political unrest have created economic, political and social uncertainties that could materially and adversely affect our business. Further acts of civil and/or political unrest or terrorism could be directed against Oman or the U.S. domestically or abroad. These acts of terrorism or civil unrest could be directed against properties and personnel of American companies that work abroad, particularly companies such as ours that operate in the Middle East. Civil and/or political unrest, terrorism, war and/or military developments may materially and adversely affect our business and profitability and the prices of our Common Stock in ways that we cannot predict at this time.

Risk Factors Related to this Rights Offering and Warrant Distribution

The Subscription Price determined for this Rights Offering is not necessarily an indication of the fair value of our Common Shares.

The price of the shares offered in this Rights Offering was set to equal the best estimate by the Board of Directors of the average price that would be paid by the investment fund pursuant to the Second SEDA if the Company were, over time, to sell Common Shares to the investment fund for an aggregate dollar amount approximately the same as the proposed maximum aggregate offering price of this Rights Offering.

This price is not necessarily related to our book value, tangible book value, multiple of earnings or any other established criteria of fair value and may or may not be considered the fair value of our Common Shares to be offered in this Rights Offering. After the completion of this Rights Offering, our Common Shares may trade at prices below the Subscription Price.

If you do not exercise your Rights, your percentage ownership will be diluted.

We will issue up to 3,202,200 Common Shares in this Rights Offering. If you choose not to exercise your Basic Subscription Rights prior to the expiration of this Rights Offering, your relative ownership interest in our Common Shares will be diluted relative to shareholders who exercise their Rights.

If you do not act promptly and follow the subscription instructions, your exercise of Rights will be rejected.

If you desire to purchase shares in this Rights Offering, you must act promptly to ensure that the Subscription Agent actually receives all required forms and payments at or before the Rights Expiration Time. If you are a beneficial owner of shares, you must act promptly to ensure that your broker, dealer, custodian bank or other nominee acts for you and that the Subscription Agent receives all required forms and payments at or before the Rights Expiration Time. We are not responsible if your nominee fails to ensure that the Subscription Agent receives all required forms and payments at or before the Rights Expiration Time. If you fail to complete and sign the required subscription forms, send an incorrect payment amount, or otherwise fail to follow the subscription procedures that apply to the exercise of your Rights at or before the Rights Expiration Time, the Subscription Agent will reject your subscription or accept it only to the extent of the payment received. If you provide the Subscription Agent with instructions to exercise your Rights and your instructions are not timely received by the Subscription Agent or if you do not provide any instructions to exercise your Rights, then the Rights will expire and will be void and no longer exercisable. Neither we nor our Subscription Agent undertakes any responsibility or action to contact you concerning an incomplete or incorrect subscription form or payment, nor are we under any obligation to correct such forms or payment. We have the sole discretion to determine whether a subscription exercise properly complies with the subscription procedures.

You will not be able to sell the Common Shares you buy in this Rights Offering until the shares you elect to purchase are issued to you.

If you purchase shares in this Rights Offering by submitting a Rights Certificate and Subscription Payment, we will mail you a stock certificate as soon as practicable following the Rights Expiration Time. If your shares are held by a broker, dealer, custodian bank or other nominee and you purchase shares, your account with your nominee will be credited by your nominee. Until the Common Shares you elect to purchase are issued to you, you may not be able to sell your shares even though the Common Shares issued in this Rights Offering will be listed for trading on the Over-the-Counter Bulletin Board. The stock price may decline between the time you decide to sell your shares and the time you are actually able to sell your shares.

There will not be any market for the Rights.

The Rights are non-transferable and therefore may not be sold.

This Rights Offering may cause the price of our Common Shares to decrease.

The Common Shares that will be issuable in this Rights Offering may cause the price of our Common Shares to decrease. If the holders of the Common Shares purchased in the Rights Offering choose to sell some or all of those shares, the resulting sales could further depress the market price of our Common Stock.

The future price of our Common Shares may be less than the $1.25 Subscription Price per share in this Rights Offering.

If you exercise your Rights to purchase Common Shares in this Rights Offering, you may not be able to sell them later at or above the $1.25 Subscription Price in this Rights Offering. The actual market price of our Common Shares could be subject to wide fluctuations in response to numerous factors, some of which are beyond our control. See “Risk Factors Related to Our Common Stock and Warrants”.

If you exercise your Rights, you commit to purchasing the Common Shares at the designated Subscription Price and may not revoke the exercise of your Rights even if the public trading market price of such shares decreases below the Subscription Price.

Your exercise of Rights to purchase our Common Shares is irrevocable. If you exercise your Rights and, afterwards, the public trading market price of our Common Shares decreases below the Subscription Price, you will have committed to buying our Common Shares at a price above the prevailing market price and could have an immediate unrealized loss. Our Common Shares are currently quoted on the Over-the-Counter Bulletin Board under the ticker symbol “OMAG,” and the last reported price of our Common Shares on the Over-the-Counter Bulletin Board on January 13, 2012 was $1.75 per share. Following the exercise of your Rights, you may not be able to sell your Common Shares at a price equal to or greater than the Subscription Price.

The Rights Offering does not require a minimum amount of proceeds for us to close the offering, which means that if you exercise your Rights, you may acquire additional shares of Common Stock in us when we continue to require additional capital.

There is no minimum amount of proceeds required to complete the Rights Offering and your exercise of your subscription Rights is irrevocable. Therefore, if you exercise the Basic Subscription Right or the over-subscription privilege, but we do not sell the entire amount of securities being offered in this Rights Offering and the Rights Offering is not fully subscribed, you may be investing in a company that continues to require additional capital.

Because our management will have broad discretion over the use of the net proceeds from this Rights Offering, you may not agree with how we use the proceeds, and we may not invest the proceeds successfully.

While we currently anticipate that we will use the net proceeds of this Rights Offering to make a capital contribution to Omagine LLC in the amount of 210,000 Omani Rials (equivalent to approximately $546,000) and for other general corporate purposes, including payment of the accrued and unpaid salaries and expenses due to officers and directors and the making of one or more secured loans to Omagine LLC, our management may allocate the proceeds as it deems appropriate. In addition, market factors may require our management to allocate portions of the proceeds for other purposes. Accordingly, you will be relying on the judgment of our management with regard to the use of the proceeds of this Rights Offering, and you will not have the opportunity, as part of your investment decision, to influence how the proceeds are being used. Additionally, there cannot be any assurance that we will receive any proceeds from the Rights Offering.

There is no obligation for our directors or executive officers to subscribe for any Common Shares in this Rights Offering.

To the extent they held shares of Common Stock as of the Record Time, our directors and officers are entitled to participate in the Rights Offering on the same terms and conditions applicable to all Record Shareholders. We have been informed that all such directors and executive officers presently intend to participate in this Rights Offering but no such officer or director has any obligation to participate in this Rights Offering.

There is presently no public market for the Warrants.

There is presently no established public trading market for the Warrants being distributed to the Record Shareholders. The Warrants are a new issue of securities and are transferable and we anticipate that both the $5 Warrants and the $10 Warrants will be quoted and eligible to trade on the Over-the-Counter Bulletin Board under ticker symbols to be assigned after the Issue Date, from the Issue Date until 4:00 p.m., Eastern time, on the last trading day before the Warrant Expiration Date or their earlier Redemption Date. You may seek to sell or otherwise transfer your Warrants through normal investment channels. See “The Warrant Distribution -  Transferability of and Market for Warrants” and “Method of Transferring Warrants”. We cannot give you any assurance that a market for the Warrants will develop or if a market does develop, whether it will be sustainable during the time that the Warrants are valid or at what prices the Warrants will trade. Therefore, we cannot assure you that you will be able to sell any of your Warrants or as to the value you may receive in a sale. There can be no assurance that a market will ever develop for the Warrants. Even if a market for the Warrants does develop, the price of the Warrants may fluctuate and liquidity may be limited. If a market for the Warrants does not develop, then holders of the Warrants may be unable to resell the Warrants. Resale prices of the Warrants will depend on many factors, including:

•	our operating performance and financial condition;
•	our ability to continue the effectiveness of the Registration Statement, of which this Prospectus is a part, covering the Warrants and the Common Stock issuable upon exercise of the Warrants;
•	the interest of securities dealers in making a market; and
•	the market for similar securities.

If an effective registration statement is not in place and a current prospectus is not available when a Warrant Holder desires to exercise Warrants, such Warrant Holder may be unable to exercise his, her or its Warrants, causing such Warrants to expire worthless.

No Warrant held by a Warrant Holder will be exercisable and we will not be obligated to issue shares of Common Stock unless, at the time such Warrant Holder seeks to exercise such Warrant, we have a registration statement under the Securities Act in effect covering the shares of Common Stock issuable upon the exercise of the Warrants and a current prospectus relating to the Common Stock. We intend to use our best efforts to keep a registration statement in effect covering shares of Common Stock issuable upon exercise of the Warrants and to maintain a current prospectus relating to the Common Stock issuable upon exercise of the Warrants until the Warrant Expiration Date or earlier Redemption Date. However, we cannot assure you that we will be able to do so, and if we do not maintain a current prospectus related to the Common Stock issuable upon exercise of the Warrants, Warrant Holders will be unable to exercise their Warrants and we will not be required to settle any such attempted Warrant exercise. If the prospectus relating to the Common Stock issuable upon the exercise of the Warrants is not current, the Warrants may have no value, we will have no obligation to settle the Warrants for cash, the market for such Warrants may be limited and such Warrants may expire worthless.

A Warrant Holder will only be able to exercise a Warrant if the issuance of Common Stock upon such exercise has been registered or qualified or is deemed exempt under the securities laws of the state of residence of such Warrant  Holder.

No Warrants will be exercisable and we will not be obligated to issue shares of Common Stock unless the Common Shares issuable upon such exercise have been registered or qualified or deemed to be exempt from such registration or qualification under the securities laws of the state of residence of the relevant Warrant Holder. Because the exemptions from registration and/or qualification in certain states for resales of warrants and for issuances of Common Stock by the issuer upon exercise of a Warrant may be different, a Warrant may be held by a Warrant Holder in a state where an exemption is not available for issuance of Common Stock upon an exercise and such Warrant Holder may be precluded from exercising such Warrant. As a result, such Warrants may be deprived of any value, the market for such Warrants may be limited, the holders of such Warrants may not be able to exercise their Warrants and they may expire worthless if the Common Stock issuable upon such exercise is not qualified or exempt from qualification in the jurisdictions in which such Warrant Holders reside.

Risk Factors Relating to Our Common Stock

Our stock price may be volatile and you may not be able to resell your shares at or above your purchase price.

There has been, and continues to be, a limited public market for our Common Stock. Although our Common Stock trades on the Over-the-Counter Bulletin Board, an active trading market for our shares has not developed, and may never develop or be sustained. If you purchase shares of our Common Stock, you may not be able to resell those shares at or above the price you paid. The market price of our Common Stock may fluctuate significantly in response to numerous factors, some of which are beyond our control, including the following:

●	the exercise of Rights or Warrants;
●	actual or anticipated fluctuations in our operating results;
●	changes in financial estimates by securities analysts or our failure to perform in line with such estimates;
●	changes in market valuations of other real estate companies, particularly those that sell products similar to ours;
●	announcements by us or our competitors of significant innovations, acquisitions, strategic investors or partnerships, joint ventures or capital commitments; or
●	departure of key personnel.

Much of our Common Stock is currently restricted. As restrictions on resale end, the market price of our stock could drop significantly if the holders of restricted shares sell them or are perceived by the market as intending to sell them. This could cause the market price of our Common Stock to drop significantly, even if our business is doing well.

Our Common Stock has a limited public trading market.

While our Common Stock currently trades in the Over-the-Counter market on the Bulletin Board, the market for our Common Stock is limited and sporadic. We cannot assure that such market will improve in the future, even if our Common Stock is ever listed on a national stock exchange. We cannot assure that an investor will be able to liquidate his investment without considerable delay, if at all. If a more active market for our Common Stock does develop, the price may be highly volatile. The factors which we have discussed in this document may have a significant impact on the market price of our Common Stock. The relatively low price of our Common Stock may keep many brokerage firms from engaging in transactions in our Common Stock.

The Over-the-Counter market for common stock such as ours has had extreme price and volume fluctuations.

The securities of companies such as ours have historically experienced extreme price and volume fluctuations during certain periods. These broad market fluctuations and other factors, such as new product developments and trends in our industry and in the investment markets generally, as well as economic conditions and annual variations in our operational results may have a negative effect on the market price of our Common Stock.

Additional stock offerings may dilute current stockholders.

Given our plans and our expectation that we may need additional capital and personnel, we may need to issue additional shares of capital stock or securities convertible into or exercisable for shares of capital stock, including preferred stock, options or warrants. The issuance of additional capital stock may dilute the ownership of our current stockholders.

Our management collectively beneficially owns 16.1% of our presently outstanding Common Stock and this concentration of ownership may have the effect of preventing a change in control.

Collectively our officers and directors beneficially own approximately sixteen and one-tenth percent (16.1%) of our outstanding shares of Common Stock. As a result, if our officers and directors act in concert, they will have the ability by virtue of their voting power to exercise substantial influence over our business with respect to the election of directors and all other matters requiring action by stockholders. Such concentration of share ownership may have the effect of discouraging, delaying or preventing a change in control of the Company.

Our ability to issue preferred stock may adversely affect the rights of holders of our Common Stock and may make takeovers more difficult, possibly preventing you from obtaining the optimal share price.

Our Certificate of Incorporation authorizes the issuance of shares of "blank check" preferred stock, which would have the designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without shareholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of our Common Stock. The issuance of preferred stock could be used, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company.

Our Common Stock is subject to the “penny stock” rules of the SEC, which may make it more difficult for you to sell our Common Stock.

The SEC has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that:

●	the broker or dealer approve a person's account for transactions in penny stocks; and
●	the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

●	obtain the financial information and investment experience objectives of the person; and
●
make a reasonable determination that (a) transactions in penny stocks are suitable for that person, and (b) the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

●	sets forth the basis on which the broker or dealer made the suitability determination; and
●	states that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The regulations applicable to penny stocks may severely affect the market liquidity for the shares of our Common Stock owned by you and could limit your ability to sell such securities in the secondary market.

As an issuer of “penny stock”, the protection provided by the federal securities laws relating to forward looking statements does not apply to us.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

We have not paid dividends in the past and, other than the distribution of the Rights and Warrants, do not expect to pay dividends in the future unless and until dividends are paid to Omagine, Inc. by Omagine LLC. Any return on investment may be limited to the value of our Common Stock.

We have never paid cash dividends on our Common Stock and do not anticipate paying cash dividends in the foreseeable future. Up until this time the Company has utilized all cash reserves for the operation of its business and the Company plans to continue this policy for the foreseeable future. The Board of Directors has however determined that the payment of a non-cash dividend consisting of the Rights and Warrants should be made to the Record Shareholders. The payment of cash dividends on our Common Stock will depend on our earnings and financial condition, the payment of dividends to Omagine, Inc. by Omagine LLC and other business and economic factors at such time as the Board of Directors may consider relevant. If we do not pay cash dividends, our Common Stock may be less valuable because a return on your investment will only occur if the price of our Common Stock appreciates.

There are substantial risks associated with both the Second SEDA and the Rights Offering which could contribute to the decline of the price of our Common Stock and have a dilutive impact on our existing stockholders

In order to obtain needed capital, we entered into the Second SEDA with an investment fund and have undertaken this Rights Offering. The sale of our Common Shares pursuant to the Second SEDA and this Rights Offering will have a dilutive impact on our stockholders. We believe the investment fund intends to promptly re-sell the shares that we sell to it under the Second SEDA and that such re-sales could cause the market price of our Common Stock to decline significantly. Any subsequent sales by us to the investment fund under the Second SEDA may, to the extent of any such decline, require us to issue a greater number of shares of Common Stock to the investment fund in exchange for each dollar of such subsequent sale. Under these circumstances our existing stockholders would experience greater dilution. The Resale Shares which the Record Shareholders will receive pursuant to their exercise of Rights will be freely tradable upon issuance and may be immediately re-sold by them if they so choose. Such re-sales could cause the market price of our Common Stock to decline significantly. The sale of our Common Stock under the Second SEDA or pursuant to the exercise of Rights could encourage short sales by third parties, which could contribute to the further decline of the price of our Common Stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained in this Prospectus that are not statements of historical facts constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”), notwithstanding that such statements are not specifically identified as such. Examples of forward-looking statements include but are not limited to: (i) projections of revenues, expenses, income or loss, cash flow, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statements of plans, objectives and expectations of Omagine, Inc. or its management or Board of Directors, including those relating to business plans, products, services or to Omagine LLC; (iii) statements of future economic or financial performance; and (iv) statements of assumptions underlying such statements. Words such as "estimates," "projects," "plans," "believes," "expects," "anticipates," "intends," “targeted,” “continue,” “remain,” “will,” “should,” “may” and other similar expressions as well as discussions of strategy that involve risks and uncertainties, are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. We urge you to be cautious of the forward-looking statements and other similar forecasts and statements of expectations which are contained in this Prospectus since such statements reflect our current beliefs with respect to future events and involve known and unknown risks, uncertainties and other factors affecting our operations and growth strategy. No assurances can be given regarding the achievement of future results, as actual results may differ materially from projected future results as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events. Factors that may cause actual results, our performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include without limitation:

●	the uncertainty of success associated with Omagine LLC’s ongoing efforts to sign the Development Agreement relating to the Omagine Project with the government of the Sultanate of Oman;
●	the uncertainty associated with political events in the Middle East in general;
●	the success or failure of the Company’s continuing efforts to secure additional financing;
●	oversupply of inventory and adverse conditions in the Oman real estate markets;
●
the impact of local, national, and international economies and events (including natural disasters) on the Company’s business and operations and on tourism, the oil and natural gas businesses and other major industries operating within the Omani market;

●
deterioration or malaise in economic conditions, including the continued destabilizing factors in, and continued deterioration of, the local, regional and international real estate market, as well as the impact of declining levels of consumer and business confidence in the state of the economy;

●	inflation, interest rate, securities market and monetary fluctuations and movements in interest rates;
●	acts of war, civil or political unrest, terrorism or political instability; or
●	the ability to attract and retain skilled employees.

Forward-looking statements speak only as of the date on which such statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such a statement is made, or to reflect the occurrence of unanticipated events.

PLAN OF DISTRIBUTION

As soon as practicable after the Record Date, we will distribute the Rights and Warrants to our Record Shareholders at no cost to such Record Shareholders. It is anticipated that delivery of the Common Shares purchased by the Record Shareholders in this Rights Offering will be made as soon as practicable after the Rights Expiration Date.

If you wish to exercise your Rights, you must timely comply with the Rights exercise procedures described in “The Rights Offering - Method of Exercising Rights.”  The Rights are non-transferable.

We have agreed to pay the Subscription Agent customary fees plus certain expenses in connection with this Rights Offering. We have not employed any brokers, dealers or underwriters in connection with the solicitation of the exercise of Rights. Except as described in this section, we are not paying any other commissions, underwriting fees or discounts in connection with this Rights Offering. Some of our employees may solicit responses from you as a holder of Rights, but we will not pay our employees any commissions or compensation for these services other than their normal employment compensation.

If you wish to exercise your Warrants, you must timely comply with the Warrant exercise procedures described in “The Warrant Distribution -  “Method of Exercising Warrants”. The Warrants are transferable. See “The Warrant Distribution -  “Method of Transferring Warrants”.

We have agreed to pay the Warrant Agent customary fees plus certain expenses in connection with the issuance, transfers and exercise of the Warrants. We have not employed any brokers, dealers or underwriters in connection with the solicitation of the exercise of Warrants. Except as described in this section, we are not paying any other commissions, underwriting fees or discounts in connection with the issuance or exercise of the Warrants. Some of our employees may solicit responses from you as a Warrant Holder, but we will not pay our employees any commissions or compensation for these services other than their normal employment compensation.

We estimate that our total expenses in connection with this Rights Offering and Warrant Distribution will be approximately $49,108. If you have any questions, you should contact Continental Stock Transfer & Trust Company, who is both the Subscription Agent and the Warrant Agent. (See: “The Rights Offering - Subscription Agent.”).

USE OF PROCEEDS

The Rights and Warrants are being distributed at no charge so we will not receive any proceeds from their distribution to the Record Shareholders.

If all the Rights are exercised, we estimate that we will receive approximately $4.1 million in proceeds from our sale to the Record Shareholders of the Resale Shares underlying the Rights. We intend to use the net proceeds, if any, from this Rights Offering to make our final capital contribution of 210,000 Omani Rials (equivalent to approximately $546,000) to Omagine LLC and for other general corporate purposes, including the payment of accrued and unpaid salaries to our officers and directors and the making of secured loans to Omagine LLC. There can be no assurance that any Rights will be exercised.

If none of the Warrants are exercised before their expiry or their earlier Redemption Date, then the Company will receive no proceeds as a result of the Warrant Distribution. The Company will only receive proceeds if and when Warrants are exercised by the Warrant Holders. The Company believes that there is virtually no probability that any $5 Warrant will be exercised unless the market price for a share of the Company’s Common Stock trades materially above $5 per share prior to the earlier of the Warrant Expiration Date or the Redemption Date of the $5 Warrants and the Company believes that there is virtually no probability that any $10 Warrant will be exercised unless the market price for a share of the Company’s Common Stock trades materially above $10 per share prior to the earlier of the Warrant Expiration Date or the Redemption Date of the $10 Warrants. It is not possible to predict if any Warrants will ever be exercised. If all the Warrants were exercised, we estimate that the net proceeds to the Company from such exercises would be approximately $48 million. We intend to use the net proceeds, if any, from the exercise of Warrants for general corporate purposes associated with scaling up the Company’s activities and number of employees as required to manage its business in Oman and elsewhere.

MARKET FOR COMMON SHARES AND DIVIDEND POLICY

Price Range of Common Shares (1)

Our Common Stock is quoted and traded on the Over-the-Counter Bulletin Board under the symbol "OMAG". For the twenty (20) trading day period from February 10, 2010 to March 10, 2010, our stock ticker symbol was “OMAGD” as a result of the Stock Splits.

The following table sets forth the range of the high and low prices for the Common Stock for the periods indicated. The table reflects inter-dealer prices, without retail mark-up, markdown or commission and may not represent actual transactions.

Quarter Ended	High	Low
3/31/09	1.25	1.25
6/30/09	0.50	0.50
9/30/09	0.60	0.50
12/31/09	0.70	0.65

3/31/10	0.55	0.55
6/30/10	0.60	0.55
9/30/10	1.63	1.63
12/31/10	2.00	1.65

3/31/11	0.90	0.80
6/30/11	2.14	2.01
9/30/11	4.08	3.70
12/31/11	1.75	1.30
(1)           per share prices shown give effect to the Stock Splits

On January 13, 2012, the last reported sale price of our Common Stock on the Over-the-Counter Bulletin Board was $1.75.

Holders

As of January 17, 2012, there were 13,218,701 shares of Common Stock issued and outstanding and there were approximately 1,122 holders of record of our Common Stock.

As of January 17, 2012 we had the following shares of Common Stock reserved for issuance: 36,781,299.

Dividend Policy

The holders of our Common Stock share proportionately, on a per share basis, in all dividends and other distributions declared by our Board of Directors. On January 12, 2012, our Board of Directors declared a dividend distribution of Rights and Warrants to the Record Shareholders provided only that this Registration Statement is declared effective by the SEC. Other than the foregoing dividend distribution, we have not declared any dividends on our Common Stock since inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in our business operations. Any future decisions as to payment of cash or other dividends will depend on our earnings and financial position at such time and on such other factors as the Board of Directors then deems relevant.

EQUITY COMPENSATION PLAN INFORMAITON

The following table summarizes information as of the close of business on December 31, 2010 about the options to purchase Common Stock (“Stock Options”) under the Omagine, Inc. 2003 Stock Option Plan (the "Plan") as adjusted for the Stock Splits authorized by the Company's stockholders and effected as of December 30, 2009. The Plan is explained further in Note 5 to the accompanying consolidated financial statements for the fiscal year ended December 31, 2010.

Equity Compensation Plan Information
Number of shares of Common
	Number of shares of Common		Stock remaining available for
	Stock to be issued upon the	Weighted-average	future issuance under equity
	exercise of outstanding	exercise price of	compensation plans [excluding
	Stock Options	outstanding Stock Options	securities in Column (a)]
	(a)	(b)	(c)
Plan:	528,000	$1.96	1,972,000

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the material provisions of our Common Stock, our preferred stock, par value $.001 per share (“Preferred Stock”) and our restated certificate of incorporation, and bylaws, all as in effect as of the date of this Prospectus. You should also refer to our restated certificate of incorporation, and bylaws, which have been filed with the SEC as exhibits to the Registration Statement of which this Prospectus is a part.

Our total authorized capital stock is 50,850,000 shares of which 50,000,000 shares are Common Stock and 850,000 shares are Preferred Stock.

Common Stock

As of January 17, 2012, there were 13,218,701 shares of Common Stock issued and outstanding.

The holders of our Common Stock are entitled to one vote per share on all matters to be voted on by our stockholders, including the election of directors. Our stockholders are not entitled to cumulative voting rights, and, accordingly, the holders of a majority of the shares voting for the election of directors can elect the entire Board of Directors if they choose to do so and, in that event, the holders of the remaining shares will not be able to elect any person to our Board of Directors.

The holders of the Company’s Common Stock are entitled to receive ratably such dividends or distributions, if any, as may be declared from time to time by the Board of Directors, in its discretion, from funds or securities legally available therefor and subject to prior dividend rights of holders of any shares of our Preferred Stock which may be outstanding. Upon the Company’s liquidation, dissolution or winding up, subject to prior liquidation rights of the holders of our Preferred Stock, if any, the holders of our Common Stock are entitled to receive on a pro rata basis our remaining assets available for distribution. Other than as provided in this Rights Offering and Warrant Distribution, holders of the Company’s Common Stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares. All outstanding shares of the Company’s Common Stock are, and all shares being offered by this Prospectus will be, fully paid and not liable to further calls or assessment by the Company.

Preferred Stock

As of December 30, 2011, there were no shares of Preferred Stock outstanding. Our Certificate of Incorporation authorizes the issuance of shares of Preferred Stock in one or more series. Our Board of Directors has the authority, without any vote or action by the shareholders, to create one or more series of Preferred Stock up to the limit of our authorized but unissued shares of Preferred Stock and to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series and the relative participating, option or other special rights (if any), and any qualifications, preferences, limitations or restrictions pertaining to such series which may be fixed by the Board of Directors pursuant to a resolution or resolutions providing for the issuance of such series adopted by the Board of Directors.

Transfer Agent

The transfer agent for our Common Stock is Continental Stock Transfer and Trust Company, 17 Battery Place, 8th Floor, New York, New York 10004. The transfer agent for our Preferred Stock is the Company.

DESCRIPTION OF WARRANTS

Warrants

Each $5 Warrant is exercisable for the purchase of one Common Share at an exercise price of $5.00 per share and each $10 Warrant is exercisable for the purchase of one Common Share at an exercise price of $10.00 per share. The Warrants are redeemable by the Company at the Company’s sole discretion and upon 30 days written notice at any time after the Issue Date at a Redemption Price of $0.001 per Warrant. The Warrants are exercisable at the option of the Warrant Holder at any time after the Issue Date up until 5 p.m. Eastern Time in the United States on the earlier of (a) the Warrant Expiration Date or (b) the Redemption Date. A Warrant Holder may exercise the purchase rights represented by a Warrant, in whole or in part, by surrendering the properly executed Warrant Certificate(s) at the Warrant Agent’s office in New York City, New York or at the principal office of the Company in New York City, New York, and by paying the Company, by certified or cashier’s check, the Warrant Payment (which is equal to the aggregate Exercise Price for the shares of Common Stock being purchased). As promptly as reasonably possible after each exercise of the purchase rights represented by a Warrant, the Company shall deliver to the relevant Warrant Holder a certificate representing the shares of Common Stock so purchased (or such will be electronically delivered to your nominee if you hold securities in electronic form) and, unless such Warrant has been fully exercised, expired or redeemed, a new Warrant Certificate representing the balance of the shares of Common Stock subject to such Warrant.

Notwithstanding the foregoing, no Warrants will be exercisable and we will not be obligated to issue any Common Shares issuable upon the exercise of such Warrants unless (i) at the time the Warrant Holder thereof seeks to exercise such Warrant, we have a registration statement under the Securities Act in effect covering the Common Shares issuable upon the exercise of such Warrant and a current prospectus relating to our Common Stock, and (ii) the Common Shares issuable upon such exercise have been registered or qualified or deemed to be exempt from registration under the securities laws of the state of residence of such Warrant Holder. The Warrants do not contain any anti-dilution provisions and may be exercised only for full shares of Common Stock, and other than with respect to the provisions described above with respect to Debt Holders, may not be exercised on a “cashless” basis. The Warrant Exercise Price and the number of shares of Common Stock that the Company must issue upon exercise of the Warrants shall not be subject to adjustment for any reason, including but not limited to, any combinations or subdivisions of Common Stock or any dividend, reclassification, reorganization, merger or spin off. We will not issue fractional shares of Common Stock or cash in lieu of fractional shares of Common Stock upon the exercise of any Warrant. Warrant Holders do not have any voting or other rights as a stockholder of our Company by virtue of being a Warrant Holder.

At any time after the Issue Date and upon thirty days prior written notice specifying the Redemption Date and the Warrants to be redeemed, the Company may redeem such Warrants remaining unexercised at the Redemption Time at a Warrant Redemption Price of $0.001 per Warrant. The Redemption Price shall be paid in cash by the Company to the relevant Warrant Holders and such Warrants shall not be deemed to be outstanding for any purpose whatsoever after the Redemption Date. The Redemption Date shall be at least thirty (30) days subsequent to the aforesaid written notice and it shall also be the date on which a Warrant Holder's right to exercise Warrants being redeemed shall terminate. The Warrants to be redeemed may be exercised by Warrant Holders at any time prior to the Redemption Time.

The Warrants are transferrable and a Warrant Holder may transfer all or part of the Warrants (but no fractional Warrants) owned by him at any time on the books of the Company upon surrender of the Warrant Certificate(s), properly endorsed. Upon such surrender, the Company shall issue and deliver to the transferee a new Warrant Certificate representing the Warrants so transferred. Upon any partial transfer, the Company shall issue and deliver to the Warrant Holder a new Warrant Certificate representing the Warrants not so transferred.

The person entitled to receive the shares of Common Stock issuable upon any exercise of the purchase rights represented by the Warrants, shall be treated for all purposes as the holder of such shares of record as of the close of business on the date of exercise.

During the period within which the Warrants may be exercised, the Company shall at all times have authorized and reserved for issuance enough shares of its Common Stock for the full exercise of the purchase rights represented by the then unexercised Warrants. If the Company dissolves, liquidates or winds up its business before the exercise, expiration or redemption of the Warrants, any Warrant Holder shall be entitled, upon exercising its Warrants, to receive in lieu of the shares of Common Stock receivable upon such exercise, the same kind and amount of assets as would have been issued, distributed or paid to such Warrant Holder upon any such dissolution, liquidation or winding up with respect to such Common Shares, had such Warrant Holder been the holder of record on the record date for the determination of those entitled to receive any such liquidating distribution or, if no record is taken, upon the date of such liquidating distribution. The Company shall pay all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock upon the exercise of Warrants. The Warrants shall be governed by, and construed and enforced in accordance with the laws of the State of New York.

The Company will distribute up to 6,404,400 Warrants consisting of 3,202,200 $5 Warrants and 3,202,200 $10 Warrants.to the Record Shareholders to purchase up to an aggregate of 6,404,400 shares of our Common Stock. See Exhibits 4.3, 4.4, 4.5 and 4.6.

Transfer Agent

The transfer agent for our Warrants is Continental Stock Transfer and Trust Company, 17 Battery Place, 8th Floor, New York, New York 10004.

THE RIGHTS OFFERING

Rights

We are distributing, at no charge, to the Record Shareholders, non-transferable Rights to purchase up to an aggregate of 3,202,200 Common Shares at a price of $1.25 per share in this Rights Offering. Each Right consists of a Basic Subscription Right and an over-subscription privilege. You will receive one Right for each four (4) Common Shares held by you of record at the Record Time; however, no fractional Rights will be issued. Fractional Rights resulting from the calculation of the number of Rights due to be distributed on an aggregate basis as to any Record Shareholder will be eliminated by rounding up to the nearest whole number of Rights.

Basic Subscription Rights

The Basic Subscription Right entitles you to purchase one new Common Share at a Subscription Price of $1.25 per share for each Right you hold. You may exercise all or a portion of your Rights, or you may choose not to exercise any of your Rights. You may not sell or transfer your Rights. If you do not timely and fully exercise your Basic Subscription Rights with respect to all the Rights you hold, you will not be entitled to exercise your over-subscription privilege to purchase any additional Common Shares.

Over-Subscription Privilege

If you timely and fully exercise your Basic Subscription Rights with respect to all the Rights you hold, you may also choose to exercise your over-subscription privilege to purchase an unlimited additional whole number of Common Shares that other Record Shareholders do not elect to purchase through their Basic Subscription Rights, subject to availability and allocation, provided that (i) no person, who as of the Record Date owns less than (a) 4.99%  or (b) 9.99% of the Common Shares, may thereby acquire, together with its affiliates, beneficial ownership of (a) 4.99% or more, or (b) 9.99% or more of the Common Shares and (ii)  the aggregate purchase price of all Common Shares purchased in this Rights Offering may not exceed $4,002,750.

If sufficient shares are available for offer pursuant to this Rights Offering, we will seek to honor the over-subscription requests in full, subject to the foregoing limitations. If over-subscription requests exceed the number of shares available, we will allocate the available shares pro rata among the Record Shareholders exercising the over-subscription privilege in proportion to the number of shares such a Record Shareholder elected to purchase pursuant to the over-subscription privilege, relative to the aggregate number of shares requested in all of the over-subscription requests received from Record Shareholders. If this pro rata allocation would result in any Record Shareholder receiving a greater number of shares of Common Stock than such Record Shareholder subscribed for pursuant to the exercise of the over-subscription privilege, then such Record Shareholder will be allocated only that number of shares for which such Record Shareholder over-subscribed. If this pro rata allocation would result in any Record Shareholder, who as of the Record Date owned less than (a) 4.99% or (b) 9.99% of the Common Shares,  thereby acquiring together with its affiliates, beneficial ownership of (a) 4.99% or more, or 9.99% or more of our outstanding Common Shares, then such Record Shareholder will be allocated only that number of shares that would result in the Record Shareholder acquiring the maximum number of shares permissible based on such limitation, and the remaining shares will be allocated among all other Record Shareholders exercising their over-subscription privilege on the same pro rata basis described above. The proration process will be repeated until either all available shares, or all shares validly requested pursuant to the over-subscription privilege, have been allocated. Continental Stock Transfer & Trust Company, our Subscription Agent for this Rights Offering, will determine the over-subscription allocation based on the formula described above.

To properly exercise your over-subscription privilege, you must deliver the payment related to your over-subscription privilege before this Rights Offering expires. Because we will not know the total number of available shares and how available shares will be allocated before this Rights Offering expires, in order for the exercise of your entire over-subscription privilege to be valid, you should deliver to the Subscription Agent payment in an amount equal to the aggregate Subscription Price for the entire number of shares that you have requested to purchase pursuant to your over-subscription privilege, along with payment for the exercise of your Basic Subscription Rights and all Rights Certificates and other subscription documents, prior to the expiration of the Rights Offering, even if you ultimately are not allocated the full amount of your over-subscription request.

We can provide no assurances that you will actually be permitted to purchase the number of shares you elect to purchase through the exercise of your over-subscription privilege. We will not be able to satisfy any requests for shares pursuant to the over-subscription privilege if all Record Shareholders timely and fully exercise their Basic Subscription Rights with respect to all the Rights they hold, and we will only honor an over-subscription privilege to the extent sufficient shares are available following the exercise of Basic Subscription Rights, subject to the pro rata allocation described above.

To the extent the aggregate Subscription Price of the actual number of shares allocated to you pursuant to the over-subscription privilege is less than the amount you actually paid, the excess payment will be returned to you as soon as practicable, without interest or penalty, following the expiration of this Rights Offering.

To the extent the amount you actually paid in connection with the exercise of the over-subscription privilege is less than the aggregate Subscription Price of the shares allocated to you pursuant to the over-subscription privilege, you will receive only the number of shares for which you actually paid.

Delivery of Common Shares

As soon as practicable following the Rights Expiration Date, Common Shares that you purchased in this Rights Offering will be (a) electronically delivered to your nominee if you hold securities in electronic form, or (b) delivered to you in certificate form if you hold securities in certificate form.

Reasons for the Rights Offering

In December 2005 and January 2006 we sold the Debentures. In December 2008, we entered into the First SEDA. In December 2009, our shareholders approved the Stock Splits and authorized the Board of Directors, at its discretion, to conduct a rights offering. In May 2011, we entered into the Second SEDA. The conversion of the Debentures into Common Shares and the sales of Common Shares pursuant to the First SEDA and the Second SEDA were all executed at per share prices which were Discounted Prices and such conversions and sales have been dilutive to our shareholders.

The Debentures, the First SEDA, the Stock Splits, the Second SEDA, this Rights Offering and the Warrant Distribution are all part of our recapitalization plan. We are conducting this Rights Offering because we want to provide our existing shareholders with the opportunity to purchase our Common Shares in a public offering at a price per share which we estimate would be similar to the price per share paid by the investment fund pursuant to the Second SEDA if we were to sell Common Shares to the investment fund over time in an amount similar to the estimated aggregate proceeds of this Rights Offering. We believe raising capital through this Rights Offering has the advantage of providing our Record Shareholders the opportunity to participate in this transaction on a pro rata basis and, if all Record Shareholders exercise their Rights, avoid dilution of their ownership interest in the Company.

We intend to use the proceeds from this Rights Offering to further capitalize the Company, to fund the Company’s final investment into Omagine LLC in the amount of 210,000 Omani Rials (equivalent to approximately $546,000) as required by the Shareholder Agreement and for other general corporate purposes, including the payment of accrued and unpaid salaries to our officers and directors and the making of secured loans to Omagine LLC. In the event that sufficient proceeds are not realized from the Rights Offering, the Company will continue to rely on the Second SEDA and private placements of its equity securities to accomplish the foregoing objectives.

Method of Exercising Rights

The exercise of Rights is irrevocable and may not be cancelled or modified. You may exercise your Rights as follows:

Subscription by Registered Holders:

If you held Common Shares in your name at the Record Time, the number of shares you may purchase pursuant to your Basic Subscription Rights is indicated on the Rights Certificate being mailed to you. You may exercise your Rights by properly completing and executing the Rights Certificate and forwarding it, together with your Subscription Payment and any other required subscription documents, to the Subscription Agent at the address given below under “Subscription Agent,” to be received at or before the expiration of this Rights Offering.

Subscription by Beneficial Owners:

If you were a beneficial owner of Common Shares registered in the name of a broker, dealer, custodian bank or other nominee at the Record Time, you will not receive a Rights Certificate. Instead, we will issue one Right to the nominee record holder for each four Common Shares that you own on the Record Date. If you are not contacted by your nominee, you should promptly contact your nominee and follow the instructions provided by your nominee in order to subscribe for shares in this Rights Offering.

Subscription by DTC Participants:

We expect that the exercise of your Rights may be made through the facilities of the Depository Trust Company (“DTC”). If your Rights are held of record through DTC, you may exercise your Rights by instructing DTC, or having your broker instruct DTC, to submit your Subscription Payment to the Subscription Agent along with DTC’s certification as to the aggregate number of Rights you are exercising and the number of Common Shares you are subscribing for under your Basic Subscription Right and your over-subscription privilege.

Payment Method

Pursuant to a resolution of our Board of Directors, any Debt Holder in his sole discretion, may pay all or a portion of the Subscription Payment for Common Shares purchased by him pursuant to his exercise of Rights by offsetting all or a portion of the amount of Company Indebtedness owed to him against the payment of such Subscription Payment due to the Company from him. Any Debt Holder who wishes to pay all or a portion of his Subscription Payment by offsetting Company Indebtedness must send his Rights Certificate together with all other required documents and payments, to the Company, Attn. Mr. William Hanley, Controller, and not to Continental Stock Transfer & Trust Company. The Company will thereafter certify to Continental with respect to the amount, if any, of Company Indebtedness being offset by any Debt Holder in payment of such Debt Holder’s Subscription Price.

As described in the instructions accompanying the Rights Certificate, Subscription Payments submitted by a Record Shareholder to the Subscription Agent must be made in U.S. currency, by one of the following three methods:

1)	by a cashier’s check drawn upon a U.S. bank payable to “Continental Stock Transfer & Trust Company”;

2)	by an uncertified check drawn upon a U.S. bank payable to “Continental Stock Transfer & Trust Company”;

delivered by mail, hand delivery or overnight courier to:

Continental Stock Transfer & Trust Company
17 Battery Place, 8 th Floor
New York, NY  10004
Attn: Reorganization Department

For Confirmation or Information:
Telephone: (212) 509-4000, ext. 536

3)	by wire transfer of immediately available funds to the following account:

JPMorgan Chase
ABA # 021-000021
Continental Stock Transfer & Trust Company as agent for Omagine, Inc.
Acct # 475-509277 FBO Omagine, Inc., Rights Subscription

Any wire transfer should clearly indicate the identity of the Record Shareholder who is making the Subscription Payment by wire transfer.

Subscription Payments will be deemed to have been received upon (i) clearance of any cashier’s check or uncertified check, or (ii) receipt of collected funds in the account designated above, or (iii) receipt of a certification from the Company indicating the amount of Company Indebtedness that has been offset on the books of the Company in payment of all or a portion of any Subscription Payment by a Debt Holder. If paying by uncertified check, please note that the funds paid thereby may take five or more business days to clear. Accordingly, Record Shareholders who wish to pay the Subscription Payment by means of an uncertified check are urged to make payment sufficiently in advance of the Rights Expiration Time to ensure that such Subscription Payment is received and clears by the Rights Expiration Time.

If you hold your shares in the name of a broker, dealer, custodian bank or other nominee, separate payment instructions may apply. Please contact your nominee, if applicable, for further payment instructions.

You should carefully read and strictly follow the instruction letter accompanying the Rights Certificate. Do not send Rights Certificates or Subscription Payments directly to us unless you are a Debt Holder offsetting Company Indebtedness. We will not consider your subscription received until the Subscription Agent has received delivery of a properly completed and duly executed Rights Certificate, all other required subscription documents and your Subscription Payment.

The method of delivery of Rights Certificates, all other required subscription documents and Subscription Payments to the Subscription Agent will be at the risk of the holders of Rights. If sent by mail, we recommend that you send those documents and payments by registered mail, properly insured, with return receipt requested, and that you allow a sufficient number of days to ensure delivery to the Subscription Agent and clearance of your Subscription Payment before the Rights Expiration Time.

Incomplete or Incorrect Subscription Documents or Subscription Payment

If you fail to properly complete and duly sign the Rights Certificate and all other required subscription documents or otherwise fail to follow the subscription procedures that apply to the exercise of your Rights before this Rights Offering expires, the Subscription Agent will reject your subscription or accept it only to the extent of the Subscription Payment received. Neither we nor our Subscription Agent accepts any responsibility to contact you concerning an incomplete or incorrect subscription document, nor are we under any obligation to correct such documents. We have the sole discretion to determine whether a subscription exercise properly complies with the subscription procedures.

If you send a Subscription Payment that is insufficient to purchase the number of shares you requested, or if the number of shares you requested is not specified in the forms, the exercise of your Rights will be given effect to the fullest extent possible based on the amount of the Subscription Payment received, subject to the availability of shares, the allocation procedure applicable to the exercise of the over-subscription privilege and the elimination of fractional Rights. Any excess Subscription Payments received by the Subscription Agent will be returned, without interest or penalty, as soon as practicable following the Rights Expiration Time.

Rights Expiration Date and Time

You may exercise your Rights prior to the Rights Expiration Time which is 5:00 p.m., Eastern time in the United States on the Rights Expiration Date. If you do not exercise your Rights before the Rights Expiration Time, your Rights will expire and will no longer be exercisable and any Rights not exercised before the Rights Expiration Time will be void and worthless without any payment to the holders thereof. We will not be required to issue shares to you if the Subscription Agent receives your Rights Certificate, any required subscription document or your Subscription Payment after the Rights Expiration Time.

If you hold your Common Shares in the name of a broker, dealer, custodian bank or other nominee, the nominee will exercise the Rights on your behalf in accordance with your instructions. Please note that your nominee may establish a deadline before the Rights Expiration Date.

Although the Board of Directors retains the authority to do so, we do not presently intend to extend the Rights Expiration Time.

Conditions to this Rights Offering

A condition precedent to this Rights Offering is that the Registration Statement, of which this Prospectus forms a part, is declared effective by the SEC. Also, since this Rights Offering is not available to our 401(k) Plan, no Rights will be attributable to Common Shares held at the Record Time in a 401(k) Plan participant’s Plan account.

Subscription Agent

The Subscription Agent for this Rights Offering is Continental Stock Transfer & Trust Company. Your Rights Certificate, all other required subscription documents and your Subscription Payment must be delivered to the Subscription Agent by one of the methods described below:

By Mail, Hand or Overnight Courier, to:
Continental Stock Transfer & Trust Company
17 Battery Place, 8 th Floor
New York, NY  10004
Attn: Reorganization Department

For Confirmation or Information:
Telephone: (212) 509-4000, ext. 536

If you are a Debt Holder who wishes to pay all or a portion of your Subscription Payment by offsetting Company Indebtedness you should send your Rights Certificate with all other required documents and payments to the Company, Attn. Mr. William Hanley, Controller, and not to Continental Stock Transfer & Trust Company.

If sent by mail, we recommend that you send documents and payments by registered mail, properly insured, with return receipt requested, and that you allow a sufficient number of days to ensure delivery to the Subscription Agent and clearance of your Subscription Payment before the Rights Expiration Time. You may also send your Subscription Payment by wire transfer. See “Payment Method” for more information. Do not send or deliver these materials or payments to us unless you are a Debt Holder offsetting Company Indebtedness.

You and, if applicable, your nominee are solely responsible for completing delivery to the Subscription Agent of your Rights Certificate, all other required subscription documents and your Subscription Payment. You should allow sufficient time for delivery of your materials to the Subscription Agent and clearance of your Subscription Payment before the Rights Expiration Time. If you hold your Rights through a broker, dealer, custodian bank or other nominee, your nominee may establish an earlier deadline before the Rights Expiration Date. If you deliver your Rights Certificate, any other required subscription documents or your Subscription Payment in a manner different than that described above, we may not honor the exercise of your Rights.

No Fractional Rights or Shares

We will not issue fractional Rights or fractional Common Shares. Fractional Rights resulting from the calculation of each Record Shareholder’s number of Rights on an aggregate basis as to any Record Shareholder will be eliminated by rounding up to the nearest whole number of Rights. All Common Shares in the Rights Offering will be sold at a purchase price of $1.25 per share. Each Right is exercisable for one whole Common Share and the over-subscription privilege may only be exercised for whole shares.

Medallion Guarantee May Be Required

If you wish to have your shares issued to someone other than the registered Record Shareholder then your signature on each Rights Certificate must be guaranteed by an eligible institution, such as a member firm of a registered national securities exchange in the United States or a member of the Financial Industry Regulatory Authority, Inc., or a commercial bank or trust company having an office or correspondent in the United States, subject to standards and procedures adopted by the Subscription Agent. You can obtain a signature guarantee from a financial institution such as a commercial bank, savings and loan association, credit union or broker dealer that participates in one of the Medallion signature guarantee programs. The three Medallion signature guarantee programs are the following:

•	Securities Transfer Agents Medallion Program (STAMP) whose participants include more than 7,000 U.S. and Canadian financial institutions.

•	Stock Exchanges Medallion Program (SEMP) whose participants include the regional stock exchange member firms and clearing and trust companies in the United States.

•	New York Stock Exchange Medallion Signature Program (MSP) whose participants include NYSE member firms.

If a financial institution is not a member of a recognized Medallion signature guarantee program, it would not be able to provide signature guarantees. Also, if you are not a customer of a participating financial institution, it is likely the financial institution will not guarantee your signature. Therefore, the best source of a Medallion Guarantee would be a bank, savings and loan association, brokerage firm, or credit union with whom you do business. The participating financial institution will use a Medallion imprint or stamp to guarantee the signature, indicating that the financial institution is a member of a Medallion signature guarantee program and is an acceptable signature guarantor.

Guaranteed Delivery Procedures

If you wish to exercise Rights, but you do not have sufficient time to deliver the Rights Certificate evidencing your Rights and all other required subscription documents to the Subscription Agent prior to the Rights Expiration Time, you may exercise your Rights by the following guaranteed delivery procedures:

•
deliver to the Subscription Agent prior to the Rights Expiration Time your Subscription Payment in immediately available funds for each share you elected to purchase pursuant to the exercise of Rights in the manner set forth above under  “Payment Method,”

•	deliver to the Subscription Agent prior to the Rights Expiration Time the form entitled “Notice of Guaranteed Delivery,” and

•
deliver the properly completed and duly executed Rights Certificate evidencing your Rights being exercised, with any required signatures guaranteed, and all other required subscription documents to the Subscription Agent within three business days after the Rights Expiration Date.

Your Notice of Guaranteed Delivery must be delivered in substantially the same form provided with the instructions for your Rights Certificate. Your notice of guaranteed delivery must include a signature guarantee from an eligible institution described above.

In your Notice of Guaranteed Delivery, you must provide:

•	your name;

•
the number of Rights represented by your Rights Certificate, the number of Common Shares for which you are subscribing under your Basic Subscription Rights, and the number of Common Shares, if any, for which you are subscribing under your over-subscription privilege; and

•
your guarantee that you will deliver to the Subscription Agent a Rights Certificate evidencing the Rights you are exercising and all other required subscription documents within three business days after the Rights Expiration Date.

You may deliver your Notice of Guaranteed Delivery to the Subscription Agent in the same manner as your Rights Certificate at the address set forth above under “Subscription Agent.” The Subscription Agent will then conditionally accept the exercise of the Rights and will withhold the issuance of the shares of Common Stock until it receives both your Subscription Payment and your properly completed and duly executed Rights Certificate within such three business days after the Rights Expiration Date.

Notice to Nominees

If you are a broker, custodian bank or other nominee holder that holds Common Shares for the account of others at the Record Time, you should notify the beneficial owners of such Common Shares of this Rights Offering as soon as possible to determine whether or not they intend to exercise their Rights. You should obtain instructions from such beneficial owners of our Common Shares. If a beneficial owner of our Common Shares so instructs, you should complete the Rights Certificate and all other required subscription documents and submit them to the Subscription Agent with the Subscription Payment by the Rights Expiration Time. You may exercise the aggregate number of Rights to which all beneficial owners of Common Shares at the Record Time for whom you are the nominee, otherwise would have been entitled to exercise had they been direct holders of our Common Shares at the Record Time, provided that you, as a nominee record holder of Common Shares, make a proper showing to the Subscription Agent by submitting the form entitled “Nominee Holder Certification,” which is provided with your Rights Offering materials. If you did not receive this form, you should contact the Subscription Agent to request a copy.

Beneficial Owners

If you are a beneficial owner of Common Shares and will receive your Rights through a broker, custodian bank or other nominee, we will ask your nominee to notify you of this Rights Offering. If you wish to exercise your Rights, you will need to have your nominee act for you, as described above. To indicate your decision with respect to your Rights, you should follow the instructions of your nominee. If you wish instead to obtain a separate Rights Certificate, you should contact your nominee as soon as possible and request that a Rights Certificate be issued to you. You should contact your nominee if you do not receive notice of this Rights Offering, but believe you are entitled to participate in this Rights Offering. We are not responsible if you do not receive the notice by mail or otherwise from your nominee or if you receive notice without sufficient time to respond to your nominee by the deadline established by your nominee, which may be before the Rights Expiration Date.

No Recommendation to Record Shareholders

Our Board of Directors is not making a recommendation regarding any exercise of your Rights. Record Shareholders who exercise Rights risk investment loss on money invested. The market price of our Common Shares may be volatile and, accordingly, the Common Shares that you purchase in this Rights Offering may trade at a price lower than the Subscription Price and such market price volatility may prevent you from being able to sell the shares when you want to or at prices you find attractive. You should make your decision based on your assessment of our business and financial condition, our prospects for the future and the terms of this Rights Offering. Please see “Risk Factors” for a discussion of some of the risks involved in investing in our Common Shares.

Market for Common Shares

The Common Shares issuable upon exercise of the Rights will be quoted on the Over-the-Counter market on the Bulletin Board under the symbol “OMAG.”

Transferability of and Market for Rights

The Rights are non-transferable and therefore may not be transferred or sold. There will be no market for the Rights.

Validity of Subscriptions

We will resolve all questions regarding the validity and form of the exercise of your Rights, including time of receipt and eligibility to participate in this Rights Offering. Our determination will be final and binding. Once made, subscriptions and directions are irrevocable, and we will not accept any alternative, conditional or contingent subscriptions or directions. We reserve the absolute right to reject any subscriptions or directions not properly submitted or the acceptance of which would be unlawful. You must provide missing documents or information, correct any inaccurate information and resolve any other discrepancies in connection with your subscriptions before the Rights Expiration Time, unless in our sole discretion, we waive those defects. Neither we nor the Subscription Agent are under any duty to notify you or your representative of defects in your subscription. A subscription will be considered accepted only when the Subscription Agent timely receives a properly completed and duly executed Rights Certificate and any other required subscription documents and your Subscription Payment for the Common Shares subscribed for, including final clearance of any uncertified check. Our interpretations of the terms and conditions of this Rights Offering will be final and binding.

No Revocation or Change

Once you submit your Rights Certificate or have instructed your nominee of your subscription request, you are not allowed to revoke or change the exercise of your Rights or request a refund of monies paid. All exercises of Rights are irrevocable, even if you learn information about us that you consider to be unfavorable. You should not exercise your Rights unless you are certain that you wish to purchase Common Shares at the Subscription Price.

Shareholder Rights

You will have no rights as a holder of the Common Shares you purchase in this Rights Offering until such Common Shares are issued to you. As soon as practicable following the expiration of this Rights Offering, the Common Shares that you purchased in this Rights Offering will be (a) electronically delivered to your nominee if you hold securities in electronic form, or (b) delivered to you in certificate form if you hold securities in certificate form.

Fees and Expenses

We will pay all fees charged by the Subscription Agent and all other expenses incurred by us in this Rights Offering. You are responsible for paying any commissions, fees, taxes or other expenses incurred by you in connection with the exercise of your Rights.

THE WARRANT DISTRIBUTION

Warrants

We are also distributing, at no charge to the Record Shareholders, up to an aggregate of 6,404,400 Warrants consisting of 3,202,200 $5 Warrants and 3,202,200 $10 Warrants. The Warrants are exercisable for the purchase of up to an aggregate of 6,404,400 shares of our Common Stock. You will receive one $5 Warrant and one $10 Warrant for each four (4) Common Shares held by you of record at the Record Time. No fractional Warrants will be issued and fractional Warrants resulting from the calculation of the number of Warrants due to be distributed on an aggregate basis as to any Record Shareholder will be eliminated by rounding up to the nearest whole number of Warrants. The $5 Warrants are exercisable for the purchase of one Common Share at a Warrant Exercise Price of $5.00 per share and the $10 Warrants are exercisable for the purchase of one Common Share at a Warrant Exercise Price of $10.00 per share. The Warrants may be redeemed by the Company at any time after the Issue Date upon thirty (30) days prior written notice, and if not so redeemed, they will remain valid and exercisable until 5:00 p.m., Eastern Time in the United States on the Warrant Expiration Date.

Delivery of Warrants

As soon as practicable following the Record Date, we will deliver to you or your nominee two Warrant Certificates representing the $5 Warrants and the $10 Warrants being distributed to you.

Reasons for the Warrant Distribution

The Warrants are part of our recapitalization plan. We are distributing the Warrants to the Record Shareholders because we want to acknowledge our longstanding and loyal shareholders while at the same time continue to conserve our cash reserves. We believe raising capital through the possible exercise of the Warrants has the advantage of providing our stockholders the opportunity to participate in the Warrant exercise on a pro rata basis and, if all stockholders exercise their Warrants, avoid dilution of their ownership interest in the Company. It is not possible to predict if any Warrants will ever be exercised. We intend to use the net proceeds, if any, from the exercise of Warrants for general corporate purposes associated with scaling up the Company’s activities and number of employees as required to manage its business in Oman and elsewhere.

Redemption Date and Time

At any time after the Issue Date and upon thirty days prior written notice specifying the Redemption Date and the Warrants to be redeemed, the Company may redeem some or all of the unexercised Warrants at the Redemption Price. In the event of such a redemption by the Company, Warrant Holders may exercise their Warrants scheduled for redemption at any time prior to the Redemption Time. The Redemption Price shall be paid in cash by the Company to the relevant Warrant Holders as soon as practicable after the Redemption Date and such Warrants being redeemed shall not be deemed to be outstanding for any purpose whatsoever after the Redemption Date. The Redemption Date shall also be the date on which a Warrant Holder's right to exercise Warrants being redeemed shall terminate. In the event of a redemption of Warrants by the Company therefore, you may still exercise your Warrants being redeemed if you wish to do so, but you will be required to exercise such Warrants before the Redemption Time.

Any redemption of Warrants will be at the discretion of the Board of Directors. We intend to redeem the Warrants if the market price of our Common Stock is higher than the Warrant Exercise Price by an amount and for a duration that, in the opinion of the Board of Directors, would make such redemption in the best interests of the Company.

Warrant Expiration Date and Time

Unless redeemed earlier by the Company, the Warrants are valid and may be exercised at any time prior to the Warrant Expiration Time which is 5 p.m. Eastern Time in the United States on December 31, 2013.

If Warrants are redeemed before the Warrant Expiration Date by the Company, you may still exercise such Warrants scheduled for redemption at any time prior the relevant Redemption Time. If you do not exercise your Warrants scheduled for redemption prior to such Redemption Time, such Warrants will no longer be exercisable after the Redemption Time and any such Warrants which are not exercised before the relevant Redemption Time will be redeemed by the Company and the relevant Warrant Holders will be paid the Redemption Price of such Warrants as soon as practicable subsequent to the Redemption Date. We will not be required to issue Common Shares to you if the Warrant Agent receives your Warrant Certificate(s) representing Warrants scheduled for redemption, any required document or your Warrant Payment after the relevant Redemption Time of such Warrants.

If you do not exercise your Warrants which are not redeemed by the Company prior to the Warrant Expiration Time, such Warrants will no longer be exercisable after the Warrant Expiration Time and any such Warrants which are not exercised before the Warrant Expiration Time will expire void and worthless without any payment to the Warrant Holders thereof. We will not be required to issue Common Shares to you if the Warrant Agent receives your Warrant Certificate(s) representing Warrants which have not been previously redeemed, any required document or your Warrant Payment after the Warrant Expiration Time.

If you hold your Warrants in the name of a broker, dealer, custodian bank or other nominee, the nominee will exercise the Warrants on your behalf in accordance with your instructions. Please note that your nominee may establish a deadline before the Warrant Expiration Date or the relevant Redemption Date, as the case may be.

Although the Board of Directors retains the authority to do so, we do not presently intend to extend the Warrant Expiration Date.

Method of Exercising Warrants

The exercise of Warrants is irrevocable and may not be cancelled or modified. The number of Common Shares you may purchase upon exercise of your Warrants is equal to the number of Warrants you hold. You may exercise some, all or none of your Warrants.

Exercise by Registered Warrant Holders:

If you hold Warrants in your name you may exercise your Warrants by delivering a properly completed and duly executed Warrant Certificate(s) and all other required documents, together with your Warrant Payment, to the Warrant Agent at the address given below under “Warrant Agent” before the earlier of the Warrant Expiration Time or the Redemption Time, as the case may be.

Exercise by Beneficial Owners of Warrants:

If at the Record Time, you are a beneficial owner of Common Shares that are registered in the name of a broker, dealer, custodian bank or other nominee, you will not receive Warrant Certificates. Instead, we will issue one $5 Warrant and one $10 Warrant to the nominee Record Shareholder for each four Common Shares that you own at the Record Time. If you are not contacted by your nominee, you should promptly contact your nominee and, if you wish to exercise your Warrants, you should follow the instructions provided by your nominee.

Payment Method

Pursuant to a resolution of our Board of Directors, any Debt Holder in his sole discretion, may pay all or a portion of the Warrant Payment for Common Shares purchased by him pursuant to his exercise of Warrants by offsetting all or a portion of the amount of Company Indebtedness owed to him against the payment of such Warrant Payment due to the Company from him. Any Debt Holder who wishes to pay all or a portion of his Warrant Payment by offsetting Company Indebtedness must send his Warrant Certificate(s) together with all other required documents and payments, to the Company, Attn. Mr. William Hanley, Controller, and not to Continental Stock Transfer & Trust Company. The Company will thereafter certify to Continental with respect to the amount, if any, of Company Indebtedness being offset by any Debt Holder in payment of such Debt Holder’s Warrant Exercise Price.

As described in the instructions accompanying the Warrant Certificates, Warrant Payments submitted by a Warrant Holder to the Warrant Agent must be made in U.S. currency, by one of the following three methods:

1)	by a cashier’s check drawn upon a U.S. bank payable to “Continental Stock Transfer & Trust Company”;

2)	by an uncertified check drawn upon a U.S. bank payable to “Continental Stock Transfer & Trust Company”;

delivered by mail, hand delivery or overnight courier to:

Continental Stock Transfer & Trust Company
17 Battery Place, 8 th Floor
New York, NY  10004
Attn: Reorganization Department

For Confirmation or Information:
Telephone: (212) 509-4000, ext. 536

3)	by wire transfer of immediately available funds to the following account:

JPMorgan Chase
ABA # 021-000021
Continental Stock Transfer & Trust Company as agent for Omagine
Acct # 957-342764 FBO Omagine, Inc. Warrant Exercise

Any wire transfer should clearly indicate the identity of the Warrant Holder making the Warrant Payment by wire transfer.

Warrant Payments will be deemed to have been received upon (i) clearance of any cashier’s check or uncertified check, or (ii) receipt of collected funds in the account designated above, or (iii) receipt of a certification from the Company indicating the amount of Company Indebtedness that has been offset on the books of the Company in payment of all or a portion of any Warrant Payment by a Debt Holder. If paying by uncertified check, please note that the funds paid thereby may take five or more business days to clear. Accordingly, Warrant Holders who wish to pay the Warrant Payment by means of an uncertified check are urged to make payment sufficiently in advance of the Warrant Expiration Date or relevant Redemption Date to ensure that such Warrant Payment is received and clears by such date.

If you hold your Warrants in the name of a broker, dealer, custodian bank or other nominee, separate payment instructions may apply. Please contact your nominee, if applicable, for further payment instructions.

You should read and strictly follow the instruction letter accompanying the Warrant Certificates. Do not send Warrant Certificates or Warrant Payments directly to us unless you are a Debt Holder offsetting Company Indebtedness. We will not consider your Warrants to be exercised until the Warrant Agent has received delivery of a properly completed and duly executed Warrant Certificate(s), all other required documents and your Warrant Payment.

The method of delivery of Warrant Certificates, all other required documents and payment of the Warrant Payment to the Warrant Agent will be at the risk of the Warrant Holders. If sent by mail, we recommend that you send those documents and payments by registered mail, properly insured, with return receipt requested, and that you allow a sufficient number of days to ensure delivery to the Warrant Agent and clearance of your Warrant Payment before the earlier of (a) the Warrant Expiration Date, or (b) the relevant Redemption Date.

Incomplete or Incorrect Warrant Exercise Documents or Payment

If you fail to properly complete and duly sign the Warrant Certificate(s) and all other required documents, or otherwise fail to follow the procedures that apply to the exercise of your Warrants before the earlier of (a) the Warrant Expiration Time, or (b) the relevant Redemption Time, the Warrant Agent will reject the exercise of your Warrants or accept it only to the extent of the Warrant Payment received. Neither we nor our Warrant Agent accepts any responsibility to contact you concerning an incomplete or incorrect Warrant exercise document, nor are we under any obligation to correct any such document. We have the sole discretion to determine whether a Warrant exercise properly complies with the Warrant exercise procedures.

If you send a Warrant Payment that is insufficient to exercise the number of Warrants you requested to be exercised, or if the number of Warrants you are requesting to be exercised is not specified in the forms, the exercise of your Warrants will be given effect to the fullest extent possible based on the amount of the Warrant Payment received with such Warrant Payment being applied first against the exercise of any $5 Warrants you hold and the excess Warrant Payment, if any, being applied against the exercise of any $10 Warrants you hold Any unapplied excess Warrant Payment received by the Warrant Agent will be returned, without interest or penalty, as soon as practicable following the date of such exercise.

Conditions to the Warrant Distribution

A condition precedent to the Warrant Distribution to the Record Shareholders is that the Registration Statement, of which this Prospectus forms a part, is declared effective by the SEC. Also, since this Warrant Distribution is not available to our 401(k) Plan, no Warrants will be attributable to Common Shares held at the Record Time in a 401(k) Plan participant’s Plan account.

Warrant Agent

The Warrant Agent for the issuance, transfer and exercise of the Warrants is Continental Stock Transfer & Trust Company If you want to exercise or transfer your Warrants, the Warrant Certificate(s) and all other required documents (including the Warrant Payment in the event of an exercise) must be delivered to the Warrant Agent by one of the methods described below:

By Mail, Hand or Overnight Courier, to:

Continental Stock Transfer & Trust Company
17 Battery Place, 8 th Floor
New York, NY  10004
Attn: Reorganization Department

For Confirmation or Information:
Telephone: (212) 509-4000, ext. 536

If you are a Debt Holder who wishes to pay all or a portion of your Warrant Payment by offsetting Company Indebtedness you should send your Warrant Certificate(s) together with all other required documents and payments to the Company, Attn. Mr. William Hanley, Controller, and not to Continental Stock Transfer & Trust Company.

If sent by mail, we recommend that you send documents and payments by registered mail, properly insured, with return receipt requested, and that you allow a sufficient number of days to ensure delivery to the Warrant Agent and clearance of your Warrant Payment before the earlier of either the relevant Redemption Date or the Warrant Expiration Date, as the case may be. You may also send your Warrant Payment by wire transfer. See “Payment Method” above for more information. Do not send or deliver these materials or payments to us unless you are a Debt Holder offsetting Company Indebtedness.

You and, if applicable, your nominee are solely responsible for completing delivery to the Warrant Agent of your Warrant Certificate(s), all other required documents and your Warrant Payment. You should allow sufficient time for delivery of your materials and Warrant Payment to the Warrant Agent and clearance of your Warrant Payment before the Warrant Expiration Time or earlier Redemption Time. If you hold your Warrants through a broker, dealer, custodian bank or other nominee, your nominee may establish an earlier deadline before the Warrant Expiration Date or Redemption Date. If you deliver Warrant Certificates, any other required documents or Warrant Payments in a manner different than that described above, we may not honor the exercise of your Warrants.

No Fractional Warrants or Shares

We will not issue fractional Warrants or fractional Common Shares. Fractional Warrants resulting from the calculation of the number of Warrants to be distributed on an aggregate basis as to any Record Shareholder will be eliminated by rounding up to the nearest whole number of Warrants. All $5 Warrants are exercisable at $5.00 per Common Share and all $10 Warrants are exercisable at $10.00 per Common Share. Each Warrant is exercisable for one whole Common Share and may only be exercised for whole Common Shares.

Notice to Nominees

If you are a broker, custodian bank or other nominee holder that holds Common Shares for the account of others at the Record Time, you should notify the beneficial owners of such Common Shares of this Warrant Distribution as soon as possible. If a beneficial owner of our Warrants so instructs, you should complete the Warrant Certificate(s) and all other required documents and submit them to the Warrant Agent with the Warrant Payment as soon as possible but in no event later than the earlier of the relevant Redemption Date or the Warrant Expiration Date. You may exercise the aggregate number of Warrants to which all beneficial owners of Warrants for whom you are the nominee, otherwise would have been entitled to exercise had they been direct holders of our Warrants, provided that you, as a nominee record holder of Warrants, make a proper showing to the Warrant Agent by submitting the form entitled “Nominee Holder Certification,” which is provided with the materials accompanying the Warrant Certificates. If you did not receive this form, you should contact the Warrant Agent to request a copy.

Beneficial Owners

If you are a beneficial owner of Warrants and receive your Warrants through a broker, custodian bank or other nominee, we will ask your nominee to notify you of this Warrant Distribution. If you wish to exercise your Warrants, you will need to have your nominee act for you, as described above. To indicate your decision with respect to your Warrants, you should follow the instructions of your nominee. If you wish instead to obtain separate Warrant Certificate(s), you should contact your nominee as soon as possible and request that a Warrant Certificate(s) be issued to you. You should contact your nominee if you do not receive notice of this Warrant Distribution, but believe you are entitled to participate in this Warrant Distribution. We are not responsible if you do not receive the notice by mail or otherwise from your nominee or if you receive notice without sufficient time to respond to your nominee by the deadline established by your nominee, which may be before the relevant Redemption Date or Warrant Expiration Date, as the case may be.

No Recommendation to Warrant Holders

Our Board of Directors is not making a recommendation regarding any exercise of your Warrants. Warrant Holders who exercise Warrants risk investment loss on money invested. The market price, if any, of our Warrants may be volatile and such market price volatility may prevent you from being able to sell the Warrants when you want to or at prices you find attractive. The market price of our Common Shares may also be volatile and, accordingly, the Common Shares that you purchase by exercising your Warrants may trade at a price lower than the Warrant Exercise Price that you paid to exercise such Warrants and such market price volatility may prevent you from being able to sell the Common Shares when you want to or at prices you find attractive. You should make your decision based on your assessment of our business and financial condition, our prospects for the future and the terms and Exercise Prices of the Warrants. Please see “Risk Factors” for a discussion of some of the risks involved in exercising Warrants and investing in our Common Shares.

Market for Common Shares

The Common Shares issuable upon exercise of the Warrants will be quoted on the Over-the-Counter market on the Bulletin Board under the symbol “OMAG.”

Transferability of and Market for Warrants

The Warrants are transferable from their Issue Date until the Warrant Expiration Date or earlier Redemption Date. There is presently no established public trading market for the Warrants being distributed to the Record Shareholders. The Warrants are a new issue of securities and we anticipate that both the $5 Warrants and the $10 Warrants will be quoted and eligible to trade on the Over-the-Counter Bulletin Board under ticker symbols to be assigned to them after the Issue Date, from the Issue Date until 4:00 p.m., Eastern time, on the last trading day before the Warrant Expiration Date or their earlier Redemption Date. You may seek to sell or otherwise transfer your Warrants through normal investment channels. See “The Warrant Distribution - “Method of Transferring Warrants”. The Warrants however, do not have an established trading market. We cannot give you any assurance that a market for the Warrants will develop or if a market does develop, whether it will be sustainable during the time that the Warrants are valid or at what prices the Warrants will trade. Therefore, we cannot assure you that you will be able to sell any of your Warrants or as to the value you may receive in a sale. There can be no assurance that a market will ever develop for the Warrants. Even if a market for the Warrants does develop, the price of the Warrants may fluctuate and liquidity may be limited. If a market for the Warrants does not develop, then holders of the Warrants may be unable to resell the Warrants. Therefore, we cannot assure you that you will be able to sell any of your Warrants or as to the value you may receive in a sale.

Method of Transferring Warrants

You may transfer all or a portion of the Warrants distributed to you. Any portion of the Warrants evidenced by your Warrant Certificates representing whole and not any fractional Warrants may be transferred by delivering to the Warrant Agent a Warrant Certificate properly endorsed for transfer, with instructions to register that portion of the Warrants indicated in the name of the transferee and to issue a new Warrant Certificate to the transferee evidencing the transferred Warrants.

If you wish to transfer all or a portion of your Warrants, you should allow a sufficient amount of time prior to the relevant Redemption Date or the Warrant Expiration Date, as the case may be, for the transfer instructions to be received and processed by the Warrant Agent. Once processed by the Warrant Agent, the transferee receiving all or a portion of your Warrants will need sufficient time to exercise or sell the Warrants evidenced by the new Warrant Certificate(s) that it receives. You will also need adequate time to obtain a new Warrant Certificate representing your remaining Warrants, if any. The required time will depend upon the method by which delivery of the Warrant Certificate(s) is made and the number of transactions you instruct the Warrant Agent to effect. Please bear in mind that the Warrants are valid only for the time period beginning on the Issue Date and ending on the earlier of the relevant Redemption Date or the Warrant Expiration Date. Neither we nor the Warrant Agent shall have any liability to a transferee or you if Warrant Certificates or any other required documents or payments are not received in time for exercise, transfer or sale prior to the relevant Redemption Time or the Warrant Expiration Time.

A new Warrant Certificate will be issued to you if you transfer a portion of your Warrants. Your new Warrant Certificate representing your retained Warrants will be mailed to you unless you otherwise instruct the Warrant Agent.

Validity of Transfer or Exercise of Warrants

We will resolve all questions regarding the validity and form of the transfer or exercise of Warrants, including time of receipt. Our determination will be final and binding. Once made, transfer or exercise of Warrants and directions are irrevocable, and we will not accept any alternative, conditional or contingent transfer or exercise of Warrants or directions. We reserve the absolute right to reject any transfer or exercise of Warrants or directions not properly submitted or the acceptance of which would be unlawful. You must provide missing documents, payments or information, correct any inaccurate information and resolve any other discrepancies in connection with your transfer or exercise of any Warrants before such Warrants expire or are redeemed, unless we waive those defects in our sole discretion. Neither we nor the Subscription Agent are under any duty to notify you or your representative of defects in your proposed transfer or exercise of Warrants. A proposed transfer or exercise of Warrants will be considered accepted only when the Warrant Agent timely receives a properly completed and duly executed Warrant Certificate(s) and any other required documents and, in the case of an exercise, the Warrant Payment for the Common Shares purchased pursuant to the exercise of Warrants including final clearance of any uncertified check. Our interpretations of the terms and conditions of the Warrants will be final and binding.

No Revocation or Change

Once you submit the Warrant Certificate(s) or have instructed your nominee of your Warrant exercise or transfer request, you are not allowed to revoke or change the exercise or transfer of your Warrants or request a refund of monies paid. All exercises and transfers of Warrants are irrevocable, even if you learn information about us that you consider to be unfavorable. You should not exercise your $5 Warrants unless you are certain that you wish to purchase Common Shares at the Warrant Exercise Price of $5 per share and you should not exercise your $10 Warrants unless you are certain that you wish to purchase Common Shares at the Warrant Exercise Price of $10 per share.

Shareholder Rights

You will have no rights as a holder of the Common Shares you purchase by exercising Warrants until such Common Shares are issued to you. As soon as practicable following the exercise of any Warrants, the Common Shares that you purchased by exercising such Warrants will be (a) electronically delivered to your nominee if you hold securities in electronic form, or (b) delivered to you in certificate form if you hold securities in certificate form.

Fees and Expenses

We will pay all fees charged by the Warrant Agent and all other expenses incurred by us in this Warrant Distribution and with respect to the transfer agent fees associated with the issuance and transfer of the Common Shares underlying the Warrants. You are responsible for paying any commissions, fees, taxes or other expenses incurred by you in connection with the exercise of your Warrants.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of certain United States federal income tax consequences to U.S. Holders (as defined below) resulting from the receipt, exercise and disposition of the Warrants acquired in the Warrant Distribution and the subscription rights acquired in the Rights Offering and the material tax consequences to U.S. Holders and Non-U.S. Holders (as defined below) of the ownership of shares of Common Stock received upon exercise of the Warrants, Rights or, if applicable, upon exercise of the over-subscription privilege.

You are a U.S. Holder if you are a beneficial owner of Rights, Warrants or shares of Common Stock and you are:

•	an individual citizen or resident of the United States;

•
a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is subject to United States federal income tax regardless of its source; or

•
a trust if it (1) is subject to the primary supervision of a court within the United States and one or more “United States persons,” as defined in the U.S. Internal Revenue Code (“Code”), have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable Treasury Department regulations to be treated as a United States person.

You are a “Non-U.S. Holder” if you are a beneficial owner of Rights, Warrants or shares of Common Stock and are not a U.S. Holder and are not a partnership or other entity treated as a partnership for United States federal income tax purposes.

The following discussion is based upon the provisions of the Code, regulations promulgated by the Treasury Department thereunder, and administrative rulings and judicial decisions, in each case as of the date hereof. These authorities are subject to differing interpretations and may be changed, perhaps retroactively, resulting in United States federal income tax consequences different from those discussed below. We have not sought any ruling from the United States Internal Revenue Service (“IRS”) with respect to the statements made and the conclusions reached in this discussion, and there can be no assurance that the IRS will agree with such statements and conclusions. This discussion applies only to U.S. Holders who acquire the subscription Rights in the Rights Offering and the Warrants in the Warrant Distribution. Further, this discussion assumes that the Warrants and Rights or shares of Common Stock issued upon exercise of both the Warrants and Rights or, if applicable the over-subscription privilege, will be held as capital assets within the meaning of Section 1221 of the Code. In addition, this summary does not address all tax considerations that may be applicable to your particular circumstances or to you if you are a U.S. Holder that may be subject to special tax rules, including, without limitation:

•	banks, insurance companies or other financial institutions;

•	regulated investment companies;

•	real estate investment trusts;

•	dealers in securities or commodities;

•	traders in securities that elect to use a mark-to-market method of accounting for securities holdings;

•	tax-exempt organizations;

•	persons liable for alternative minimum tax;

•	persons that hold shares of Common Stock as part of a straddle or a hedging or conversion transaction; or

•	persons whose “functional currency” is not the United States dollar.

If a partnership (including any entity treated as a partnership for United States federal income tax purposes) receives the Warrants, Rights or holds shares of Common Stock received upon exercise of the Warrants or Rights or the over-subscription privilege, the tax treatment of a partner in a partnership generally will depend upon the status of the partner and the activities of the partnership. Such a partner or partnership should consult its own tax advisor as to the United States federal income tax consequences of the receipt and ownership of the Warrants, Rights or the ownership of shares of Common Stock received upon exercise of the Warrants or Rights or, if applicable, upon exercise of the over-subscription privilege.

This discussion addresses only certain aspects of United States federal income taxation. You should consult your own tax advisor regarding the United States federal, state, local, non-U.S. and other tax consequences of the receipt and ownership of the Rights acquired in the Rights Offering and the Warrants acquired in the Warrant Distribution and the ownership of shares of Common Stock received upon exercise of the Warrants, Rights or, if applicable, upon exercise of the over-subscription privilege.

Taxation of Rights

Receipt of Warrants and Rights

Your receipt of Rights in the Rights Offering and Warrants in the Warrant Distribution should be treated as a nontaxable distribution for United States federal income tax purposes. The discussion below assumes that the receipt of Warrants and subscription Rights will be treated as a nontaxable distribution.

Tax Basis and Holding Period of Warrants and Rights

Your tax basis of the Warrants and Rights for United States federal income tax purposes will depend on the fair market value of the Warrants and Rights you receive and the fair market value of your existing shares of Common Stock on the date you receive the Warrants and Rights.

If the fair market value of the Warrants and the Rights you receive is 15% or more of the fair market value of your existing shares of Common Stock on the date you receive the Warrants and the Rights, then you must allocate the tax basis of your existing shares of Common Stock between the existing shares of Common Stock and the Warrants and the Rights you receive in proportion to their respective fair market values determined on the date you receive the Warrants and the Rights. If the fair market value of the Warrants and the Rights you receive is less than 15% of the fair market value of your existing shares of Common Stock on the date you receive the Warrants and the Rights, the Warrants and the Rights will be allocated a zero tax basis, unless you elect to allocate the tax basis of your existing shares of Common Stock between the existing shares of Common Stock and the Warrants and the Rights you receive in proportion to their respective fair market values determined on the date you receive the Warrants and the Rights. If you choose to allocate the tax basis between your existing shares of Common Stock and the Warrants and the Rights, you must make this election on a statement included with your United States federal income tax return for the taxable year in which you receive the Warrants and the Rights. Such an election is irrevocable. The fair market value of the Warrants and the Rights on the date the Warrants and Rights are distributed is uncertain, and we have not obtained, and do not intend to obtain, an appraisal of the fair market value of either the Warrants or the Rights on that date. In determining the fair market value of the Warrants and the Rights, you should consider all relevant facts and circumstances, including any difference between the Subscription Price of the Rights and the trading price of our Common Stock on the date that the Rights are distributed, any differences between the Warrant Exercise Prices and the trading price of our Common Stock on the date that the Warrants are distributed, the length of the period during which the Rights and the Warrants may be exercised and the fact that the Warrants are transferable and that the Rights are non-transferable.

Your holding period of the Warrants and Rights will include your holding period of the shares of Common Stock with respect to which the Warrants and Rights were distributed.

Exercise of Rights and Warrants

You generally will not recognize gain or loss upon exercise of the Rights or Warrants. The tax basis of the shares of Common Stock you receive upon exercise of the Rights or Warrants or, if applicable, upon exercise of the over-subscription privilege generally will equal the sum of (i) the Subscription Price or Warrant Exercise Price (as the case may be) and (ii) the tax basis, if any, of the Rights or Warrants as determined above. Your holding period of the shares of Common Stock you receive upon exercise of the Rights or Warrants or, if applicable, upon exercise of the over-subscription privilege will begin on the date the Rights or Warrants are exercised.

Expiration of Rights or Warrants

If you do not exercise the Rights or Warrants, you should not recognize a capital loss for United States federal income tax purposes and any portion of the tax basis of your existing shares of Common Stock previously allocated to the Rights or Warrants not exercised will be re-allocated to the existing shares.

Sale of Warrants

Upon a sale or other disposition of a Warrant, you will generally recognize a capital gain or loss for United States federal income tax purposes equal to the difference between the U.S. dollar value of the amount that you realize and your tax basis, determined in U.S. dollars, in your Warrant (if any). Capital gains of a non-corporate U.S. Holder is generally taxed at preferential rates where the holder has a holding period greater than one year. The gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes. The deductibility of capital losses is subject to limitations.

The Rights may not be sold or transferred.

Ownership of Common Stock

U.S. Holders

Dividends

In general, distributions with respect to Common Stock will constitute dividends to the extent made out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a non-taxable return of capital to the extent of your tax basis in Common Stock and thereafter as capital gain from the sale or exchange of such Common Stock. Dividends received by a corporate U.S. Holder may qualify for a dividends-received deduction and dividends received by non-corporate U.S. Holders, including individuals, may qualify for preferential rates of taxation; however, in each case, a certain holding period and other limitations apply.

Gain on Disposition of Common Stock

Upon the sale or other disposition of Common Stock, you will generally recognize capital gain or loss for United States federal income tax purposes equal to the difference between the value of the amount that you realize and your tax basis in Common Stock. Capital gain of a non-corporate U.S. Holder is generally taxed at preferential rates where the holder has a holding period greater than one year. The gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes. The deductibility of capital losses is subject to limitations.

Non-U.S. Holders

Dividends

Except as described below, if you are a Non-U.S. Holder of Common Stock, dividends paid to you are subject to withholding of United States federal income tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. Even if you are eligible for a lower treaty rate, we and other payers will generally be required to withhold at a 30% rate (rather than the lower treaty rate) on dividend payments to you, unless you have furnished to us or another payer:

•
a valid Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, your status as a non-United States person and your entitlement to the lower treaty rate with respect to such payments, or

•
in the case of payments made outside the United States to an offshore account (generally, an account maintained by you at an office or branch of a bank or other financial institution at any location outside the United States), other documentary evidence establishing your entitlement to the lower treaty rate in accordance with U.S. Treasury regulations.

If you are eligible for a reduced rate of United States withholding tax under a tax treaty, you may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the IRS.

If dividends paid to you are “effectively connected” with your conduct of a trade or business within the United States, and, if required by a tax treaty, the dividends are attributable to a permanent establishment that you maintain in the United States, we and other payers generally are not required to withhold tax from the dividends, provided that you have furnished to us or another payer a valid Internal Revenue Service Form W-8ECI or an acceptable substitute form upon which you represent, under penalties of perjury, that:

•	you are a non-United States person, and

•	the dividends are effectively connected with your conduct of a trade or business within the United States and are includible in your gross income.

“Effectively connected” dividends are taxed at rates applicable to United States citizens, resident aliens and domestic United States corporations.

If you are a corporate Non-U.S. Holder, “effectively connected” dividends that you receive may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Gain on Disposition of Common Stock

If you are a Non-U.S. Holder, you generally will not be subject to United States federal income tax on gain that you recognize on a disposition of Common Stock unless:

•
the gain is “effectively connected” with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States, if that is required by an applicable income tax treaty as a condition for subjecting you to United States taxation on a net income basis,

•	you are an individual, you hold the Common Stock as a capital asset, you are present in the United States for 183 or more days in the taxable year of the sale and certain other conditions exist, or

•
we are or have been a United States real property holding corporation for federal income tax purposes and you held, directly or indirectly, at any time during the five-year period ending on the date of disposition, more than 5% of the Common Stock and you are not eligible for any treaty exemption.

If you are a corporate non-U.S. Holder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

We have not been, are not and do not anticipate becoming a United States real property holding corporation for United States federal income tax purposes.

Withholdable Payments to Foreign Financial Entities and Other Foreign Entities

Under recently enacted legislation, a 30% withholding tax would be imposed on certain payments that are made after December 31, 2012 to certain foreign financial institutions, investment funds and other non-U.S. persons that fail to comply with information reporting requirements in respect of their direct and indirect United States shareholders and/or United States account holders. Such payments would include U.S.-source dividends and the gross proceeds from the sale or other disposition of stock that can produce U.S.-source dividends.

Federal Estate Taxes

Common Stock held by a Non-U.S. Holder at the time of death will be included in the holder’s gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Backup Withholding and Information Reporting

If you are a Non-U.S. Holder, we and other payers are required to report payments of dividends on IRS Form 1042-S even if the payments are exempt from withholding. You are otherwise generally exempt from backup withholding and information reporting requirements with respect to:

•	dividend payments and

•
the payment of the proceeds from the sale of Common Stock effected at a United States office of a broker, as long as the income associated with such payments is otherwise exempt from United States federal income tax, and:

•	the payer or broker does not have actual knowledge or reason to know that you are a United States person and you have furnished to the payer or broker:

•	a valid Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-United States person, or

•	other documentation upon which it may rely to treat the payments as made to a non-United States person in accordance with U.S. Treasury regulations, or

•	you otherwise establish an exemption.

Payment of the proceeds from the sale of Common Stock effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of Common Stock that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

•	the proceeds are transferred to an account maintained by you in the United States,

•	the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or

•	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption.

In addition, a sale of Common Stock will be subject to information reporting if it is effected at a foreign office of a broker that is:

•	a United States person,

•	a controlled foreign corporation for United States tax purposes,

•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or

•	a foreign partnership, if at any time during its tax year:

•	one or more of its partners are “U.S. persons”, as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

•
such foreign partnership is engaged in the conduct of a United States trade or business, unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the IRS.

LEGAL MATTERS

The validity of our Common Stock offered hereby will be passed upon by Sichenzia Ross Friedman Ference LLP, New York, New York.

EXPERTS

Our consolidated financial statements at December 31, 2010, and for the two years in the period then ended, appearing in this Prospectus have been audited by Michael T. Studer, CPA P.C., independent registered public accounting firm, as set forth in their report thereon appearing elsewhere in this Prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

DESCRIPTION OF BUSINESS

Omagine, Inc. is a holding company which conducts substantially all of its real estate development operations through its sixty percent (60%) owned subsidiary Omagine LLC. and its wholly-owned subsidiary Journey of Light, Inc. (“JOL”).

The Company plans to continue its focus on real-estate development, entertainment and hospitality ventures and on developing, building, owning and operating tourism and residential real-estate development projects, primarily in the Middle East and North Africa.

Products, Services, Marketing and Distribution

The Omagine Project

The Company has proposed to the Government of Oman (the “Government”) the development of a real estate and tourism project (the "Omagine Project") to be developed by Omagine LLC in Oman.  Omagine LLC was formed in Oman as a limited liability company on November 23, 2009, for the purpose of designing, developing, owning and operating the Omagine Project.

We anticipate that the Omagine Project will be developed on one million square meters (equal to approximately 245 acres) of beachfront land facing the Gulf of Oman just west of the capital city of Muscat and approximately six miles from Muscat International Airport (the "Omagine Site"). It is planned to be an integration of cultural, heritage, educational, entertainment and residential components, including: a "high culture" theme park containing seven pearl shaped buildings, each approximately 60 feet in diameter, associated exhibition buildings, a boardwalk, an open air amphitheater and stage; open space green areas; a canal and enclosed harbor and marina area; associated retail shops and restaurants, entertainment venues, boat slips and docking facilities; a five-star resort hotel, a four-star resort hotel and possibly an additional three or four-star hotel; commercial office buildings; shopping and retail establishments integrated with the hotels, and more than two thousand residences to be developed for sale.

Significant commercial, retail, entertainment and hospitality elements are also included in the Omagine Project which is expected to take more than 5 years to complete. The Company plans, over time, to also be in the property management, hospitality and entertainment businesses.

Non-Omani persons (such as expatriates living and working in Oman) are not permitted by Omani law to purchase land or residences in Oman outside of an Integrated Tourism Complex (“ITC”). Pursuant to the Development Agreement as presently contemplated, the Government will issue a license to Omagine LLC designating the Omagine Project as an ITC and as such, Omagine LLC will be permitted to sell the freehold title to land and residential properties which are developed on the Omagine Site to any person, including any non-Omani person.

The Development Agreement:

The contract between the Government and Omagine LLC which will govern the design, development, construction, management and ownership of the Omagine Project and the Government’s and Omagine LLC’s rights and obligations with respect to the Omagine Project, is the “Development Agreement” (the “DA”). The Development Agreement has been approved by all the required Ministries of the Government of Oman.

Since His Excellency the present Minister of Tourism was appointed in 2011 and was therefore unfamiliar with past Ministry of Tourism (“MOT”) dealings with respect to the Omagine Project, the legal staff at the MOT asked us in June 2011 to provide a history of the Omagine Project for use by them in updating and briefing the then newly appointed Minister. We and our lawyers complied with this quite reasonable request in June 2011 by delivering to MOT, among other things, a 12 page factual record of the history of the negotiations from inception through June 2011 ( the “Omagine DA Report” ). In July 2011 the Company’s attorneys were informed that the newly appointed Minister of Tourism approved the DA for the Omagine Project and that all matters regarding the DA were resolved, agreed and accepted by the Government.

The last remaining condition precedent necessary to be accomplished in order to sign the DA was the registration of the names and ownership positions of the Omagine LLC shareholders with the Government of Oman (the “Registration”). The Registration was accomplished on September 13, 2011 and the final Registration documents were delivered to MOT on September 19, 2011.

On September 13, 2011, the Company’s president, Mr. Frank Drohan, wrote to His Excellency, the Minister of Tourism advising him of the finalized Registration and the imminent delivery of the Registration documents to MOT and requesting a meeting for the purpose of scheduling an October signing date for the Development Agreement. On September 19, 2011, Mr. Sean Angle, our attorney and a partner at DLA Piper, wrote to His Excellency enclosing the Registration documents requested by MOT and a copy of Mr. Drohan’s September 13th  letter. During September and October 2011, our employees attempted numerous times to schedule a meeting between His Excellency and Mr. Drohan.

On November 1, 2011, Mr. Angle again wrote to His Excellency to follow up and reminded His Excellency that the Registration was completed in September and that “This was the last remaining task to be completed by our client before the signing of the Development Agreement”.

In mid-November, Mr. Drohan spoke to His Excellency who informed Mr. Drohan that he would arrange a meeting between Omagine and MOT senior staff. The MOT senior staff would then report to and brief His Excellency. The meeting was scheduled for December 10, 2011.

On December 10, 2011, Mr. Drohan, three other Company staff members (representing senior management, finance and design individuals of Omagine LLC) and two lawyers representing Omagine LLC attended the meeting at MOT on behalf of the Company.

Four senior MOT staff members attended on behalf of MOT. The MOT lawyer opened the meeting by stating that “we will not be signing the DA today but we will sign it in the next 3 weeks”. Two of the MOT attendees were new and had no knowledge of any ongoing MOT projects or negotiations and they asked us to brief them on the “history of the Omagine Project”.

Our staff and lawyers pointed out that we had provided the answer five months previously to that precise inquiry from His Excellency – in June 2011 – in detail - in writing – in the Omagine DA Report (mentioned above). All four MOT attendees then informed us that they had not seen or read the Omagine DA Report.

After much discussion, all the MOT attendees agreed that they would find and read the Omagine DA Report and use it to brief His Excellency (who was travelling at the time) and asked us to return in January 2012 to meet with His Excellency.

Mr. Drohan then addressed all the MOT attendees and inquired: “Is there anyone in this room that has any indication or knowledge or reason to believe that the DA will not be signed ?” No one replied that they had any such indication, knowledge or reason to so believe – on the contrary they had confirmed during the meeting that in spite of the long DA negotiation process – “Everything was now agreed.”  They again stated that they had to find and read the Omagine DA Report, brief His Excellency, and then His Excellency would meet and conclude with Mr. Drohan in January.

Our attorney, Mr. Angle, stated that he would immediately send another copy of the June 2011 Omagine DA Report to them at MOT (which has been done) and he confirmed the timetable of mid-January 2012 for the MOT staff to accomplish their task of briefing His Excellency.

Management and its lawyers have very extensive experience dealing with the Omani Government bureaucracy and particularly with the MOT. The consensus of all the Omagine staff and lawyers at the December 10th  meeting was that while this meeting outcome was opaque and difficult to explain outside of Oman, it was not very unusual within Oman. Since the ministerial changes made in Q1 of 2011, similar occurrences at MOT and other ministries were being experienced by and reported to us by business acquaintances in Oman.

It is the unanimous opinion of the Omagine staff and lawyers at the December 10th  meeting that, notwithstanding the rather opaque outcome of the December 10th meeting, the DA process is very clearly concluding.

Management continues to be cautiously optimistic that the DA will be signed in January 2012 – or possibly in February 2012. Omagine LLC staff members and our attorneys in Oman are presently following up with the MOT in Oman and Company management will return to Oman in January to follow up on the results of the December 10, 2011 meeting. Although there have been extraordinary delays to date by the Government, the Company believes, based on continued assurances from the Government, that the Government remains eager to conclude and sign the Development Agreement.

The Shareholder Agreement:

In May 2011, Omagine, Inc. and three (3) investors (the “New Shareholders”) signed a shareholders’ agreement dated as of April 20, 2011 with respect to Omagine LLC (the “Shareholder Agreement”). The Shareholder Agreement is Exhibit 10.4 hereto.

Prior to the signing of the Shareholder Agreement Omagine LLC was a wholly owned subsidiary of Omagine, Inc. Pursuant to the provisions of the Shareholder Agreement, Omagine, Inc. reduced its 100% ownership of Omagine LLC to sixty percent (60%) and Omagine LLC sold newly issued shares of its capital stock to the New Shareholders and to Omagine, Inc.

The Office of Royal Court Affairs ("RCA"), is an Omani organization representing the personal interests of His Majesty, Sultan Qaboos bin Said, the ruler of Oman. Consolidated Contractors International Company, SAL, (“CCIC”) is a 60 year old Lebanese multi-national company headquartered in Athens, Greece. In 2010 CCIC had approximately five and one-half (5.5) billion dollars in annual revenue, one hundred twenty thousand (120,000) employees worldwide, and operating subsidiaries in, among other places, every country in the Middle East and North Africa (the “MENA Region”). Consolidated Contracting Company S.A. (“CCC-Panama”) is a wholly owned subsidiary of CCIC and is its investment arm. Consolidated Contractors (Oman) Company LLC, (“CCC-Oman”) is an Omani construction company with approximately 13,000 employees in Oman and is CCIC’s operating subsidiary in Oman.

The New Shareholders are (i) RCA, (ii) CCC-Panama and (iii) CCC-Oman. The parties to the Shareholder Agreement are Omagine, Inc. and the New Shareholders.

The Shareholder Agreement defines the “Pre-Development Expense Amount” as the total amount of Omagine Project related expenses incurred by the Company prior to the signing of the DA. Such expenses were and continue to be incurred with respect to the planning, concept design, re-design, engineering, financing, capital raising costs and promotion of the Omagine Project and the negotiation and conclusion of the Development Agreement with the Government.

The Shareholder Agreement (i) estimates the Pre-Development Expense Amount to be approximately nine (9) million U.S. dollars and (ii) defines the Success Fee as being equal to ten (10) million dollars.

As provided for in the Shareholder Agreement, Omagine, Inc. will receive payment in full of:

(i)	the Pre-Development Expense Amount and,

(ii)	the $10 million Success Fee.

The Shareholder Agreement defines the “Financing Agreement Date” as the day upon which Omagine LLC and an investment fund, lender or other person first execute and deliver a legally binding financing agreement. The date shortly after the Financing Agreement Date when Omagine LLC draws down the first amount of debt financing is the “Draw Date”.

The ten (10) million dollar Success Fee will be paid to Omagine, Inc. in five annual two (2) million dollar installments beginning on or within ten (10) days after the Draw Date.

Fifty percent (50%) of the Pre-Development Expense Amount will be paid to Omagine, Inc. on or within ten (10) days after the Draw Date, and the remaining fifty percent (50%) will be paid to Omagine, Inc. in five equal annual installments beginning on the first anniversary of the Draw Date.

Pursuant to the Shareholder Agreement:

1.
CCIC’s two subsidiaries will invest an aggregate of 19,010,000 Omani Rials (equivalent to approximately $49,426,000) into Omagine LLC. CCC-Panama will invest 12,673,333 Omani Rials (equivalent to approximately $32,950,666) and CCC-Oman will invest 6,336,667 Omani Rials (equivalent to approximately $16,475,334), as follows:

i. As of the date hereof, CCC-Panama has invested 15,000 Omani Rials (equivalent to approximately $39,000) into Omagine LLC and CCC-Panama will invest an additional 12,658,333 Omani Rials (equivalent to approximately $32,911,666) on the Financing Agreement Date.

ii. As of the date hereof, CCC-Oman has invested 7,500 Omani Rials (equivalent to approximately $19,500) into Omagine LLC and CCC-Oman will invest an additional 6,329,167 Omani Rials (equivalent to approximately $16,455,834) on the Financing Agreement Date.

iii. The CCC-Panama and CCC-Oman initial investments of approximately $58,500 has been received by Omagine LLC as of the date hereof and payment of the CCC-Panama and CCC-Oman combined investment balance of approximately $49,367,500 is contingent upon (i) the signing of a contract between Omagine LLC and CCC-Oman appointing CCC-Oman as the general contractor for the Omagine Project, and (ii) the occurrence of the Financing Agreement Date.

iv. The result of the foregoing is that CCC-Panama presently owns ten percent (10%) of Omagine LLC and CCC-Oman presently owns five percent (5%) of Omagine LLC. Absent any further Omagine LLC equity sales, CCC-Panama will continue to own ten percent (10%) of Omagine LLC and CCC-Oman will continue to own five percent (5%) of Omagine LLC.

2.	RCA will invest an aggregate of 7,678,125 Omani Rials (equivalent to approximately $19,963,125) in cash plus the value of the payment-in-kind (the “PIK”) into Omagine LLC as follows:

i. As of the date hereof, RCA has invested 37,500 Omani Rials (equivalent to approximately $97,500) into Omagine LLC and RCA will invest an additional 7,640,625 Omani Rials (equivalent to approximately $19,865,625) on the Financing Agreement Date.

ii. Concurrent with Omagine LLC acquiring its rights over the Omagine Site pursuant to the terms of the Development Agreement, the PIK will be valued and such value will be booked as additional capital in Omagine LLC.

iii. RCA’s initial cash investment of approximately $97,500 has been received by Omagine LLC as of the date hereof and payment of the RCA cash investment balance of approximately $19,865,625 is contingent upon the occurrence of the Financing Agreement Date.

iv. The result of the foregoing is that RCA presently owns twenty-five percent (25%) of Omagine LLC. Absent any further Omagine LLC equity sales, RCA will continue to own twenty-five percent (25%) of Omagine LLC.

3.	Omagine, Inc. will invest an aggregate of 300,000 Omani Rials (equivalent to approximately $780,000) into Omagine LLC as follows:

i. Omagine Inc. invested 20,000 Omani Rials (equivalent to approximately $52,000) into Omagine LLC upon its inception and as of the date hereof, Omagine, Inc. has invested an aggregate of 90,000 Omani Rials (equivalent to approximately $234,000) into Omagine LLC.

ii. Omagine Inc. will invest an additional 210,000 Omani Rials (equivalent to approximately $546,000) into Omagine LLC (the “OMAG Final Investment”) after the DA is signed but before the Financing Agreement Date.

iii. The result of the foregoing is that Omagine, Inc. presently owns sixty percent (60%) of Omagine LLC. Absent any further Omagine LLC equity sales, Omagine, Inc. will continue to own sixty percent (60%) of Omagine LLC.

The percentage ownership of Omagine LLC by each of its shareholders presently is:

Omagine, Inc.	60%
RCA	25%
CCC-Panama	10%
CCC-Oman	5%

Management presently intends to pursue the sale of a percentage of Omagine LLC’s equity to one or more investors as soon as reasonably possible subsequent to the signing of the DA and management believes it can maintain Omagine, Inc.’s majority control of Omagine LLC while successfully selling such Omagine LLC equity to new investors. Although present market conditions remain somewhat unsettled, management remains optimistic that subsequent to the signing of the DA, Omagine LLC will be able to sell a percentage of its equity to one or more investors for an amount in excess of the average investment amount paid by the New Shareholders.

As stipulated above, pursuant to the provisions of the Shareholder Agreement, the total amount of cash investment into Omagine LLC by Omagine, Inc. and the New Shareholders will be $70,169,125 and although Omagine, Inc. and the New Shareholders will invest an aggregate of $936,000 of that $70,169,125 before the Financing Agreement Date, 98.7% of such $70,169,125 equal to $69,233,125 (the “Deferred Cash Investment”) will not be invested by the New Shareholders or received by Omagine LLC until the Financing Agreement Date.

The Financing Agreement Date is presently projected by management to occur within twelve months after the signing of the DA. If however the financial resources are available to Omagine, Inc., management may choose to trigger the Financing Agreement Date earlier (and thereby trigger the $69,233,125 Deferred Cash Investment into Omagine LLC) by having Omagine, Inc. make a secured loan to Omagine LLC to finance the first phase of the development of the Omagine Project. The first phase of the development of the Omagine Project is expected to constitute primarily initial design work and its scope and budgeted cost will be decided upon by Omagine LLC shortly after the DA is signed. Pursuant to the provisions of the Shareholder Agreement the date on which such a loan from Omagine, Inc. to Omagine LLC was made would constitute a Financing Agreement Date. Management is presently examining several alternative methods, including but not limited to this Rights Offering and Warrant Distribution, of making such financial resources available to Omagine, Inc. so that the Company may be in a position to cause a Financing Agreement Date to occur should that be desirable at the time.

While Omagine LLC will have the financial capacity to undertake certain limited initial planning and design activities immediately after the DA is signed, if it wishes to begin extensive design and development activities, absent a Financing Agreement Date, it will have to sell additional equity or raise additional alternative financing. Otherwise it will have to wait until the Financing Agreement Date occurs and debt financing as well as the Deferred Cash Investment is received, in order to perform such extensive design and development activities.

The Shareholder Agreement also recognizes the PIK capital contribution to be made by RCA to Omagine LLC as a portion of the payment by RCA for its shares of Omagine LLC. The PIK represents the value to be ultimately assigned to the approximately 245 acres of beachfront land constituting the Omagine Site which His Majesty the Sultan owned and transferred to the Government for the specific purpose of developing it into the Omagine Project. After the DA is signed, the value of the PIK will be determined by a professional valuation expert in accordance with Omani law and with the concurrence of Omagine LLC’s independent auditor, Deloitte & Touche, (M.E.) & Co. LLC.

Subsequent to the above cash investments into Omagine LLC being made by the New Shareholders and Omagine, Inc., the capital of Omagine LLC after the Financing Agreement Date will be 26,988,125 Omani Rials (equivalent to $70,169,125). The capital of Omagine LLC will likely be increased further at a later date by the non-cash capital increase resulting from the valuation of the PIK.

All of the aforementioned investment amounts, ownership percentages and other terms and conditions of the Shareholder Agreement were negotiated by Omagine, Inc. management on behalf of Omagine LLC in arms-length transactions between Omagine LLC and the New Shareholders. Other than their present ownership positions in Omagine LLC, none of the New Shareholders are affiliates of the Company.

Among other things, the Shareholder Agreement also specifies the corporate governance and management policies of Omagine LLC and it provides for the Omagine LLC shares presently owned by JOL to be transferred to Omagine, Inc. subsequent to the signing of the DA. The foregoing summary of the terms of the Shareholder Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Shareholder Agreement. The Shareholder Agreement is Exhibit 10.4 hereto.

In December 2007 the Company signed a one year agreement (the "MOU") with Bank Muscat SAOG ("BankMuscat" or the "Bank") which is the largest financial institution in Oman. The MOU memorialized the agreement between the Company and the Bank regarding, among other things, the Company appointing the Bank as its financial advisor immediately subsequent to signing the Development Agreement. The MOU also contemplated that the Bank would negotiate with financial institutions and potential investors on behalf of Omagine LLC and act as placement agent for Omagine LLC’s future debt and capital requirements. The Oman Integrated Tourism Projects Fund (the “Fund”) is an investment fund managed by BankMuscat. The MOU also memorialized the Fund’s proposed investment of up to twenty-five percent of the capital of Omagine LLC after the DA was signed. As of the date hereof the DA has not been signed and the MOU has expired.

The Company, the Fund, BankMuscat and Omagine LLC have held many discussions and meetings since 2007 and in August 2010 BankMuscat informed the Company that since the Fund’s authority to make investments would expire in November 2010, the Fund therefore required a guaranteed earlier exit for its proposed equity investment. The other proposed Omagine LLC shareholders would not be guaranteed any such early exit and the Company and the Fund never came to terms on this matter. In October 2010 the Fund informed us that it did not wish to be an equity investor in Omagine LLC but that it did wish to provide subordinate debt financing (“Mezzanine Financing”) to Omagine LLC if and when the DA was signed and subject to its usual due diligence at such time.

It is management’s understanding that the Fund’s authority to make investments was extended in November 2010 for an additional year until November 2011. As of November 2011 the DA has still not been signed and management is of the belief that, in view of the inordinate delays encountered in getting the DA signed, it is now unlikely that the Fund will be a source of such Mezzanine Financing. Subsequent to the signing of the DA, it is our present intention to have Omagine LLC hire Bank Muscat as its non-exclusive financial advisor to provide the Company with financial advisory services with respect to its project financing requirements, including any requirements Omagine LLC may have for further equity investments and/or Mezzanine Financing.

Management is of the opinion that the highest risk (and therefore the most difficult to arrange) portion of Omagine LLC’s capital structure is the 26,988,125 Omani Rials (equivalent to approximately $70 million) of equity capital memorialized in the Shareholder Agreement. This highest risk portion is presently committed to by the Omagine LLC shareholders pursuant to the terms of the recently signed and legally binding Shareholder Agreement.

Subject to the approval of its shareholders and to negotiating and agreeing to a contract, Omagine LLC intends to hire Michael Baker Corp. ("Baker") as its Program Manager and Project Manager. Baker is a publicly traded U.S. firm (AMEX: BKR) in the business of providing program management, engineering, design and construction management services to a wide variety of clients including the U.S. Department of Defense and many state governments and commercial clients. The Company has employed Baker through the feasibility and engineering study phases of the Omagine Project and anticipates that Omagine LLC will execute an agreement with Baker soon after the signing of the Development Agreement. Several Baker representatives and senior executives have made several trips to Oman to visit with management, examine the Omagine Site and plan for Baker’s future involvement with Omagine LLC. In March 2011 the President and CEO of Baker met with the Company’s president in Oman and indicated that Baker would open an office in Oman if it was awarded a contract for the Omagine Project. Baker is headquartered in Pittsburgh, PA, with offices throughout the U.S. and in Abu Dhabi in the United Arab Emirates and is experienced in all aspects of design, program management and construction management for large scale construction and development projects of the magnitude of the Omagine Project. Baker has significant program management and construction management contracts with the United States military worldwide - including in the Middle East.

The interpretive design, entertainment content, and visitor experience design candidates to be hired by Omagine LLC have been narrowed to a short list of professional companies. Subsequent to the signing of the DA, one or more of such companies ("Content Developers") will be engaged by Omagine LLC to transform the Company’s high level strategic vision for the content of the Pearl structures and surrounding areas into physical places offering emotional, intellectual and physical interactions. Each of the prospective candidates has serviced a diverse client base, including theme parks, museums, zoos, aquariums and other such complex entertainment centers around the world, including in the Middle East, and each continues to regularly produce world class attractions globally of the size and scope of the Omagine Project.

In order to move into the actual design and development stage of the Omagine Project, Omagine LLC and the Government must first sign the Development Agreement. All of management’s past estimates regarding the timing of the signing of the DA have been confounded by the often inexplicable delays on the Government’s part and it is not possible to predict a precise DA signing date at this time. While this process has experienced numerous delays, management believes its patience will be rewarded and that the Development Agreement will be signed in early 2012. Notwithstanding the foregoing, and in view of the history of continuous delays by the Government, no assurance can be given at this time that the Development Agreement will be signed soon, or at all.

The financial results of Omagine LLC are consolidated with the financial results of the Company in accordance with accounting principles generally accepted in the United States. The Company experienced a moderate increase in capital in the third quarter of 2011 as a result of the initial capital contributions of the new Shareholders to Omagine LLC. If and when the Financing Agreement Date occurs, the Company will experience another more substantial increase in capital of approximately $42 million which is 60% of the approximately $70 million of cash capital investments which will be recorded at such time as capital on Omagine LLC’s financial statements. At or about that same time the Company may experience an additional substantial, but as yet undetermined, increase in its capital, which increase will be equal to 60% of the valuation of the PIK, provided that the value of the PIK is recorded as capital on Omagine LLC’s financial statements.

The capital of Omagine LLC, bank borrowings, Mezzanine Financing, if any, proceeds from the sales, if any, by Omagine LLC of additional equity stakes, and the proceeds from sales of its residential and commercial properties, are expected to be utilized by Omagine LLC to develop the Omagine Project. Omagine LLC's ongoing financial results will be consolidated with the Company's results as appropriate for as long as Omagine, Inc. remains a shareholder of Omagine LLC.

As presently contemplated, Bank Muscat (which is 30% owned by RCA and is Oman's largest financial institution) will be engaged by Omagine LLC as a non-exclusive financial advisor to assist Omagine LLC in arranging the necessary construction financing for the Omagine Project ("Construction Financing") and other financing for Omagine LLC as may be required. We are currently in discussions with a number of financial institutions with respect to such Construction Financing as well as mezzanine and senior debt for Omagine LLC but these discussions cannot advance further until such financial institutions know the terms of the DA. The final binding contractual terms of the DA can only be assured by having a signed DA in place. Management is cautiously optimistic with respect to Omagine LLC’s prospects for arranging project finance for the Omagine Project but recognizes that given present economic and market conditions, it is not a trivial task and will be challenging. The DA, which is presently agreed and approved (but not yet signed), recognizes and addresses this issue when it states, in relevant part:

“The Government recognises that the Project Company intends to raise limited recourse financing in relation to the Project and that Lenders may expect to be afforded certain rights in relation to it.  Accordingly, the Project Company will by or before the completion of twelve (12) months from the Execution Date enter into a written term sheet with the Lenders for the financing of the first phase, any other phase or all of the Project (a “Term Sheet”).  If the Project Company has not delivered a copy of such Term Sheet to the Government by or before the expiry of the twelve (12) month period referred to above, this Development Agreement then shall have no further effect.”

While the worldwide bank liquidity issues resulting from the 2008-2009 financial crisis have eased, the European sovereign debt crisis has come into full view and the project financing environment in Oman and the MENA Region remains more cautious and challenging than before these crises. Management is in contact on a regular basis with MENA Region banks and international financial institutions regarding the financing of the Omagine Project and remains cautiously optimistic that it will be able to arrange the necessary project financing for the Omagine Project. Omagine LLC's prospective Omani and international bankers are presently of the opinion that the project finance market in Oman remains in the recovery phase due to the slowdowns and price decreases experienced in the local residential and commercial real estate markets during the last few years. The market intelligence garnered by management indicates that local bankers and market participants expect that price stabilization followed by a recovery in both transaction volume and pricing is expected to occur during 2012. Should this recovery in fact occur (and management presently believes that it will), Omagine LLC should be well positioned to benefit from such a recovery since, from a timing perspective, Omagine LLC’s plans contemplate beginning a year or more of intensive design and planning activities once the DA is signed followed by the launch of residential and commercial sales at the Omagine Project. Given the continued delays in getting the DA signed, the Company now expects that planned launch date to be pushed into 2013. Management does not view this as an adverse event since the additional time will give the local real estate market and the project financing environment that much more time to recover.

As the development program becomes more detailed and as the planning and design processes progress, the estimates of construction costs have and will become proportionately more accurate. The Company presently expects, based on current assumptions of Omagine LLC’s updated development program that the development costs (including the costs for design, construction management, program management and construction) for the entire Omagine Project will be between approximately $2.1 and $2.5 billion dollars. As noted below however, the costs of labor and materials as well as the selling prices and market absorption rates of new residential housing and commercial properties remain somewhat volatile and accurate projections for such future costs, selling prices or market absorption rates cannot be made at this time. The Company nevertheless presently expects, based on current assumptions and market activity, that although the selling prices of residential housing in Oman have fallen from their overheated 2007/2008 peaks, such residential prices during the Omagine Project’s planned 2013 sales launch will be at least equal to the prices that are presently budgeted in Omagine LLC’s financial model.

As noted herein, costs and selling prices remain somewhat volatile as the economy in Oman and the surrounding region recovers and improves, and undue reliance on present projections should be avoided. Management cautions that future events rarely develop exactly as forecast, and the best estimates routinely require adjustment.

Omagine LLC’s financial model is frequently updated, modified and adjusted in order to capture what management believes are present market realities and projected trends. The financial model is organized to show best case, worst case and probable case scenarios. The most recent probable case scenario forecasts net positive cash flows for Omagine LLC of approximately $900 million dollars over the seven year period subsequent to the signing of the Development Agreement with a net present value of the Omagine Project of approximately $450 million dollars. Management believes this is a conservative forecast but cautions that it is an uncertain forecast and it is as of the date of this report. Omagine LLC will update this model at regular intervals as new facts and information become available, as the development program and design process unfolds and as market conditions require. It is virtually certain that the various components of the financial model – and therefore the estimates of total cash flow and net present value – will change from time to time in line with market fluctuations and as the project unfolds.

The sale of residential and commercial properties combined with the increase over the last several years in the value of the land constituting the Omagine Site, are the main revenue drivers supporting Omagine LLC's financial projections. The increase over the last several years in the value of the land constituting the Omagine Site is expected to have a positive effect on the valuation of the PIK.

Management cautions that investors should not place undue reliance on the aforementioned financial model projections or on estimates by market participants mentioned herein as all such projections, estimates and forecasts are subject to significant uncertainties and contingencies, many of which are beyond the Company's control, and no assurance can be given that the projections will be realized or that the estimates or forecasts will prove to be accurate. Potential investors are cautioned not to place undue reliance on any such forward-looking statement or forecast, which speaks only as of the date hereof.

Although the Oman economy has not been as severely affected by the 2008-2009 worldwide financial crisis as nearby Dubai or other countries, it did experience negative effects, slowdowns and volatility in both prices and market absorption rates. Raw material and labor prices initially dropped dramatically and have now recovered somewhat and stabilized. Recent sales prices for housing in other integrated tourism projects in the Muscat area of Oman appear to have stabilized below their 2007/2008 peaks but above the 2006 levels, and the inventory of unsold housing in the secondary (re-sale) market has diminished which some market observers see as an important indicator of pent-up future demand. The market absorption rates (number of market transactions) for new residential housing remains weak but has picked up in recent months and some market observers and real estate agents expect a stronger resurgence during 2012 as existing pent-up demand is unleashed and buyers’ become less fearful. The ongoing sovereign debt crisis in Europe however only adds to buyers’ unease and the outcome of that crisis and its effect on buyers’ behavior is unknown at this time. Assuming the DA is signed in the first quarter of 2012, Omagine LLC is not expected to begin offering residential units for sale until approximately the second half of 2013.

Some of the 2009/2010 delays we have experienced - although frustrating and not of our making - have in some instances worked to the benefit of the Company. Had we been successful in signing the DA in 2009 - it is now clear in hindsight that we may very well have been caught in the tsunami of the worldwide financial crisis which would have, in management’s present opinion, had negative effects on the Company. Management is of the opinion that - ironically - the prospects for the Company and its shareholders have benefited from some of the 2009/2010 delays encountered and the Company’s prospects will be well served if the DA is signed in early 2012.

Subsequent to the signing of the Development Agreement, the Omagine Site's value will be definitively determined by a qualified independent real-estate appraiser and such appraisal will be utilized to determine the value of the PIK and by Omagine LLC’s financial advisors in their discussions with banks and other financial institutions in order to arrange the Project and Construction Financing. Omagine LLC's requirement for such financing is expected to be reduced by its ability to pre-sell residence and commercial units by entering into sales contracts with third party purchasers and receiving deposits and progress payments during the construction of such units. Recent trends in the local market however have indicated a reduced consumer appetite for pre-sales of residence units as many more buyers are now demanding a finished product before entering into sales contracts with developers.

The Development Agreement as presently contemplated and agreed (but not yet signed), allows for sales and pre-sales of any of the residential or commercial buildings that will be developed and built on the Omagine Site. The freehold title to the land within the Omagine Site underlying such residences or commercial properties may be transferred to the buyer at the closing of such sales transactions.

The Company continues the preparation for its anticipated future business activities in various ways including but not limited to: (i) recruiting various executive level personnel that will be required to ramp up organizationally for the Omagine Project, (ii) examining various methods of raising additional capital for both Omagine, Inc. and Omagine LLC; (iii) negotiating the outlines of initial contracts with the major vendors, contractors, consultants, employees and financial institutions proposed to be involved in the Omagine Project, (iv) arranging the appropriate and required legal, accounting, tax and other professional services both in Oman and the U.S., (v) updating our corporate website, (vi) examining various tax structures, (vii) reviewing and complying (to the extent we are presently able) with the listing requirements of various stock exchanges so we may be prepared to apply for such listing(s) as soon as we are eligible, (viii) examining various other matters we believe will enhance shareholder value (including but not limited to hiring an in-house Investor Relations manager to enhance our presently modest shareholder relations efforts), and (ix) examining other potential Company revenue streams which are ancillary to, and derivative of, the Omagine Project.

The present nature of the Company's business is such that it is not expected to generate revenue until after the occurrence of an event - the signing of the Development Agreement for the Omagine Project - which, as of the date hereof, has not yet occurred. Moreover, revenue from real estate development associated with the Omagine Project is not expected to occur until subsequent to the Financing Agreement Date. Pursuant to the terms of the Shareholder Agreement, the Company will also derive revenue on and subsequent to the Financing Agreement Date from the payment to Omagine, Inc. of the $10 million Success Fee and the reimbursement of the Pre-Development Expense Amount. The Company is planning to enter businesses other than real estate development - and ancillary to the Omagine Project - subsequent to signing the Development Agreement and expects to generate ongoing revenue streams from such businesses, but no projections of the amount of such revenue, if any, can be made at this time.

Notwithstanding the foregoing "forward looking statements", no assurances can be given at this time that the Development Agreement will actually be signed or that the Financing Agreement Date or the anticipated revenues from the Omagine Project will actually occur.

All "forward looking statements" contained herein are subject to known and unknown risks, uncertainties and other factors which could cause Omagine LLC's, and therefore the Company's, actual results, financial or operating performance or achievements to differ from management's projections for them as expressed or implied by such forward-looking statements.

Projections and assumptions contained and expressed herein are based on information available to the Company at the time so furnished and as of the date hereof and are, in the opinion of management, reasonable. All such projections and assumptions are subject to significant uncertainties and contingencies, many of which are beyond the Company's control, and no assurances can be given that the projections will be realized. Potential investors are cautioned not to place undue reliance on any such forward- looking statements, which speak only as of the date hereof.

Several Omagine, Inc. shareholders have contacted us recently and expressed concern that the current tension and unrest in the MENA region, both external and internal to Oman, have had, or will have a negative effect on the Omagine Project or have caused a delay in the closing process for the Omagine Project. Management is of the opinion that this has not been the case, nor does it believe that moving forward, it will be the case. During the period of Middle East headline news about the Arab Spring and unrest in the MENA region, Omagine LLC was fully engaged in (i) revising, concluding and signing the Shareholder Agreement with the New Shareholders, and (ii) concluding the final DA and the Registration.

Other Arab countries in the MENA region have experienced and are experiencing mass demonstrations of discontent with the rule of their heads of state and in some cases these demonstrations are being met with violent pushback by some governments in the MENA region but this has not been the case in politically and economically stable Oman. Notwithstanding the foregoing, in the first half of 2011 Oman experienced several low-key, low-turnout, low-intensity demonstrations with respect to job opportunities and wages for Omanis (a very few of which involved violent behavior) and these have been met by His Majesty and the Government with pro-active positive measures and economic and political initiatives (including widely acclaimed recent elections) to address the expressed concerns of the citizens of Oman.

In mid-2011 His Majesty, the Sultan made changes in various ministries in the Government, including appointing a new Minister of Tourism to fill the vacancy caused by the passing in early 2011 after a long illness of the former Minister of Tourism. Several other new ministers have also been appointed in response to the recent demonstrations and calls for reform mentioned above. Management is of the view that such changes will not have an adverse effect on Omagine LLC or on the Omagine Project.

All "forward looking statements" contained herein are subject to, known and unknown risks, uncertainties and other factors which could cause Omagine LLC's and the Company's actual results, financial or operating performance or achievements to differ from management's projections for them as expressed or implied by such forward-looking statements. Projections and assumptions contained and expressed herein are based on information available to the Company at the time so furnished and as of the date hereof and are, in the opinion of management, reasonable. All such projections and assumptions are subject to significant uncertainties and contingencies, many of which are beyond the Company's control, and no assurances can be given that the projections will be realized. Potential investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date hereof.

Competition:

The real-estate development business in Oman is a competitive business populated by companies with substantially greater financial, managerial and personnel resources than the Company presently possesses. Management believes that the Company's ability to assemble and coordinate a team of experienced American, European and Middle Eastern consultants in a wide variety of specialized fields was crucial to its success to date in advancing the Omagine Project to its present status. These consultants, some of whom, depending upon future events may become employees of the Company, are each highly experienced in their respective fields. These fields of expertise include the following: strategic planning; visioning; branding; marketing; Islamic scholarship and research; master planning; architecture; city planning; conceptual design; project management; construction management; general contracting; quantity surveying and costing; interior design; landscape design; art; public policy; engineering (structural, civil, mechanical, electrical, marine); Omani law; cultural and exhibition design; interpretative design; tourism experience designers; recreational operations planning and management; investment banking; structured finance; motion based ride technology; film technology; training and hotel management. In addition the Company's president, Frank J. Drohan, has over 30 years of experience doing business across most of the Middle East and is familiar with the cultural and business environment of the MENA Region.

Although several of Omagine LLC's competitors have well established businesses and brand reputations, management believes that Omagine LLC's advantages are (i) the uniqueness of the Omagine Project is particularly attractive to the Government, (ii) the Company's and Omagine LLC's senior management have established strong and trusting relationships with the relevant Government officials, and (iii) the recently executed Shareholder Agreement with the office of Royal Court Affairs and two subsidiaries of Consolidated Contractors Group S.A.L. strongly demonstrates the levels of commitment and professionalism of our partners that will be developing the Omagine Project with us. Company management believes Omagine LLC can successfully compete in this marketplace through a combination of unique development concepts, effective relationship management and the utilization of highly professional, competent and experienced sub-contractors and consultants who are well known to the Government.

Engineering, Design and Construction:

Omagine does not presently own or directly operate any engineering, design or construction companies or facilities but the Company or Omagine LLC may, depending upon events, set up its own in-house design supervision team and/or enter into joint ventures with firms providing the aforesaid services. To date, the Company has generally conceived the development concepts and defined the "scope of work" and then, as required, contracted with various designers, architects, contractors and consultants in the United States, Europe and the Middle East to perform those tasks. There are many such designers, architects, contractors and consultants available with competitive pricing and the Company does not believe that the loss or inability to perform of any such designer, architect, contractor or consultant would have a material, adverse impact on its business or operations. The Company believes it maintains a good working business relationship with its designers, architects, contractors and consultants. As presently planned, all copyrights to documents, designs and drawings executed by such independent designers, architects, contractors and consultants are or will be the property of either Omagine, LLC or Omagine, Inc. (See: "Patents, Copyrights and Trademarks").

Marketing:

The Company has engaged in significant marketing, design, promotional and other activities with respect to the Omagine Project and has to date incurred a significant amount of costs associated with these activities. These costs and expenses are generally associated with travel, consulting and professional fees, pre-planning and feasibility studies and with similar such activities including preparing and making presentations to the Government of Oman (collectively they constitute the Pre-Development Expense Amount). Pursuant to the provisions of the Shareholder Agreement the Pre-Development Expense Amount (presently estimated to be approximately nine million U.S. dollars ($9,000,000) will be reimbursed to Omagine, Inc. by Omagine LLC.

Manufacturing and Production:

The Company does not engage in any manufacturing activities and as such does not maintain any inventory and has no present plans to do so.

Patents, Copyrights and Trademarks:

Omagine, Inc. has filed trademark applications with the United States Patent and Trademark Office ("USPTO") for the mark OMAGINE and six related marks (collectively, the "Marks"). Omagine, Inc. has also filed trademark applications for the Marks in Oman and Kuwait within the applicable time periods required.

The mark OMAGINE and three of the six related Marks have been issued Certificates of Registration from the USPTO and are now officially registered Marks in the United States.

The USPTO has issued a "Notice of Allowance" with respect to each of the remaining three related Marks and those applications could have been approved for registration upon the filing of a valid "Statement of Use" attesting that the respective Marks are in commercial use. These remaining three related Marks have not been put into commercial use by the “Final Statement of Use Deadline” and all three applications have expired.  All three Marks remain of interest to the Company and it intends to file new trademark applications with the USPTO in the future.

Trademark applications for the OMAGINE Mark and eight related Marks were filed in Oman and all have now been issued Certificates of Registration in Oman. A trademark application for the OMAGINE Mark filed in Kuwait has been examined by the trademark office in that jurisdiction and no bar to its registration there has been found. Omagine, Inc. awaits notice of the registration of the OMAGINE Mark in Kuwait. The Company’s trademark attorneys continue to monitor the process which remains ongoing.

Governmental Regulation:

The Company expects that Omagine LLC will require several Omani governmental licenses, permits and approvals for its services and products during the development, construction and operation of the Omagine Project (collectively, “Licenses and Permits”). The obligation of the Government of Oman to issue all such Licenses and Permits as may be required is specifically detailed in the Development Agreement. The Company does not anticipate any negative effects on its or Omagine LLC's business from any existing or probable Omani governmental laws or regulations. Omagine LLC will incur certain costs and sustain certain effects on its operations as a consequence of its compliance with Omani laws, including environmental laws, and regulations and all such costs and effects are expected to occur as part of the normal course of its business. The Company does not require any U.S. governmental approval of its services, products or activities in Oman nor does the Company anticipate any negative effects on its business from any existing or probable U.S. or Omani governmental laws or regulations. Both the Government of the United States and the Government of Oman have now ratified the U.S.- Oman Free Trade Agreement.

Employees and Employment Benefits:

As of the date hereof, we have five full time employees and eleven consultants, eight of whom we presently plan to hire as full time employees of Omagine, Inc. or Omagine LLC subsequent to the signing of the DA. None of our employees are represented by a labor union for purposes of collective bargaining. We consider our relations with our full time employees and consultants to be good. In view of the extraordinary delays encountered in signing the DA and the fact that our employees and consultants have been significantly under-compensated for several years, the Board of Directors approved stock grants to six of our consultants in December 2011 and also approved the issuance on January 2, 2012 of the “January 2012 Options” (as that term is hereinafter defined) to thirteen persons who are either employees or directors of the Company or consultants to the Company. The continued services of these persons to the Company was deemed to be of paramount importance by the Board of Directors and the stock grants and the January 2012 Options were approved in order to incentivize these persons to continue their efforts on behalf of the Company throughout 2012. . (See: “Directors, Executive Officers, Promoters and Control Persons” – “Equity Compensation Plan Information”). Subsequent to the signing of the Development Agreement the Company intends to significantly increase the number of its full time employees. The Company provides and pays for group medical insurance for all full time employees choosing to participate in its plan and the Company sponsors the 401(k) Plan for all eligible full time employees.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINACIAL CONDITION
AND RESULTS OF OPERATIONS

Some of the statements contained in this Prospectus that are not historical facts are "forward-looking statements" which can be identified by the use of terminology such as "estimates," "projects," "plans," "believes," "expects," "anticipates," "intends," or the negative or other variations, or by discussions of strategy that involve risks and uncertainties. We urge you to be cautious of the forward-looking statements and other similar forecasts and statements of expectations which are contained in this Prospectus, since such statements reflect our current beliefs with respect to future events and involve known and unknown risks, uncertainties and other factors affecting our operations, market growth, services, and products. No assurances can be given regarding the achievement of future results, as actual results may differ materially from projected future results as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events. Factors that may cause actual results, our performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include without limitation:

●the uncertainty of success associated with Omagine LLC’s ongoing efforts relative to its signing of the Development Agreement with the Government of the Sultanate of Oman relating to the Omagine Project;

●the uncertainty associated with political events in the Middle East in general;
●the success or failure of the Company’s and Omagine LLC's continuing efforts to secure additional financing.

Overview

Omagine, Inc. is the successor to Alfa International Corp. which was incorporated in New Jersey in 1978. In October 2004 the Company changed its corporate domicile from New Jersey to Delaware and in June 2007 the Company changed its corporate name to Omagine, Inc.  In November 2009 Omagine, Inc. formed Omagine LLC, a limited liability company organized under the laws of Oman, as its wholly owned subsidiary in Oman. In May 2011, the Company and the three (3) New Shareholders executed the Shareholder Agreement with respect to Omagine LLC. Pursuant to the provisions of the Shareholder Agreement, the Company reduced its 100% ownership of Omagine LLC to sixty percent (60%) by causing Omagine LLC to sell newly issued shares of its Omagine LLC capital stock to the Company and to the New Shareholders for an aggregate investment amount of approximately $70.1 million (see Exhibit 10.4 hereto).

Results of Operations

THREE MONTHS ENDED SEPTEMBER 30, 2011 vs.
THREE MONTHS ENDED SEPTEMBER 30, 2010

The Company had no revenue for the three month periods ended September 30, 2011 and September 30, 2010.

Selling, General and Administrative expenses were $330,712 in the third quarter of 2011, compared to $325,363 in the third quarter of 2010. This increase of $5,349 (2%) was attributable to increased consulting fees of $63,431 and various other net expense increases of $2,226 offset by decreased legal fees of $9,764, decreased rent of $16,590, decreased travel of $32,310 and an increase in minority interest loss in Omagine LLC of $1,644.

The Company experienced a net loss of $330,712 during the third quarter of 2011 as compared to a net loss of $325,363 during the same period in the previous fiscal year. This $5,349 (2%) decrease in the Company’s net loss is attributable to the increases in Selling, General and Administrative expenses discussed in the preceding paragraph offset by the increase in the minority interest’s share of the loss in Omagine LLC.

The Company will need to generate revenue in order to attain profitability. The present nature of the Company’s business is such that it is not expected to generate revenue until after the development of the Omagine Project is significantly underway, an event which as of the date hereof, is not certain to occur.

The Company will need to raise additional capital and/or secure additional financing in order to execute its presently conceived business plan with respect to the Omagine Project.

No capital expenditures were incurred during the quarterly period ended September 30, 2011. Depending upon the outcome of current negotiations and the availability of resources, the Company may incur significant expenses related to capital expenditures in the future.

NINE MONTHS ENDED SEPTEMBER 30, 2011 vs.
NINE MONTHS ENDED SEPTEMBER 30, 2010

The Company had no revenue for the nine month periods ended September 30, 2011 and September 30, 2010.

Selling, General and Administrative expenses were $1,283,563 during the first nine months of 2011 compared to $940,987 in the first nine months of 2010. This increase of $342,576 (36%) was primarily attributable to increases in commitment fees of $300,000, consulting fees of $88,121, fringe benefits of $8,071, accounting fees of $11,700, directors’ fees of $13,500 and interest expense of $17,027 and other net increases of $220; offset by decreases in legal fees of $69,839, telephone expense of $6,094 stock option expenses of $13,157, stockholder relations expense of $5,329 and by an increase in minority interests’ share of loss in Omagine LLC of $1,644.

LIQUIDITY AND CAPITAL RESOURCES:

The Company’s net loss for the nine months ended September 30, 2011 was $1,283,563. During the nine months ended September 30, 2011, the Company experienced an increase in cash of $109,634. At September 30, 2011, the Company had a working capital deficit of $1,357,681, compared to working capital deficit of $1,367,603 at December 31, 2010. The $9,922 decreased deficit in working capital is attributable primarily to the $109,634 increase in cash, the $38,191 increase in notes payable and accrued interest, the $46,839 increase in accounts payable and the $16,072 increase in accrued expenses and other current liabilities. Of the $1,615,532 of current liabilities at September 30, 2011, $931,145 (58%) represents amounts due to officers and directors.

The failure of the Company to secure additional funding to implement its business plan, or the failure to sign the Development Agreement for the Omagine Project will significantly affect the Company’s ability to continue operations. The Company is presently examining various options to raise additional capital.

On December 22, 2008, the Company signed a two year Standby Equity Distribution Agreement (the “First SEDA”) with YA Global Investments, L.P. (“YA”). The First SEDA expired on April 30, 2011. Pursuant to the First SEDA Omagine could, at its sole option and upon giving written notice to YA (a “Purchase Notice”), sell shares of its Common Stock (“Shares”) to YA (“Sales”) at the Purchase Price (as determined pursuant to the terms of the First SEDA). The Company was not obligated to sell any Shares to YA but could, in its sole discretion, sell that number of Shares valued at the Purchase Price from time to time in effect that equaled five million dollars ($5,000,000) in the aggregate. YA was obligated to purchase such Shares from the Company subject to certain conditions including (i) the Company filing a registration statement with the SEC to register the Shares, (ii) the SEC declaring such registration statement effective, (iii) periodic Sales had to be separated by a time period equal to five trading days, and (iv) the amount of any such individual Sale could not exceed two hundred thousand dollars ($200,000). The registration statement filed by the Company was declared effective by the SEC as of May 1, 2009 and its effective status expired on April 30, 2010. The Company filed a new registration statement with the SEC to continue to make Sales available to it pursuant to the First SEDA and the SEC declared such new registration statement to be effective as of June 7, 2010. The First SEDA expired on April 30, 2011 and the effective status of the registration statement expired subsequent thereto. All Sales of Shares pursuant to the First SEDA were made at the sole discretion of the Company.

On May 4, 2011, the Company executed a new two year Standby Equity Distribution Agreement (the “Second SEDA”) with YA Global Master SPV Ltd (“YA Master”) under substantially the same terms and conditions as the First SEDA executed between YA and the Company in December 2008. YA Master’s obligation to purchase shares of Common Stock under the Second SEDA is subject to certain conditions, including (i) Omagine obtaining an effective registration statement for shares of Common Stock sold under the Second SEDA, (ii) periodic sales of Shares to YA Master had to be separated by a time period equal to five trading days, and (iii) the amount of any such individual periodic sale of Shares could not exceed the greater of (a) two hundred thousand dollars ($200,000) or (b) the average of the five amounts calculated by multiplying the daily trading volume of the Company’s Common Stock by the bid price for such Common Stock for each of the five trading days prior to the day that the Company delivers written notice to YA Master of the amount of any such individual periodic sale. The registration statement filed by the Company in connection with the Second SEDA was declared effective by the SEC as of August 24, 2011. The Company has utilized the SEDA and the Second SEDA to fund its operations as necessary and, absent any alternative source of financing, intends to continue to utilize the Second SEDA to fund its ongoing operations and the OMAG Final Investment into Omagine LLC. There can be no assurance given that the Company will be able to successfully utilize the Second SEDA to secure the significant amounts of financing necessary for it to execute its presently conceived business plan. The Company is examining alternative methods, including but not limited to this Rights Offering and Warrant Distribution, to more efficiently raise additional capital in order to fund its ongoing operations and to fund the OMAG Final Investment into Omagine LLC.

Results of Operations

FISCAL YEAR ENDED DECEMBER 31, 2010 vs.
FISCAL YEAR ENDED DECEMBER 31, 2009

The present nature of the Company’s business is such that it is not expected to generate revenue until after the occurrence of an event – the development of the Omagine Project - which, as of the date hereof, is not certain to occur. (See: “Business – Products, Services - The Omagine Project”).

The Company did not generate any revenue nor incur any cost of sales for the years ending 2010 and 2009. The Company is focusing all of its efforts on Omagine LLC’s real estate development and entertainment business. The Company is relying on Omagine LLC’s future operations for the Company’s future revenue generation.

Management is presently examining other possible sources of revenue for its JOL subsidiary which, subject to the Development Agreement being executed by Omagine LLC and the Government of Oman, may be added to JOL’s operations.

Selling and marketing expenses were $34,014 during 2010, compared to $36,616 in 2009. This decrease in 2010 of $2,602 (7%) was primarily due to a decrease in automobile costs of $11,139 offset by increase in telephone expense of $8,517. Assuming Omagine LLC signs the Development Agreement for the Omagine Project with the Government of Oman, the Company is expected to incur significant expenses related to marketing, public relations and promotional expenditures in the future.

General and administrative expenses of $1,204,262 in fiscal 2010 were $157,188 (15%) higher than the $1,047,074 incurred in fiscal 2009. This increase was primarily attributable to the increases in 2010 of: fringe benefit expense ($9,698); consulting fees ($31,814); travel expense ($120,903); stockholder relations expense ($13,692), offset by decreases in directors’ fees ($10,500); rent ($4,909) and the net of various other expenses ($3,510).

The Company sustained a net loss of $1,277,001 during 2010 as compared to a net loss of $1,114,409 during 2009. This increase of $162,592 in the Company’s net loss was due primarily to the increased general and administrative expenses mentioned above ($157,188) and increased interest expense ($7,884), net of decreases in selling and marketing expenses ($2,602) and decreased interest income ($124).

The Company incurred $1,158 in capital expenditures during fiscal year 2010. Assuming Omagine LLC signs the Development Agreement for the Omagine Project with the Government of Oman as expected, the Company expects to incur significant expenses related to capital expenditures during fiscal year 2011.

LIQUIDITY AND CAPITAL RESOURCES

In 2010 the Company experienced a $7,604 negative cash flow. This resulted from its negative cash flows of $808,998 and $1,158 from operating and investing activities respectively being partially offset by the $802,552 positive cash flow from its financing activities.

The Company’s financing activities in 2010 consisted of $554,500 in proceeds from the sale by Omagine, Inc. of shares of its Common Stock; $250,000 in proceeds from the issuance by it of convertible notes payable; and a $1,948 decrease in loans to the Company from officers and directors.

The Company incurred net losses of $1,277,001 and $1,114,409 in fiscal years 2010 and 2009 respectively. At December 31, 2010, the Company had a working capital deficit of $1,367,603 compared to working capital deficit of $978,251 at December 31, 2009. This $389,352 increase in the Company’s working capital deficit is attributable to the following: (a) $7,604 decrease in cash and equivalents; (b) $283,424 increase in convertible notes payable and accrued interest; (c) $52,629 decrease in accounts payable; (d) $95 increase in prepaid expenses and other current assets; (e) $1,948 decrease in loans to the Company from officers and directors; (f) $130,299 increase in accrued officer payroll; and (g) $22,752 increase in accrued expense and other current liabilities.

At December 31, 2010, the Company had $148,367 in current assets, consisting of $148,217 in cash and prepaid expenses and $150 in other current assets.

The Company's current liabilities at December 31, 2010 totaled $1,515,970 consisting of $596,888 convertible notes payable and accrued interest, $453,578 of accounts payable and accrued expenses, $8,205 due to officers and directors and $457,299 in accrued payroll. Of the $1,515,970 of current liabilities at December 31, 2010, $856,001 or 57% represents amounts which are due to officers and/or directors.

The $808,998 of funds used by operating activities during 2010 was used primarily to fund the net loss of $1,277,001 [less the non-cash charges totaling $334,062]. Such non-cash charges consisted primarily of $110,040 of stock based compensation related to stock options and issuances of Common Stock (a) for 401(k) contributions of $72,500, (b) in payment of $100,000 of accrued compensation to an employee, and (c) in payment of an account payable of $47,500 owed by the Company to a vendor. As a result of the foregoing, the Company had a cash balance at December 31, 2010 of $148,217 as compared to a cash balance of $155,821 at December 31, 2009.

The Company will rely upon the future business of its majority owned subsidiary Omagine LLC for revenue growth. Omagine LLC presently has limited resources resulting from the initial capital investments into it by Omagine, Inc. and the New Shareholders. Shortly after the Shareholder Agreement was signed in May 2011, Omagine LLC’s resources increased as a result of the nominal initial investments made pursuant to the terms of the Shareholder Agreement (see Exhibit 10.4). The initial cash portion of the Aggregate Investment Amount equal to approximately $390,000 has been received by Omagine LLC as of the date of this Prospectus. Omagine LLC’s resources will again increase when the OMAG Final Investment of 210,000 Omani Rials (equivalent to approximately $546,000) is made by the Company after the DA is signed and prior to the Financing Agreement Date. Not until on or shortly after the Financing Agreement Date however, will Omagine LLC receive the approximately $69.2 million deferred cash portion of the Aggregate Investment Amount being made by the New Shareholders. The continuation of Omagine LLC’s business and its efforts to sign the Development Agreement have been financed to date by Omagine, Inc. and it is planned that such activities will, to a large extent, continue to be financed by Omagine, Inc. until the DA is signed. It is planned that Omagine LLC will finance its own business activities subsequent to the signing of the Development Agreement, except that Omagine, Inc. may, if it has the necessary financial resources, make a secured loan or loans to Omagine LLC in order to trigger the first Financing Agreement Date. The continuation of the Company’s operations is contingent upon receipt by the Company of additional financing.

On December 22, 2008, Omagine, Inc. signed the First SEDA with YA. The First SEDA expired on April 30, 2011. Pursuant to the First SEDA, Omagine, Inc. could, at its sole option and upon giving written notice to YA (a “Purchase Notice”), periodically sell shares of its Common Stock ("Shares") to YA (“Sales”) at the “Purchase Price” (as determined pursuant to the terms of the First SEDA). Omagine, Inc. was not obligated to sell any Shares to YA but could, in Omagine, Inc.’s sole discretion, sell that number of Shares valued at the Purchase Price from time to time in effect that equaled five million dollars ($5,000,000) in the aggregate. YA was obligated to purchase such Shares from Omagine, Inc. subject to certain conditions including (i) Omagine, Inc. filing a registration statement with the SEC to register the Shares, (ii) the SEC declaring such registration statement effective, (iii) periodic Sales had to be separated by a time period equal to five trading days, and (iv) the amount of any individual Sale could not exceed two hundred thousand dollars ($200,000). The registration statement filed by the Company was declared effective by the SEC as of May 1, 2009 and its effective status expired on April 30, 2010. The Company filed a new registration statement with the SEC to continue to make Sales available to it pursuant to the First SEDA and the SEC declared such new registration statement to be effective as of June 7, 2010. The First SEDA expired on April 30, 2011 and the effective status of the relevant registration statement expired subsequent to April 30, 2011. All Sales of Shares pursuant to the First SEDA were made at the sole discretion of the Company.

In March 2011, Omagine, Inc. and YA Master executed a term sheet for the Second SEDA. The term sheet was not legally binding and Omagine, Inc. and YA Master subsequently negotiated the final documents. On May 4, 2011, the Company executed the Second SEDA with YA Master under substantially the same terms and conditions as the SEDA executed between YA and the Company in December 2008. YA Master's obligation to purchase shares of Common Stock under the Second SEDA is subject to certain conditions, including (i) Omagine, Inc. obtaining an effective registration statement for shares of Common Stock sold under the Second SEDA, (ii) periodic sales of Shares to YA Master had to be separated by a time period equal to five trading days, and (iii) the amount of any such individual periodic sale of Shares could not exceed the  greater of (a) two hundred thousand dollars ($200,000) or (b) the average of the five amounts calculated by multiplying the daily trading volume of the Company’s Common Stock by the bid price for such Common Stock for each of the five trading days prior to the day that the Company delivers written notice to YA Master of the amount of any such individual periodic sale.

The Company has relied on the net proceeds from sales of Omagine, Inc.’s equity securities in private placements and in Sales made pursuant to the First SEDA and the Second SEDA to fund its operations during the past several years. The Company is presently exploring several other financing alternatives, including but not limited to this Rights Offering and Warrant Distribution, to fund (a) the 210,000 Omani Rial OMAG Final Investment into Omagine LLC (equivalent to approximately $546,000) which Omagine, Inc. is required to make prior to the Financing Agreement Date, (b) if the need arises, to fund advances to Omagine LLC after the DA is signed and prior to the Financing Agreement Date, (c) if the need arises, to make a secured loan or loans to Omagine LLC in order to trigger the first Financing Agreement Date, and (d) to continue to fund the Company’s operations.

In March 2010 Omagine, Inc. issued an aggregate of 289,996 restricted shares of its Common stock to eligible employees participating in the Omagine, Inc. 401(k) Plan.

Between March and June 2010, Omagine, Inc. sold an aggregate of 618,697 shares of its Common Stock to YA pursuant to the SEDA for aggregate proceeds of $250,000.

In June 2010 Omagine, Inc. issued 118,750 restricted shares of its Common Stock to an unaffiliated vendor in payment of an account payable of $47,500 owed by the Company to such vendor.

In July 2010 Omagine, Inc. issued 82,305 restricted shares of its Common Stock to an employee in payment of $100,001 of unpaid accrued compensation owed by Omagine, Inc. to such employee.

Between July and November 2010, Omagine, Inc. sold an aggregate of 336,972 restricted shares of its Common Stock to seven accredited investors for aggregate proceeds of $304,500.

In March 2009 Omagine, Inc. issued an aggregate of 72,480 restricted shares of its Common Stock to eligible employees participating in the Omagine, Inc. 401(k) Plan.

Between May and December 2009, Omagine, Inc. sold an aggregate of 1,308,877 shares of its Common Stock to YA pursuant to the SEDA for aggregate proceeds of $555,000.

In August 2009 Omagine, Inc. sold 2,000 restricted shares of its Common Stock to a Director for proceeds of $1,400.

Off Balance Sheet Arrangements

We have not entered into any off-balance sheet financing arrangements and have not formed any special purpose entities.

DESCRIPTION OF PROPERTY

The Company maintains its corporate offices at The Empire State Building, Suite 1103, 350 Fifth Avenue, New York, N.Y., 10118. The premises are leased by the Company under a lease expiring February 28, 2013 and the Company also leases warehouse space in Jersey City, N.J. on a month to month basis. Omagine LLC leases office space in Muscat, Oman under a lease expiring June 30, 2012.

LEGAL PROCEEDINGS

We are not party to any material pending legal proceedings.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our directors are elected at the annual meeting of shareholders to hold office until the annual meeting of shareholders for the ensuing year or until their successors have been duly elected and qualified. Officers are appointed by the Board of Directors and serve at the discretion of the Board of Directors. The directors and executive officers of the Company are as follows:

Name	Age	Position
Frank J. Drohan	66	Chairman of the Board of Directors, President, Chief Executive & Financial Officer
Charles P. Kuczynski	58	Vice-President, Secretary and Director
William Hanley	70	Controller & Principal Accounting Officer
Salvatore J. Bucchere	68	Director
Kevin O'C. Green	62	Director
Louis J. Lombardo	67	Director

Frank J. Drohan has served as a director, Chairman of the Board of Directors, President and CEO of the Company since 1991. Mr. Drohan is also the Managing Director and Chief Executive Officer of Omagine LLC. He was Chairman of the Board of Directors, President and sole shareholder of Rif International Corp., a privately held company which had extensive overseas activities in the Middle East between 1977 and 1986. Rif was acquired by Omagine, Inc. in 1997. Mr. Drohan serves as a director and the Chairman of JOL. He is also a director and the Chairman of The Renaissance Team, Inc. (“TRT”) which is a privately held company offering a wide variety of services including: branding, marketing, management, political and strategic visioning, and development management consulting services. Mr. Drohan holds a Bachelor of Science degree in Economics and Political Science from Manhattan College in New York City.

Charles P. Kuczynski has served as a director, Secretary and a Vice-President of the Company since 1996 and previously served as a director and Secretary of the Company from 1988 to 1993. Mr. Kuczynski is a director and Secretary of JOL and also serves as the Secretary of TRT. Prior to joining the Company Mr. Kuczynski was a sales executive with Hillenbrand Industries. Mr. Kuczynski holds a Bachelor of Arts degree from Merrimack College, Massachusetts.

Salvatore J. Bucchere has served as an independent director of the Company since 2001. Mr. Bucchere holds a Bachelor of Business Administration degree in Accounting from St. Johns University in New York and presently lives in Broken Arrow, Oklahoma. From 1965 to 1968 he was employed as a management consultant with Arthur Young & Co. and Main LaFrentz & Co. in New York and from 1968 to 1971, he taught accounting and law. From 1971 to 1977, he served as the Secretary and Vice President of Centennial Industries. During this time, he was one of the founders, with Mr. Drohan, of Biddle International Sales Co. From 1977 to 1979, he was a Vice President and director of Rif International Corp. From 1979 to 2003 he held various executive management and ownership positions in privately held automotive parts distribution companies.

Kevin O’C. Green has served as an independent director of the Company since 2001. Mr. Green graduated from the College of St. Thomas, St. Paul in Minnesota with majors in Geology and Philosophy and from the University of Minnesota Law School. He lives in Mankato, Minnesota where he practices law and he has extensive experience in business and securities law litigation. Mr. Green also has business interests in Honduras where he is the owner of a mining company.

Louis J. Lombardo has served as an independent director of the Company since 2005. Mr. Lombardo retired after 35 years at American Express Company where he was Executive Vice President – Travel Related Services. In this capacity he led an organization of worldwide operating centers employing over 14,000 people and managed a $1.3 billion operating budget and a $600 million capital budget. Mr. Lombardo holds an MBA degree from New York University. He lives in New York City where he owns and operates two privately held businesses and a consulting company.

Directors are elected to serve for one-year terms or until their successors are duly elected and qualified. Officers serve at the discretion of the Board of Directors. Inside Directors receive no fees for acting as such. Independent outside Directors receive stock options and receive a minimal fee for attendance at board meetings and the Company's annual meeting and are entitled to reimbursement of reasonable out-of-pocket expenses incurred by them in attending meetings.

Executive Compensation

The following table sets forth information relating to the aggregate compensation received by the then current executive officers of the Company for services in all capacities during the Company’s prior three fiscal years indicated for (i) the Chief Executive and Financial Officer, and (ii) each then current executive officer whose total compensation exceeded $100,000 (the “Named Executive Officer”)

Summary compensation table

(a)	(b)	(c)	(d)	(e)	(f)	(g)
Name and Principal Position	Year	Salary(1) ($)	Stock Awards(2) ($)	Accrued Salary Payable(1) ($)	Option Awards(3) ($)	Total ($)
Frank J. Drohan
Chief Executive and	2010	$0	$33,834	$125,000	$47,170	$206,004
Financial Officer	2009	$0	$34,524	$125,000	$47,170	$206,694
	2008	$93,750	$31,500	$31,250	$11,793	$168,293

Charles P. Kuczynski
Vice-President &	2010	$40,000	$35,444	$45,000	$23,585	$144,029
Secretary	2009	$19,000	$36,250	$66,000	$23,585	$144,835
	2008	$64,750	$21,000	$21,250	$5,896	$112,896

(1)	Amounts included under Column (c) represent cash salary payments and amounts included under Column (e) represent unpaid salary which has been accrued on Registrant's books.
(2)
Column (d) represents contributions of the Registrant’s Common Stock to the accounts of eligible employees of its 401(k) Plan, valued at the Common Stock’s closing bid price on the dates of such contributions.

(3)
Column (f) represents the dollar amount recognized as compensation expense for financial statement reporting purposes for the year indicated under ASC 718, and not an amount paid to or realized by the named executive officer. There can be no assurance that the amounts determined by ASC 718 will ever be realized. Assumptions used in the calculation of these amounts are included in Note 1- STOCK-BASED COMPENSATION- to the Company's audited financial statements for the fiscal year ended December 31, 2010.

Management has concluded that the aggregate amount of personal benefits does not exceed 10% of the total compensation reported in column (g) of the foregoing table as to any person specifically named in such table.

The following table shows the number of shares of Common Stock covered by exercisable and un-exercisable options held by the Company's Chief Executive Officer on December 31, 2010.

Omagine, Inc.
Outstanding equity awards at fiscal year-end
December 31, 2010

Option awards

(a) Name	(b) Number of Securities Underlying Unexercised Options (#) Exercisable	(c) Number of Securities Underlying Unexercised Options (#) Unexercisable	(d) Option Exercise Price ($)	(e) Option Expiration Date
Frank J. Drohan	100,000	0	$1.25	August 31, 2011
	40,000	60,000	$2.60	September 23, 2018

In August 2011, the Company's Chief Executive Officer exercised the 100,000 stock options exercisable at $1.25. In 2008, 100,000 stock options exercisable at $2.60 were granted to the Company's Chief Executive Officer. There can be no assurance that the Grant Date Fair Value of Stock Option awards will ever be realized.

Employment Agreements

The Company presently has no employment agreements with any of its employees.

In September 2001, Omagine, Inc. entered into an employment agreement (the “Drohan Agreement”) with Mr. Frank J. Drohan, Chief Executive Officer of the Company. Pursuant to the Drohan Agreement, Omagine, Inc. was obligated through December 31, 2010 to pay its President and Chief Executive Officer, Mr. Frank J. Drohan, an annual base salary of $125,000, plus an additional amount based on a combination of the Company’s net sales and earnings before taxes. Mr. Drohan's employment agreement provided for an option to purchase 20,000 shares of Common Stock at $1.25 per share during each of the first five years of the employment term (the “Drohan Options”), and payment by the Company of certain life and disability insurance premiums on Mr. Drohan's behalf. The Drohan Options were exercised by Mr. Drohan in August 2011. By mutual agreement between the Company and Mr. Drohan, the Drohan Agreement was modified to provide that the Company could from time to time suspend salary payments to Mr. Drohan and Mr. Drohan would continue to provide services to the Company pursuant to the Drohan Agreement and the Company would accrue Mr. Drohan’s unpaid salary. No salary payments were made to Mr. Drohan in 2010, 2009 and part of 2008. The Company has agreed to pay all such unpaid and accrued salary to Mr. Drohan without interest when and if the Company has the financial resources to do so. On September 23, 2008 the Board of Directors granted 100,000 non-qualified stock options to Mr. Drohan which vest ratably over five years from the grant date and which are exercisable at $2.60 per share. 20,000 of such options vested on each September 23 of 2008, 2009, 2010 and 2011 and an additional 20,000 of such options shall vest on September 23, 2012. Expiration of all such options is ten years from the date of grant. Pursuant to a  resolution of the Board of Directors, the Company granted 739,000 non-qualified stock options to Mr. Drohan on January 2, 2012 (the “January 2012 Options”). Mr. Drohan’s January 2012 Options vest (i) 369,500 upon issuance on January 2, 2012, and (ii) 369,500 on July 1, 2012 provided Mr. Drohan is an employee of the Company on July 1, 2012. All January 2012 Options are exercisable at $1.70 per share, have a cashless exercise feature, and provided they are vested, may be exercised in whole or in part at any time before their expiry date of December 31, 2012. Mr. Drohan’s January 2012 Options require him to be an employee of the Company at the time of (i) the vesting on July 1, 2012 of the 369,500 January 2012 Options, and (ii) the exercise of any January 2012 Options. All unexercised January 2012 Options will expire on December 31, 2012.  Provided the Company is successful in signing the Development Agreement with the Government of Oman, the Company plans to enter into a new employment agreement with Mr. Drohan, although the terms of such employment agreement have not yet been determined.

Pursuant to a written employment agreement effective September 1, 2001 (the “Kuczynski Agreement”), Omagine, Inc. was obligated through December 31, 2010 to pay its Vice-President & Secretary, Mr. Kuczynski, an annual base salary of $75,000, plus an additional bonus based on a combination of the Company’s net sales and earnings before taxes. The Kuczynski Agreement provided for an option to purchase 10,000 shares of Common Stock at $1.25 per share during each of the first five years of the employment term (the “Kuczynski Options”). By mutual agreement between the Company and Mr. Kuczynski, the Kuczynski Agreement was ended but the Kuczynski Options were maintained in effect. Mr. Kuczynski is presently employed by the Company at an annual salary of $85,000 and Omagine, Inc. has from time to time suspended salary payments to Mr. Kuczynski and Mr. Kuczynski has continued to provide services to the Company and the Company has accrued Mr. Kuczynski’s unpaid salary. The Kuczynski Options were exercised by Mr. Kuczynski in August 2011. The Company has agreed to pay such unpaid and accrued salary to Mr. Kuczynski without interest when and if the Company has the financial resources to do so. On September 23, 2008 the Board of Directors granted 50,000 non-qualified stock options to Mr. Kuczynski which vest ratably over five years from the grant date and which are exercisable at $2.60 per share. 10,000 of such options vested on each September 23 of 2008, 2009, 2010 and 2011 and an additional 10,000 of such options shall vest on September 23, 2012. Expiration of all such options is ten years from the date of grant. Pursuant to a resolution of the Board of Directors, the Company granted 250,000 January 2012 Options to Mr. Kuczynski. Mr. Kuczynski’s January 2012 Options vest (i) 125,000 upon issuance on January 2, 2012, and (ii) 125,000 on July 1, 2012 provided Mr. Kuczynski is an employee of the Company on July 1, 2012.  Mr. Kuczynski’s January 2012 Options require him to be an employee of the Company at the time of (i) the vesting on July 1, 2012 of the 125,000 January 2012 Options, and (ii) the exercise of any January 2012 Options. All unexercised January 2012 Options will expire on December 31, 2012. Provided the Company is successful in signing the Development Agreement with the Government of Oman, Omagine, Inc. plans to enter into a new employment agreement with Mr. Kuczynski, although the terms of such employment agreement have not yet been determined.

Consulting Agreement

Effective March 19, 2007 Omagine, Inc. entered into a consulting agreement expiring December 31, 2007 (the “Hamdan Agreement”) with Mr. Sam Hamdan (See: “Employees and Consultants”). Pursuant to the Hamdan Agreement, (i) Mr. Hamdan provides consulting services to the Company, and (ii) under certain circumstances and conditions precedent, Mr. Hamdan may become the President and Chief Operating Officer of Omagine, Inc., and (iii) Omagine, Inc. issued Hamdan options to purchase up to 160,000 shares of Omagine, Inc.’s Common Stock at $1.25 per share (the “Hamdan Option”). The Hamdan Option vests ratably over the 5 year period beginning on April 1, 2007 and the Hamdan Option expires on March 31, 2017. The Hamdan Option is exercisable only if, at the time of such exercise: (i) the Hamdan Agreement is in effect, or (ii) Hamdan is an employee of the Company. The Hamdan Agreement was renewed four times (effective December 31, 2007, 2008, 2009 and 2010) without further compensation to Mr. Hamdan. Upon the fifth renewal of the Hamdan Agreement effective December 31, 2011 and pursuant to a resolution of the Board of Directors, Mr. Hamdan was granted 750,000 January 2012 Options. Mr. Hamdan’s January 2012 Options vest (i) 375,000 upon issuance on January 2, 2012, and (ii) 375,000 on July 1, 2012 provided Mr. Hamdan remains as a consultant to the Company on July 1, 2012. Mr. Hamdan’s January 2012 Options require him to be an employee of or a consultant to the Company at the time of (i) the vesting on July 1, 2012 of the 375,000 January 2012 Options, and (ii) the exercise of any January 2012 Options. All unexercised January 2012 Options will expire on December 31, 2012. Mr. Hamdan also serves without compensation as the Deputy Managing Director of our 60% owned subsidiary, Omagine LLC.

Equity Compensation Plan Information

At the Company’s annual meeting on December 29, 2009, the shareholders approved the reservation by the Company subsequent to the Forward Split of two million five hundred thousand (2,500,000) shares of Common Stock for issuance under the "2003 Omagine Inc. Stock Option Plan" ("Plan"). The adoption of the Plan was approved by the Board of Directors in March 2004 and ratified by the Company's shareholders on September 1, 2004.

The Plan is designed to attract, retain and motivate employees, directors, consultants and other professional advisors of the Company and its subsidiaries (collectively, the "Recipients") by giving such Recipients the opportunity to acquire stock ownership in Omagine, Inc. through the granting of incentive stock options and non-qualified stock options (collectively, “Stock Options”) to purchase shares of the Company’s Common Stock.

As of December 31, 2010, there were 528,000 unexpired Stock Options issued but unexercised under the Plan. Following is a listing of all unexpired non-qualified Stock Options issued under the Plan and unexercised as of December 31, 2010: (These Stock Options have been adjusted for the Stock Splits effected December 30, 2009).

Name	No. of options	Exercise Price	Date of Grant

Frank Drohan	100,000	$1.25	9/l/2001
Charles Kuczynski	50,000	$1.25	9/l/2001
Agora	40,000	$4.10	12/16/2005
Sam Hamdan	160,000	$1.25	3/31/2007
Salvatore Bucchere	6,000	$4.50	10/30/2007
Kevin Green	6,000	$4.50	10/30/2007
Louis Lombardo	6,000	$4.00	1/1/2008
Frank Drohan	100,000	$2.60	9/23/2008
Charles Kuczynski	50,000	$2.60	9/23/2008
William Hanley	6,000	$2.60	9/23/2008
Salvatore Bucchere	2,000	$0.51	7/1/2010
Kevin Green	2,000	$0.51	7/1/2010

In August 2011, Mr. Drohan exercised 100,000 Stock Options at $1.25 to purchase 100,000 Common Shares and Mr. Kuczynski exercised 50,000 Stock Options at $1.25 to purchase 50,000 Common Shares.

On December 8, 2011, the Board of Directors approved grants of an aggregate of 215,000 restricted shares of Common Stock to the following six consultants:

Name	No. of shares	Date of Stock Grant
Mahmoud Jibril El-Warfally	150,000	12/8/2011
Hassan Hamdan	20,000	12/8/2011
Tania Tavoukjian	15,000	12/8/2011
Ali Chabanni	20,000	12/8/2011
Sarah Shebaya	5,000	12/8/2011
Adnan Harmalani	5,000	12/8/2011

The Board of Directors approved the issuance on January 2, 2012, of 1,994,000 January 2012 Options with a “cashless exercise feature” to the following thirteen persons who are either employees or directors of the Company or consultants to the Company:

Name	No. of options	Exercise Price	Date of Grant	Expiration Date

Frank Drohan	739,000	$1.70	1/2/2012	12/31/2012
Charles Kuczynski	250,000	$1.70	1/2/2012	12/31/2012
William Hanley	60,000	$1.70	1/2/2012	12/31/2012
Salvatore Bucchere	50,000	$1.70	1/2/2012	12/31/2012
Kevin Green	50,000	$1.70	1/2/2012	12/31/2012
Louis Lombardo	50,000	$1.70	1/2/2012	12/31/2012
Sam Hamdan	750,000	$1.70	1/2/2012	12/31/2012
Gregory Long	10,000	$1.70	1/2/2012	12/31/2012
Agron Telaku	10,000	$1.70	1/2/2012	12/31/2012
Sam Gill	7,500	$1.70	1/2/2012	12/31/2012
Patricia Ricioppo	7,500	$1.70	1/2/2012	12/31/2012
Nicholas Drohan	5,000	$1.70	1/2/2012	12/31/2012
Roz Cooperman	5,000	$1.70	1/2/2012	12/31/2012

The January 2012 Options were issued under the Plan on January 2, 2012 and are exercisable at $1.70 per share (the “Option Exercise Price“) and they vest (i) 50% upon issuance on January 2, 2012, and (ii) 50% on July 1, 2012. All January 2012 Options require the holder thereof to be an employee or consultant of the Company at the time of (i) the exercise of any January 2012 Options, and (ii) the vesting on July 1, 2012 of the second 50% of such holder’s  January 2012 Options. All unexercised January 2012 Options will expire on December 31, 2012.

January 2012 Options which are vested may be exercised at any time on any business day in New York City on or after the opening of business on January 2, 2012 (the “Commencement Date”) and prior to 5 P.M. Eastern Time in the United States on December 31, 2012 (the “Expiration Date”) as follows, by either (i) paying the Option Exercise Price in cash to the Company, or (ii) electing to pay the Option Exercise Price via the cashless exercise feature of the January 2012 Options:

1)
January 2012 Options which are vested may be exercised in whole or in part by the holder thereof by delivery of a written notice to the Company (the “Exercise Notice”), of such holder’s election to exercise such January 2012 Options, which notice shall specify the number of shares of Common Stock (“Option Shares”) to be purchased, payment to the Company of an amount equal to $1.70 per Option Share multiplied by the number of Option Shares for which the January 2012 Options are being exercised  (the “Aggregate Option Exercise Price”) in cash or wire transfer of immediately available funds and the surrender of the relevant certificate representing such January 2012 Options (or an indemnification undertaking with respect to such January 2012 Options in the case of the loss, theft or destruction of such certificate). Such documentation and payment shall be delivered by such holder to a common carrier for overnight delivery to the Company as soon as practicable following such date, but in no event later than one business day prior to the Expiration Date (“Cash Basis”) or

2)
by delivering an Exercise Notice and in lieu of making payment of the Aggregate Option Exercise Price in cash or wire transfer, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (the “Cashless Exercise”):

Net Number                      =           (A x B) – (A x C)

B

For purposes of the foregoing formula:

A =	the total number of Option Shares with respect to which the relevant January 2012 Options are then being exercised.

B =	the Closing Bid Price of the Common Stock on the date of exercise of the relevant January 2012 Options.

C =           the Option Exercise Price of one dollar and seventy cents ($1.70) in United States currency.

As of January 17, 2012, there were 2,338,000 unexpired Stock Options issued but unexercised under the Plan. Following is a listing of all unexpired non-qualified Stock Options issued under the Plan and unexercised as of January 17, 2012:

Name	Number of Options	Exercise Price	Date of Grant	Expiration Date

Sam Hamdan	160,000	$1.25	3/31/2007	3/31/2017
Salvatore Bucchere	6,000	$4.50	10/30/2007	10/29/2012
Kevin Green	6,000	$4.50	10/30/2007	10/29/2012
Louis Lombardo	6,000	$4.00	1/1/2008	12/31/2012
Frank Drohan	100,000	$2.60	9/23/2008	9/22/2018
Charles Kuczynski	50,000	$2.60	9/23/2008	9/22/2018
William Hanley	6,000	$2.60	9/23/2008	9/22/2013
Salvatore Bucchere	2,000	$0.51	7/1/2010	6/30/2015
Kevin Green	2,000	$0.51	7/1/2010	6/30/2015
Salvatore Bucchere	2,000	$0.85	5/17/2011	5/16/2016
Kevin Green	2,000	$0.85	5/17/2011	5/16/2016
Louis Lombardo	2,000	$0.85	5/17/2011	5/16/2016
Frank Drohan	739,000	$1.70	1/2/2012	12/31/2012
Charles Kuczynski	250,000	$1.70	1/2/2012	12/31/2012
William Hanley	60,000	$1.70	1/2/2012	12/31/2012
Salvatore Bucchere	50,000	$1.70	1/2/2012	12/31/2012
Kevin Green	50,000	$1.70	1/2/2012	12/31/2012
Louis Lombardo	50,000	$1.70	1/2/2012	12/31/2012
Sam Hamdan	750,000	$1.70	1/2/2012	12/31/2012
Gregory Long	10,000	$1.70	1/2/2012	12/31/2012
Agron Telaku	10,000	$1.70	1/2/2012	12/31/2012
Sam Gill	7,500	$1.70	1/2/2012	12/31/2012
Patricia Ricioppo	7,500	$1.70	1/2/2012	12/31/2012
Nicholas Drohan	5,000	$1.70	1/2/2012	12/31/2012
Roz Cooperman	5,000	$1.70	1/2/2012	12/31/2012

Stock Options Granted to Independent Directors

On the date of appointment to the Board of Directors, new non-employee independent directors are entitled to a one-time grant of 6,000 non-qualified Stock Options. The price of the Common Stock underlying such Stock Options is the closing bid price on the date of grant and the options vest ratably over the three year period subsequent to such date of appointment provided the director continues to hold office on the date of such vesting. Non-employee independent directors that have served on the Board of Directors for at least 3 years may be granted 2,000 options (or such other number of options as determined by the Board of Directors in its discretion) on the first business day of each fiscal year subsequent to such three years of service (or on such other day subsequent thereto as determined by the Board of Directors in its discretion) at an exercise price equal to the closing bid price on the date of grant and vesting immediately upon grant.

On January 1, 2004, the Company awarded options to purchase 6,000 shares of its Common Stock to Mr. Salvatore J. Bucchere, a non-employee independent director, at an exercise price of $0.85 per share and all 6,000 of such options were exercised in December 2008 by Mr. Bucchere. On October 30, 2007, the Company awarded options to purchase 6,000 shares of its Common Stock to Mr. Bucchere at an exercise price $4.50 per share and all such options are fully vested and they expire on October 29, 2012. On July 1, 2010, the Company awarded options to purchase 2,000 shares of its Common Stock to Mr. Bucchere at an exercise price $0.51 per share and such options are fully vested and they expire on June 30, 2015. On May 17, 2011, the Company awarded options to purchase 2,000 shares of its Common Stock to Mr. Bucchere at an exercise price $0.85 per share and such options are fully vested and they expire on May 16, 2016. The Board of Directors granted 50,000 January 2012 Options to Mr. Bucchere which are exercisable at $1.70 per share . Mr. Bucchere’s January 2012 Options vest (i) 25,000 upon issuance on January 2, 2012, and (ii) 25,000 on July 1, 2012 provided Mr. Bucchere remains as an independent director of the Company on July 1, 2012. Mr. Bucchere’s January 2012 Options require him to be an independent director of the Company at the time of (i) the vesting on July 1, 2012 of the 25,000 January 2012 Options, and (ii) the exercise of any January 2012 Options. All unexercised January 2012 Options will expire on December 31, 2012.

On January 1, 2004, the Company awarded options to purchase 6,000 shares of its Common Stock to Mr. Kevin O’C. Green, a non-employee independent director, at an exercise price of $0.85 per share and all 6,000 of such options were exercised in December 2008 by Mr. Green. On October 30, 2007, the Company awarded options to purchase 6,000 shares of its Common Stock to Mr. Green at an exercise price $4.50 per share and all such options are fully vested and they expire on October 29, 2012. On July 1, 2010, the Company awarded options to purchase 2,000 shares of its Common Stock to Mr. Green at an exercise price $0.51 per share and all such options are fully vested and they expire on June 30, 2015. On May 17, 2011, the Company awarded options to purchase 2,000 shares of its Common Stock to Mr. Green at an exercise price $0.85 per share and such options are fully vested and they expire on May 16, 2016. The Board of Directors granted 50,000 January 2012 Options to Mr. Green which are exercisable at $1.70 per share. Mr. Green’s January 2012 Options vest (i) 25,000 upon issuance on January 2, 2012, and (ii) 25,000 on July 1, 2012 provided Mr. Green remains as an independent director of the Company on July 1, 2012. Mr. Green’s January 2012 Options require him to be an independent director of the Company at the time of (i) the vesting on July 1, 2012 of the 25,000 January 2012 Options, and (ii) the exercise of any January 2012 Options. All unexercised January 2012 Options will expire on December 31, 2012.

On July 1, 2005, the Company awarded options to purchase 6,000 shares of its Common Stock to Mr. Louis J. Lombardo, a non-employee independent director, at an exercise price of $5.00 per share and these options expired unexercised on June 30, 2010. On January 1, 2008, the Company awarded options to purchase 6,000 shares of its Common Stock to Mr. Lombardo at an exercise price of $4.00 and all such options are fully vested and they expire on December 31, 2013. On May 17, 2011, the Company awarded options to purchase 2,000 shares of its Common Stock to Mr. Lombardo at an exercise price $0.85 per share and such options are fully vested and they expire on May 16, 2016. The Board of Directors granted 50,000 January 2012 Options to Mr. Lombardo which are exercisable at $1.70 per share. Mr. Lombardo’s January 2012 Options vest (i) 25,000 upon issuance on January 2, 2012, and (ii) 25,000 on July 1, 2012 provided Mr. Lombardo remains as an independent director of the Company on July 1, 2012.  Mr. Lombardo’s January 2012 Options require him to be an independent director of the Company at the time of (i) the vesting on July 1, 2012 of the 25,000 January 2012 Options, and (ii) the exercise of any January 2012 Options. All unexercised January 2012 Options will expire on December 31, 2012.

Directors of the Company who are employees of the Company do not receive additional compensation for their services as directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Certain Relationships and Related Transactions

The Renaissance Team, Inc.

Mr. Sam Hamdan, who has a consulting agreement with the Company and who under certain circumstances may become Omagine, Inc.’s president, is also the president of The Renaissance Team, Inc., a privately held company ("TRT"). Mr. Hamdan is also the Deputy Managing Director of our 60% owned subsidiary, Omagine LLC. Frank J. Drohan ("Drohan"), the Company’s President and Chief Executive Officer, is the Chairman of TRT and Charles P. Kuczynski, the Company’s Vice President and Secretary, is the Secretary of TRT. TRT is not in competition with the Company and each of Mr. Hamdan and Mr. Drohan own 50% of TRT's equity. TRT had intended to acquire the business and certain assets of The Global Leadership Team, Inc. ("GLT") of which Mr. Hamdan is currently the president and sole shareholder but that plan has now been abandoned. There have been no transactions between TRT and the Company to date and the Company anticipates that no such transactions will occur in the future. Mr. Hamdan and Mr. Drohan intend to form a new corporation (“Newco”) which will not compete with the Company and which will concentrate exclusively on business opportunities in the MENA region. Mr. Drohan's employment agreement with the Company which expired on December 31, 2010 permitted him to be involved in any other business enterprise that does not compete with the Company. In 2006 and 2007 Mr. Hamdan and GLT performed significant services, including branding, strategic consulting, strategic visioning, marketing, financial and project finance planning, public relations, event management and management consulting services for JOL with respect to the proposed Qutopia Project in Qatar and the Omagine Project in Oman. The unpaid account payable of $245,449 due to GLT from JOL for such services was extinguished and exchanged for 490,880 shares of Common Stock. Hamdan and Drohan have agreed with respect to any possible future transaction(s) between Newco and the Company (a "Related Party Transaction") that they will exercise their best efforts to assure that any such Related Party Transaction will be structured such that it provides substantially better terms and conditions to the Company than would otherwise be available to the Company if the Company were to negotiate and conclude such Related Party Transaction on an "arms-length" basis with a company with which Mr. Hamdan and/or Mr. Drohan were not associated. Furthermore, any such Related Party Transaction will be in compliance with the Company's Code of Ethics.

Director Independence

The Company complies with the standards of "independence" under the NASDAQ Marketplace Rules. Accordingly, a director will only qualify as an "independent director" if, in the opinion of our Board of Directors, that person does not have a material relationship with our company which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. A director who is, or at any time during the past three years, was employed by the Company or by any parent or subsidiary of the Company, shall not be considered independent. Accordingly, each of Salvatore J. Bucchere, Kevin O’C. Green and Louis J. Lombardo meet the definition of an "independent director" under NASDAQ Marketplace Rule 5605(a)(2).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information as to shares of Common Stock beneficially owned as of January 17, 2012 by:

•	each director;
•	each officer;
•	each person owning of record or known by us, based on information provided to us by the persons named below, to own beneficially at least 5% of our Common Stock; and
•	all directors and executive officers as a group.

Name and Address	Beneficial Ownership (9)	Percent *
Frank J. Drohan (1)(3)	1,482,358	11.2%
Charles P. Kuczynski (l)(4)	413,293	3.1%
Salvatore S. Bucchere (1)(6)	57,980	0.4%
Louis J. Lombardo (1)(5)	59,177	0.4%
Kevin O. Green (1)(7)	21,940	0.2%
Mohammed K. Al-Sada (2)	909,800	6.9%
William Hanley (2)(8)	99,214	0.8%

All officers and Directors
As a Group of 6 Persons	2,133,962	16.1%

*  Based on 13,218,701 Common Shares issued and outstanding as of January 17, 2012.

(1)	The address for each of these individuals is c/o Omagine, Inc. and each is a director of Omagine, Inc. Messrs. Drohan and Kuczynski are officers of Omagine, Inc.

(2)	The address for each of these individuals is c/o Omagine, Inc. Mr. Hanley is an officer of Omagine, Inc.

(3)
Does not include Mr. Drohan's (i) 80,000 currently exercisable and 20,000 un-exercisable Stock Options at $2.60 per share or (ii) 369,500 currently exercisable and 369,500 un-exercisable Stock Options at $1.70 per share.

(4)
Does not include Mr. Kuczynski's (i) 40,000 currently exercisable and 10,000 un-exercisable Stock Options at $2.60 per share or (ii) 125,000 currently exercisable and 125,000 un-exercisable Stock Options at $1.70 per share.

(5)
Does not include Mr. Lombardo's (i) 6,000 Stock Options currently exercisable at $4.00 per share, (ii) 2,000 stock options currently exercisable at $0.85 per share, or (iii) 25,000 currently exercisable and 25,000 un-exercisable Stock Options at $1.70 per share.

(6)
Does not include Mr. Bucchere’s (i) 6,000 Stock Options currently exercisable at $4.50 per share, (ii) 2,000 Stock Options currently exercisable at $0.51 per share, (iii) 2,000 stock options currently exercisable at $0.85 per share, or (iv) 25,000 currently exercisable and 25,000 un-exercisable Stock Options at $1.70 per share.

(7)
Does not include Mr. Green’s (i) 6,000 Stock Options currently exercisable at $4.50 per share, (ii) 2,000 Stock Options currently exercisable at $0.51 per share, (iii) 2,000 stock options currently exercisable at $0.85 per share, or (iv) 25,000 currently exercisable and 25,000 un-exercisable Stock Options at $1.70 per share.

(8)	Does not include Mr. Hanley’s (i) 4,000 Stock Options currently exercisable at $2.60 per share, or (ii) 30,000 currently exercisable and 30,000 un-exercisable Stock Options at $1.70 per share.

(9)
None of these shares are subject to rights to acquire beneficial ownership, as specified in Rule 13d-3 (d) (1) under the Securities Exchange Act of 1934, as amended, and the beneficial owner has sole voting and investment power, subject to community property laws where applicable.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

None.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Under our Certificate of Incorporation, our directors will not be personally liable to us or to our shareholders for monetary damages for any breach of their fiduciary duty as a director, except liability for the following:

●Any breach of their duty of loyalty to our Company or to our stockholders.
●Acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law.
●Unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law.
●Any transaction from which the director derived an improper personal benefit.

We believe that these limitation of liability provisions are necessary to attract and retain qualified persons as directors and officers.

The limitation of liability provisions in our Certificate of Incorporation may discourage shareholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We are filing with the SEC a Registration Statement on Form S-1 under the Securities Act, of which this Prospectus is a part, covering the securities being offered. As permitted by the SEC, this Prospectus does not contain all of the information set forth in the Registration Statement or the exhibits and schedules filed therewith. For further information with respect to us and the securities covered by this Prospectus, please see the Registration Statement and the exhibits filed with the Registration Statement. A copy of the Registration Statement and the exhibits filed with the Registration Statement may be inspected without charge at the Public Reference Room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for more information about the operation of the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

We are subject to the information and periodic reporting requirements of the Exchange Act, and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the Public Reference Room and website of the SEC referred to above.

February  , 2012

OMAGINE, INC.

Up to 3,202,200 Shares of Common Stock
Issuable upon the Exercise of Non-transferrable Subscription Rights at $1.25 per Share

and

Up to 3,202,200 Shares of Common Stock
Issuable upon the Exercise of Common Stock Purchase Warrants at $5.00 per Share

and

Up to 3,202,200 Shares of Common Stock
Issuable upon the Exercise of Common Stock Purchase Warrants at $10.00 per Share

PROSPECTUS

We have not authorized any dealer, salesperson or other person to give you written information other than this Prospectus or to make representations as to matters not stated in this Prospectus. You must not rely on unauthorized information. This Prospectus is not an offer to sell these securities or our solicitation of your offer to buy these securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this Prospectus nor any sales made hereunder after the date of this Prospectus shall create an implication that the information contained herein or the affairs of the Company have not changed since the date of this Prospectus.

OMAGINE, INC. AND SUBSIDIARIES
CONSOLIDATED FINANCIAL STATEMENTS

FINANCIAL STATEMENTS - SEPTEMBER 30, 2011

OMAGINE, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2011	2010
ASSETS

CURRENT ASSETS:
Cash	$257,851	$148,217
Prepaid expenses and other current assets	-	150
Total Current Assets	257,851	148,367

PROPERTY AND EQUIPMENT:
Office and computer equipment	132,570	132,570
General plant	17,800	17,800
Furniture and fixtures	15,951	15,951
Leasehold improvements	866	866
	167,187	167,187
Less accumulated depreciation and amortization	(163,795)	(160,990)
	3,392	6,197

Other assets	13,161	13,361

TOTAL ASSETS	$274,404	$167,925

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Convertible notes payable and accrued interest	$635,079	$596,888
Accounts payable	456,484	403,095
Accrued officers payroll	447,300	457,299
Due officers and directors	16,864	8,205
Accrued expenses and other current liabilities	66,555	50,483
Total Current Liabilities	1,622,282	1,515,970
Long Term Liabilities	-	-

TOTAL LIABILITIES	1,622,282	1,515,970

STOCKHOLDERS' EQUITY:

Preferred stock:
$0.001 par value
Authorized: 850,000 shares
Issued and outstanding: - none	-	-

Common stock:
$0.001 par value
Authorized: 50,000,000 shares
Issued and outstanding:
12,910,045 shares in 2011	12,911
12,107,646 shares in 2010		12,108
Capital in excess of par value	20,139,018	18,913,269
Deficit	(21,563,735)	(20,273,422)
Total Omagine, Inc. stockholders' deficit	(1,411,806)	(1,348,045)
Noncontrolling interests in Omagine LLC	63,928	-

Total Stockholders' Deficit	(1,347,878)	(1,348,045)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$274,404	$167,925

See accompanying notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF OPERATIONS
  (UNAUDITED)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	SEPTEMBER 30,		SEPTEMBER 30,
	2011	2010	2011	2010
REVENUE:
Net Sales	$-	$-	$-	$-
Total revenue	-	-	-	-

COSTS AND EXPENSES:
Cost of sales	-	-	-	-

Officers and directors compensation (including
stock-based compensation of $18,432 and $22,819 for
three months and $127,798 and $140,955 for nine
months, respectively)	97,682	95,319	365,548	358,455
Professional fees	34,425	44,189	89,580	159,419
Consulting fees	85,717	22,286	125,733	37,612
Commitment fees	-	-	300,000	-
Travel	23,120	55,430	77,110	80,014
Occupancy	27,412	44,002	110,620	108,822
Other general and administrative	56,718	54,577	181,947	171,468
Total Costs and Expenses	325,074	315,803	1,250,538	915,790

OPERATING LOSS	(325,074)	(315,803)	(1,250,538)	(915,790)

Interest income	-	-	-	-
Interest expense	(14,032)	(9,560)	(41,419)	(25,197)

NET LOSS	(339,106)	(325,363)	(1,291,957)	(940,987)

Add net loss attributable to noncontrolling intersets in
Omagine LLC	1,644	-	1,644	-

NET LOSS ATTRIBUTABLE TO OMAGINE, INC.	$(337,462)	$(325,363)	$(1,290,313)	$(940,987)

LOSS PER SHARE - BASIC AND DILUTED	$(0.03)	$(0.03)	$(0.10)	$(0.08)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
- BASIC AND DILUTED	12,808,779	11,945,631	12,608,235	11,583,327

See accompanying notes to consolidated financial statements.

OMAGINE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
(UNAUDITED)

	Common Stock		Capital in		Noncontrolling
		Par	Excess of		Interests in
	Shares	Value	Par Value	Deficit	Omagine LLC	Total
Balances at December 31, 2010	12,107,646	$12,108	$18,913,269	$(20,273,422)	-	$(1,348,045)

Contribution of Common Stock to 401K Plan	51,784	52	72,448	-	-	72,500

Stock option expense	-	-	69,374	-	-	69,374

Sale of Common Stock for cash	130,438	131	264,869	-	-	265,000

Sale of Common Stock under Old Standby Equity
Distribution Agreement (Old SEDA)	193,442	193	164,807	-	-	165,000

Sale of Common Stock under New Standby Equity
Distribution Agreement (New SEDA)	17,519	18	69,982	-	-	70,000

Stock grant to consultant	15,000	15	6,735	-	-	6,750

Issuance of Common Stock in satifaction of New
SEDA commitment fees	244,216	244	299,756	-	-	300,000

Stock options exercised by officers	150,000	150	187,350	-	-	187,500

Adjustments for noncontrolling interests in
Omagine LLC	-	-	90,428	0	63,928	154,356

Net Loss attributable to Omagine, Inc.	-	-	-	(1,290,313)	-	(1,290,313)

Balances at September 30, 2011	12,910,045	$12,911	$20,139,018	$(21,563,735)	63,928	$(1,347,878)

See accompanying notes to consolidated financial statements.

OMAGINE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS
  (UNAUDITED)

	Nine Months Ended September 30,
	2011	2010

CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss attributable to Omagine, Inc.	$(1,290,313)	$(940,987)
Adjustments to reconcile net loss to net cash flows
used by operating activities:
Net loss attributable to noncontrolling interests in
Omagine LLC	(1,644)	-
Depreciation and amortization	2,805	2,843
Stock based compensation related to stock options	69,374	82,530
Issuance of Common Stock for 401K Plan contribution	72,500	72,500
Issuance of Common Stock for stockholder investor
relations	-	47,500
Issuance of Common Stock in payment of salaries payable	187,500	100,000
Issuance of stock grant to consultant	6,750	-
Issuance of Common Stock in satisfaction of the New SEDA
commitment fees	300,000	-
Changes in operating assets and liabilities:
Prepaid expenses, other current assets and other
assets	350	(1,155)
Accounts payable	53,389	9,205
Accrued expenses and other current liabilities	16,072	16,639
Accrued officers' payroll	(9,999)	67,500
Accrued interest on convertible notes payable	38,191	21,163
Net cash flows used by operating activities	(555,025)	(522,262)

CASH FLOWS FROM FINANCING ACTIVITIES:
Loans from officers and directors	8,659	1,341
Proceeds from sale of Common Stock	500,000	400,000
Capital contributions from noncontrolling interests in
Omagine LLC	156,000	-
Issuance of convertible notes payable	-	175,000
Net cash flows provided by financing activities	664,659	576,341

NET CHANGE IN CASH	109,634	54,079

CASH BEGINNING OF PERIOD	148,217	155,821

CASH END OF PERIOD	$257,851	$209,900

SUPPLEMENTAL CASH FLOW INFORMATION:

Income taxes paid	$1,289	$3,031

Interest paid	$-	$-

See accompanying notes to consolidated financial statements.

OMAGINE, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1 - BASIS OF PRESENTATION

The consolidated balance sheet for Omagine, Inc. and subsidiaries (the “Company”) at the end of the preceding fiscal year has been derived from the audited balance sheet and notes thereto contained in the Company's annual report on Form 10-K for its fiscal year ended December 31, 2010 and is presented herein for comparative purposes. All other financial statements are unaudited. In the opinion of management, all adjustments, which include only normal recurring adjustments necessary to present fairly the financial position, results of operations and cash flows for all periods presented, have been made.

The results of operations for the interim periods presented herein are not necessarily indicative of operating results for the respective full years. As of the date of this report Omagine, Inc. (“Omagine”) has two subsidiaries, wholly-owned Journey of Light, Inc. (“JOL”) and 60% owned Omagine LLC (“LLC”). The Company conducts all of its operations through its subsidiaries. All inter-company transactions have been eliminated in the consolidated financial statements. (See: Principles of Consolidation below in this Note 1).

Certain footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been omitted in accordance with the published rules and regulations of the Securities and Exchange Commission. These financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's annual report on Form 10-K for the fiscal year ended December 31, 2010.

Earnings (Loss) Per Share – Basic earnings (loss) per share is based upon the weighted-average number of common shares outstanding during the respective period. Diluted earnings (loss) per share is based upon the weighted-average number of common shares and dilutive securities (such as stock options and convertible securities) outstanding during the respective period and dilutive securities having an anti-dilutive effect on diluted earnings (loss) per share are excluded from such calculation.

For the nine months ended September 30, 2011 and 2010, the shares of common stock (“Common Stock”) underlying the following dilutive securities were excluded from the calculation of diluted shares outstanding as the effect of their inclusion would be anti-dilutive:

	Shares Issuable
	Nine Months Ended September 30,
	2011	2010
Convertible Notes	283,006	206,008
Stock Options	324,000	404,000
Total Shares of Common Stock	607,006	610,008

Principles of Consolidation – The consolidated financial statements included in this report include the accounts of Omagine and its subsidiaries, JOL and LLC. All intercompany transactions have been eliminated in consolidation. As of the date of this report LLC is owned 60% by Omagine. In May 2011, Omagine and three new investors entered into a shareholders’ agreement (the “Shareholder Agreement”) pursuant to which Omagine’s 100% ownership of LLC was reduced to 60%. On September 13, 2011, the Ministry of Commerce and Industry delivered to Omagine LLC a copy of the official registration (the “Registration”) of the following persons and their ownership percentages as recorded and registered with the Government of Oman as Omagine LLC’s shareholders:

Omagine, Inc. (60%)
Office of Royal Court Affairs (25%)
Consolidated Contracting Company S.A. (10%) and
Consolidated Contractors (Oman) Company LLC (5%)

The Office of Royal Court Affairs (“RCA”) is an organization representing the personal interests of His Majesty Sultan Qaboos bin Said, the ruler of Oman.

Consolidated Contractors International Company, SAL, (“CCIC”) is a 60 year old Lebanese multi-national company headquartered in Athens, Greece. In 2010 CCIC had approximately five and one-half (5.5)  billion dollars in annual revenue, one hundred twenty thousand (120,000) employees worldwide, and operating subsidiaries in among other places, every country in the Middle East.

Consolidated Contracting Company S.A. is a wholly owned subsidiary of CCIC and is its investment arm.

Consolidated Contractors (Oman) Company LLC, is a construction company with approximately 13,000 employees in Oman.

NOTE 2 - GOING CONCERN AND LIQUIDITY

At September 30, 2011, the negative working capital of the Company was $1,364,431. Further, the Company incurred net losses of $1,290,313 and $1,277,001 for the nine months ended September 30, 2011 and for the year ended December 31, 2010, respectively. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The continued existence of the Company is dependent upon its ability to execute its business plan and attain profitable operations or obtain additional financing.

NOTE 3 – CONVERTIBLE NOTES PAYABLE AND ACCRUED INTEREST

Convertible notes payable and accrued interest thereon consist of:

	September 30,	December 31,
	2011	2010
Due to the president of the Company, interest at 8%, due on demand, convertible into common stock at a conversion price of $2.00 per share:
Principal	$192,054	$192,054
Accrued interest	47,777	36,285

Due to the secretary of the Company, interest at 8%, due on demand, convertible into common stock at a conversion price of $2.00 per share:
Principal	39,961	39,961
Accrued interest	9,941	7,550

Due to a director of the Company, interest at 10%, due on demand,
($100,000) and November 4, 2011 ($50,000), convertible into common stock at a conversion price of $2.50 per share:
Principal	150,000	150,000
Accrued interest	14,904	3,685

Due to investors, interest at 15%, due on demand, convertible into common stock at a conversion price of $2.50 per share:
Principal	50,000	50,000
Accrued interest	19,284	13,675

Due to investors, interest at 10%, due on demand, convertible into common stock at a conversion price of $2.50 per share:
Principal	100,000	100,000
Accrued interest	11,158	3,678

Totals	$635,079	$596,888

NOTE 4 – COMMON STOCK

In March 2010, the Company issued and contributed a total of 289,996 shares of Common Stock to all eligible employees of the Omagine, Inc. 401(k) Plan.

From January 2010 to June 2010, the Company issued a total of 618,697 shares of Common Stock for proceeds of $250,000 under the Old Standby Equity Distribution Agreement with YA Global Investments L.P. (See Note 6).

In June of 2010, the Company issued 118,750 shares of Common Stock in payment of $47,500 in stockholder relations consulting fees.

In January 2011, the Company issued and contributed a total of 51,784 shares of Common Stock to all eligible employees of the Omagine, Inc. 401(k) Plan.

From January 2011 to June 2011 the Company issued a total of 193,442 shares of Common Stock for proceeds of $165,000 under the Old Standby Equity Distribution Agreement with YA Global Investments L.P. (See Note 6).

From January to September of 2011, the Company sold to accredited investors 130,438 shares of Common Stock for proceeds of $265,000.

On March 4, 2011, the Company issued 15,000 shares of Common Stock to a consultant for services rendered.

In May and June 2011, the Company issued a total of 244,216 shares of Common Stock to YA Global Master SPV Ltd. in satisfaction of $300,000 commitment fees due in connection with the New SEDA (See Note 6).

In August and September of 2011, the Company issued a total of 17,519 shares of Common Stock for proceeds of $70,000 under the New Standby Equity Distribution Agreement with YA Global Master SPV LTD. (See Note 6).

In August 2011, the Company issued a total of 150,000 shares of Common Stock to its president and secretary pursuant to their exercise of stock options granted to them in the year 2001 at the exercise price of $1.25 per share. The $187,500 exercise amount was satisfied by a $187,500 reduction in accrued payroll due these two officers.

NOTE 5 – STOCK OPTIONS

The following is a summary of stock option activity for the nine months ended September 30, 2011:

Outstanding at January 1, 2011	528,000
Granted and issued	6,000
Exercised	(150,000)
Forfeited/expired/cancelled	-
Outstanding at September 30, 2011	384,000
Exercisable at September 30, 2011	324,000

Stock options outstanding at September 30, 2011 (all non-qualified) consist of:

Year		Number	Number	Exercise	Expiration
Granted		Outstanding	Exercisable	Price	Date
2005		40,000	40,000	$4.10	December 31, 2011
2007		160,000	160,000	$1.25	March 31, 2017
2007		12,000	12,000	$4.50	October 29, 2012
2008		6,000	6,000	$4.00	December 31, 2012
2008	(A)	150,000	90,000	$2.60	September 23, 2018
2008		6,000	6,000	$2.60	September 23, 2013
2010		4,000	4,000	$0.51	June 30, 2015
2011		6,000	6,000	$0.85	May 16, 2016
Totals		384,000	324,000

(A)	The 60,000 unvested options relating to the 2008 grant are scheduled to vest 30,000 on each September 24, 2012 and 2013.

As of September 30, 2011, there was $151,637 of total unrecognized compensation cost relating to unexpired stock options. That cost is expected to be recognized $23,124 in 2011, $75,447 in 2012 and $53,066 in 2013.

NOTE 6 – COMMITMENTS

Leases

The Company leases its executive office in New York, New York under a ten-year lease entered into in February 2003. The Company also leases office space in Muscat, Oman under a lease expiring December 31, 2011. Rent expense for the nine months ended September 30, 2011 and 2010 was $110,620 and $108,822, respectively.

At September 30, 2011, the future minimum lease payments under non-cancelable operating leases are as follows:

2011	14,200
2012	56,800
2013	9,466
Total	$80,466

Employment Agreements

Pursuant to an employment agreement dated September 1, 2001, Omagine was obligated to pay its President and Chief Executive Officer an annual base salary of $125,000 through December 31, 2010 plus an additional amount based on a combination of net sales and earnings before taxes. The Company’s Compensation Committee expects to decide terms of a new employment agreement in the fourth quarter of 2011. For the nine months ended September 30, 2011, the Company has continued to accrue salaries payable to the President on the basis of an annual salary of $125,000.

Omagine had been obligated to employ its Vice-President and Secretary under an employment agreement which was cancelled. Provided the Company is successful in signing the Development Agreement with the Government of Oman for the Omagine Project, the Company intends to enter into a new employment agreement with this individual.

Equity Financing Agreements

On December 22, 2008, Omagine entered into a Standby Equity Distribution Agreement (the “SEDA”) with YA Global Investments, L.P. (“YA”). The SEDA expired on April 30, 2011. Pursuant to the terms of the SEDA, Omagine could, at its sole option and upon giving written notice to YA (a “Purchase Notice”), sell shares of its Common Stock (the “Shares”) to YA at a per Share “Purchase Price” equal to 95% of the lowest daily volume weighted average price for a share of Omagine’s Common Stock as quoted by Bloomberg, L.P. during the five (5) consecutive trading days following such Purchase Notice (the “Pricing Period”). During the term of the SEDA, Omagine was not obligated to sell any Shares to YA but could, in its sole discretion, sell that number of Shares valued at the Purchase Price from time to time in effect that equaled up to $5,000,000 in the aggregate. YA was obligated to purchase such Shares from Omagine subject to certain conditions including (i) Omagine filing a registration statement with the Securities and Exchange Commission (the “SEC”) to register the Shares (“Registration Statement”), (ii) the SEC declaring such Registration Statement effective, (iii) periodic sales of Shares to YA had to be separated by a time period equal to the Pricing Period, and (iv) the amount of any such individual periodic sale of Shares could not exceed $200,000. All sales of Shares pursuant to the SEDA were made at the sole discretion of the Company. The Registration Statement filed by the Company with the SEC was declared effective by the SEC as of May 1, 2009 and its effective status expired on April 30, 2010. The Company filed a new Registration Statement with the SEC to continue to make sales available to it pursuant to the SEDA and the SEC declared such new Registration Statement to be effective as of June 7, 2010. The SEDA expired on April 30, 2011.

On May 4, 2011, Omagine executed a new two year SEDA (the “New SEDA”) with YA Global Master SPV Ltd. (“YA Ltd”) on substantially the same terms and conditions as the SEDA executed between YA and Omagine in December 2008. Pursuant to the New SEDA, Omagine issued 176,471 restricted shares of Common Stock to YA Ltd in satisfaction of a $150,000 commitment fee due to YA Ltd pursuant to the New SEDA. On June 21, 2011, Omagine and YA Ltd amended the New SEDA to increase the commitment amount under the New SEDA from $5 million to $10 million and to pay YA Ltd an additional $150,000 commitment fee. In June 2011 Omagine issued 67,745 restricted shares of its Common Stock to YA Ltd in satisfaction of the additional commitment fee of $150,000.

Omagine Project

The Company’s proposed Omagine Project is planned to be developed on one million square meters (equal to approximately 245 acres) of beachfront land facing the Gulf of Oman (the “Omagine Site”) just west of the capital city of Muscat and nearby Muscat International Airport. The Company is waiting the signing of a Development Agreement between LLC and the Government of Oman for the Omagine Project.

The Omagine Project contemplates the integration of cultural, heritage, educational, entertainment and residential components, including a theme park and associated exhibition buildings, shopping and retail establishments, restaurants and several million square feet of residential development.

Omagine LLC Shareholder Agreement

In May 2011, Omagine, Inc. and three new investors entered into a Shareholder Agreement relating to Omagine LLC. Pursuant to the Shareholder Agreement, Omagine, Inc. made an OMR 7,500 (approximately $19,500) capital contribution to Omagine LLC on June 9, 2011 and agreed to make an additional capital contribution to Omagine LLC of OMR 210,000 (approximately $546,000) after execution of the Development Agreement between the Government of Oman and Omagine LLC and before the Financing Agreement Date.  In exchange for a 40% share ownership of Omagine LLC, the other three investors made capital contributions to Omagine LLC totaling OMR 60,000 (approximately $156,000) and agreed to make additional capital contributions to Omagine LLC totaling OMR 26,628,125 (approximately $69,233,125) at the Financing Agreement Date.

NOTE 7 – SUBSEQUENT EVENTS

In October of 2011, the Company issued a total of 8,948 shares of Common Stock for proceeds of $25,000 under the New Standby Equity Distribution Agreement with YA Global Master SPV, Ltd. (See Note 6)

FINANCIAL STATEMENTS - DECEMBER 31, 2010 AND 2009

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Omagine, Inc.

I have audited the accompanying consolidated balance sheets of Omagine, Inc. and subsidiaries (the "Company") as of December 31, 2010 and 2009 and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audits.

I conducted my audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Omagine, Inc. and subsidiaries as of December 31, 2010 and 2009 and the results of their operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

The accompanying consolidated financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company's present financial situation raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to this matter are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Michael T. Studer CPA P.C .

April 15, 2011
Freeport, New York

OMAGINE, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
	December 31,
ASSETS	2010	2009
CURRENT ASSETS:
Cash	$148,217	$155,821
Prepaid expenses and other current assets	150	0
Total Current Assets	148,367	155,821

PROPERTY AND EQUIPMENT:
Office and computer equipment	132,570	131,412
General plant	17,800	17,800
Furniture and fixtures	15,951	15,951
Leasehold improvements	866	866
	167,187	166,029
Less: Accumulated depreciation and amortization	(160,990)	(156,968)
	6,197	9,061

Other assets	13,361	13,606

TOTAL ASSETS:	$167,925	$178,488

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Convertible notes payable and accrued interest	$596,888	$313,464
Accounts payable	403,095	455,724
Accrued officers' payroll	457,299	327,000
Due officers and directors	8,205	10,153
Accrued expenses and other current liabilities	50,483	27,731
Total Current Liabilities	1,515,970	1,134,072

Long Term Liabilities	-	-

TOTAL LIABILITIES:	1,515,970	1,134,072

COMMITMENTS

STOCKHOLDERS' EQUITY:
Preferred stock: $0.001 par value; Authorized: 850,000 shares
Issued and outstanding: - none; Issued and outstanding: - none	-	-
Common stock: $0.001 par value; Authorized: 50,000,000 shares
Issued and outstanding: 12,107,646 and 10,660,904
shares respectively	12,108	10,661
Capital in excess of par value	18,913,269	18,030,176
Retained earnings (deficit)	(20,273,422)	(18,996,421)

Total Stockholders' Equity (Deficit)	(1,348,045)	(955,584)

Total Liabilities And Stockholders' Equity	$167,925	$178,488

See accompanying notes to consolidated financial statements

OMAGINE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended
	December 31
	2010	2009
REVENUE:
Net sales	$-	$-
Total Revenues	$-	$-

COSTS AND EXPENSES:
Cost of sales	-	-

Officers and directors compensation
(including stock-based compensation
of $263,772 and $166,060 respectively)	453,772	466,560
Professional fees	228,170	227,010
Travel	180,418	59,515
Occupancy	136,067	140,976
Other general and administrative	239,848	189,631
Total Costs and Expenses	1,238,275	1,083,692

OPERATING LOSS	(1,238,275)	(1,083,692)

Interest income	-	124
Interest expense	(38,726)	(30,841)

NET LOSS	$(1,277,001)	$(1,114,409)

LOSS PER SHARE - BASIC AND DILUTED	$(0.11)	$(0.12)
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING -
BASIC AND DILUTED	11,828,511	9,686,101

See accompanying notes to consolidated financial statements

OMAGINE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

	Common Stock		Capital in	Retained
		Par	Excess of	Earnings
	Shares	Value	Par Value	(Deficit)
Balances at December 31, 2008	9,277,527	$9,278	$17,290,331	$(17,882,012)

Contribution of Common Stock to 401K Plan	72,500	72	72,428	-
Stock option expense	-	-	112,328	-
Issuance of Common Stock for cash	2,000	2	1,398	-
Sale of Stock Under Stock Equity
Distribution Agreement	1,308,877	1,309	553,691	-
Net loss	-	-	-	(1,114,409)
Balances at December 31, 2009	10,660,904	$10,661	$18,030,176	$(18,996,421)

Adjustment for Stock Splits	22
Contribution of Common Stock to 401K Plan	289,996	290	72,210
Stock option expense	-	-	110,040
Sale of Common Stock for cash	336,972	337	304,163
Issuance of Common Stock in
payment of salaries payable	82,305	82	99,918
Issuance of Common Stock for
Stockholder Investor relations	118,750	119	47,381
Sale of Stock Under Stock Equity
Distribution Agreement	618,697	619	249,381
Net loss	-	-	-	(1,277,001)
Balances at December 31, 2010	12,107,646	$12,108	$18,913,269	$(20,273,422)

See accompanying notes to consolidated financial statements

OMAGINE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
	Year Ended December 31,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,277,001)	$(1,114,409)
Adjustments to reconcile net loss to net cash
flows from operating activities:
Depreciation and amortization	4,022	6,249
Stock based compensation related to stock options	110,040	112,328
Issuance of Common Stock for 401K contribution	72,500	72,500
Issuance of Common Stock for stockholder
investor Relations	47,500	-
Issuance of Common Stock in payment of salaries payable	100,000	-
Changes in operating assets and liabilities:
Prepaid expenses and other current assets and other assets	95	40,917
Accrued Interest on convertible notes payable	33,424	24,736
Accounts payable	(52,629)	99,356
Accrued expenses and other current liabilities	22,752	21,386
Accrued officers' payroll	130,299	254,500

Net cash flows used by operating activities	(808,998)	(482,437)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of equipment	(1,158)	(1,471)
Net cash flows provided by financing activities	(1,158)	(1,471)

CASH FLOWS FROM FINANCING ACTIVITIES:
Loans from officers and directors	(1,948)	(16,182)
Proceeds from sales of common stock	554,500	556,400
Issuance of convertible notes payable	250,000	50,000
Net cash flows provided by financing activities	802,552	590,218

NET CHANGE IN CASH	(7,604)	106,310

CASH BEGINNING OF PERIOD	155,821	49,511

CASH END OF PERIOD	$148,217	$155,821

SUPPLEMENTAL CASH FLOW INFORMATION:
Income taxes paid	$-	$-

Interest paid	$5,301	$6,105

See accompanying notes to consolidated financial statements.

OMAGINE, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - NATURE OF THE BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Principles of Consolidation - The consolidated financial statements include the accounts of Omagine, Inc. ("Omagine") and its wholly owned subsidiaries, Journey of Light, Inc. ("JOL") and Omagine LLC ("LLC"), collectively referred to as the "Company"). LLC, a foreign corporation, was organized in the Sultanate of Oman on November 23, 2009. All inter-company transactions have been eliminated in consolidation.

Nature of the Business - Omagine is a holding company which operates through its subsidiaries, JOL and LLC. Both JOL and LLC are in the real estate development business. LLC is the local real estate development company established to do business in Oman.

Financial Instruments - Financial instruments include cash, convertible notes payable and accrued interest, accounts payable, accrued officer payroll, due officers and directors, and accrued expenses and other current liabilities. The amounts reported for financial instruments are considered to be reasonable approximations of their fair values, based on market information available to management.

Cash and Cash Equivalents - The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents. At December 31, 2010, cash includes approximately $106,000 in an Oman bank account not covered by FDIC insurance.

Estimates and Uncertainties - The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results, as determined at a later date, could differ from those estimates.

Revenue Recognition - The Company follows the guidelines of SEC Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" (SAB101). In the event that a subsidiary of the Company signs a development agreement with the Government of Oman, such subsidiary will recognize revenue ratably over the development period, measured by methods appropriate to the services or products provided.

Property and Equipment - Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the respective assets.

Income Taxes - The Company is subject to income taxes at both the federal and state level. Separate state income tax returns are filed with each state in which the Company is incorporated or qualified as a foreign corporation. Other than LLC which is subject to income taxes in Oman, the Company is not presently subject to income taxes in any foreign country.

Deferred tax assets and liabilities are recognized based on differences between the book and tax bases of assets and liabilities using presently enacted income tax rates. The Company establishes a provision for income taxes by applying the provisions of the applicable enacted tax laws to taxable income, if any, for that period. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Stock-based Compensation - Stock-based compensation is accounted for at fair value in accordance with Accounting Standards Codification ("ASC") 718, "Compensation - Stock Compensation".

For stock options granted, we have recognized compensation expense based on the estimated grant date fair value method using the Black-Scholes valuation model. For these awards, we have recognized compensation expense using a straight-line amortization method. ASC 718 requires that stock-based compensation expense be based on awards that are ultimately expected to vest. Stock option expense for the years ended December 31, 2010 and 2009 were $110,040 and $112,328, respectively. See Note 5.

Earnings (Loss) Per Share - Basic earnings (loss) per share is based upon the weighted-average number of common shares outstanding during that period. Diluted earnings (loss) per share is based upon the weighted-average number of common shares and dilutive securities (such as stock options and convertible securities) outstanding. Dilutive securities having an anti- dilutive effect on diluted earnings (loss) per share are excluded from the calculation.

For the years ended December 31, 2010 and 2009, diluted shares outstanding excluded the following dilutive securities as the effect of their inclusion on diluted earnings (loss) per share would be anti-dilutive.

	Shares Issuable Year Ended December 31,
	2010	2009

Convertible Notes	266,341	151,115

Stock Options	404,000	340,000

Total Shares	670,341	491,115

NOTE 2 - GOING CONCERN AND LIQUIDITY:

At December 31, 2010, the negative working capital of the Company was $1,367,603. Further, the Company incurred net losses of $1,277,001 and $1,114,409 for the years ended December 31, 2010 and 2009 respectively. These factors raise substantial doubt about its ability to continue as a going concern. The continued existence of the Company is dependent upon its ability to execute its business plan and attain profitable operations.

NOTE 3 - CONVERTIBLE NOTES PAYABLE AND ACCRUED INTEREST:

Convertible notes payable and accrued interest consist of:

	December 31, 2010	December 31, 2009
Due to the president of the Company,
interest at 8%, originally due
February 28, 2009 and now are due
on demand, convertible into common
stock at a conversion price of
$2.00 per share:
Principal	$192,054	$192,054
Accrued interest	36,285	20,921

Due to the secretary of the Company,
interest at 8%, originally due
February 28, 2009 and now are due
on demand, convertible into common
stock at a conversion price of
$2.00 per share:
Principal	39,961	39,961
Accrued interest	7,550	4,353

Due to a director of the Company,
interest at 10%, due on September
16, 2011 ($100,000) and November
4, 2011 ($50,000), convertible into
common stock at a conversion
price of $2.50 per share:
Principal	150,000	-
Interest	3,685	-

Due to investors, interest at 15%,
Originally due from February 28,
2010 to March 16, 2010 and now are
due on demand, convertible into
common stock at a conversion price
of $2.50 per share:
Principal	50,000	50,000
Accrued interest	13,675	6,175

Due to investors, interest at 10%,
due from July 27, 2011 to October
19, 2011, convertible into common
stock at a conversion price of
$2.50 per share:
Principal	100,000	-
Interest	3,678	-

Totals	$596,888	$313,464

NOTE 4 - COMMON STOCK

In March 2009, the Company issued and contributed a total of 72,500 shares of Common Stock to all eligible employees of the Omagine, Inc. 401(k) Plan (two of the three employees are directors of the Company and all three are officers of the Company).

In August 2009, the Company sold 2,000 shares of Common Stock to a Director of the Company at a price of $0.70 per share for proceeds of $1,400.

From May 2009 to December 2009, the Company issued a total of 1,308,877 shares of Common Stock for proceeds of $555,000 under the Standby Equity Distribution Agreement with YA Global Investments, L.P. (See Note 7).

On December 30, 2009, Omagine's stockholders authorized the Board of Directors to effect a 1-for-100 reverse stock split immediately followed by a 20-for-1 forward stock split of the Company's Common Stock (collectively, the "Stock Splits"). The Stock Splits resulted in a net reduction of 42,643,614 shares of Common Stock leaving 10,660,904 shares of Common Stock outstanding as of December 31, 2009. The shareholders also authorized the Board of Directors to reduce the Common Stock authorized from 75,000,000 to 50,000,000 shares. The accompanying financial statements have been retroactively adjusted to reflect the Stock Splits.

From March 2010 to June 2010, the Company issued a total of 618,697 shares of Common Stock for proceeds of $250,000 under the Standby Equity Distribution Agreement with YA Global Investments, L.P. (See Note 7).

In March 2010, the Company issued and contributed a total of 289,996 shares of Common Stock to all eligible employees of the Omagine, Inc. 401(k) Plan (two of the three employees are directors of the Company and all three are officers of the Company).

On June 2, 2010, the Company issued 118,750 shares of Common Stock to an investor relations firm in payment of debt totaling $47,500.

On July 23, 2010, the Company issued 82,305 shares of Common Stock to the Company's Controller in payment of accrued payroll of $100,000.

From July 2010 to November 2010, the Company sold a total of 336,972 shares of Common Stock for proceeds of $304,500.

Note 5 - STOCK OPTIONS

On September 20, 2007, the Company registered 2.5 million shares of its Common Stock reserved for issuance under the Alfa International Corp. 2003 Stock Option Plan, renamed the Omagine, Inc. 2003 Stock Option Plan by ratification of shareholders on December 30, 2009 (the "Plan") for resale by filing a registration statement with the SEC on Form S-8. This registration statement did not increase either the total number of shares outstanding or the number of shares reserved for issuance under the Plan. The adoption of the Plan was approved by the Board of Directors in March 2004 and ratified by the Company's shareholders on September 1, 2004.

The Plan is designed to attract, retain and motivate employees, directors, consultants and other professional advisors of the Company and its subsidiaries (collectively, the "Recipients") by giving such Recipients the opportunity to acquire stock ownership in the Company through the issuance of stock options to purchase shares of the Company's Common Stock.

A summary of stock option activity, adjusted for the effect of Stock Splits, is as follows:

	Year Ended December 31,
	2010	2009

Outstanding at January 1	530,000	530,000
Granted and Issued	4,000	-
Exercised	-	-
Forfeited / expired / cancelled	(6,000)	-
Outstanding at December 31	528,000	530,000
Exercisable at December 31	404,000	340,000

Stock options outstanding at December 31, 2010 (all non-qualified) consist of:

Year Granted		Number Outstanding	Number Exercisable	Exercise Price	Expiration Date

2001		150,000	150,000	$1.25	August 31, 2011
2005		40,000	40,000	$4.10	December 31, 2011
2007	(A)	160,000	128,000	$1.25	March 31, 2017
2007		12,000	12,000	$4.50	October 29, 2012
2008		6,000	6,000	$4.00	December 31, 2012
2008	(B)	150,000	60,000	$2.60	September 23, 2018
2008	(C)	6,000	4,000	$2.60	September 23, 2013
2010		4,000	4,000	$0.51	June 30, 2015

TOTALS		528,000	404,000

(A)	The 32,000 unvested options relating to the 2007 grant are scheduled to vest on April 1, 2011.

(B)	The 90,000 unvested options relating to the 2008 grant are scheduled to vest 30,000 on each September 24, 2011, 2012 and 2013.

(C)	The 2,000 unvested options relating to the 2008 grant are scheduled to vest on September 24, 2011.

As of December 31, 2011, there was $221,011 of total unrecognized compensation cost relating to unexpired stock options. That cost is expected to be recognized $92,498 in 2011, $75,447 in 2012 and $53,066 in 2013.

NOTE 6 - INCOME TAXES:

Deferred tax assets are comprised of the following:

	Year Ended December 31,
	2010	2009

Federal net operating loss
carry forwards	$3,995,000	$3,670,000

State and city net operating loss
carry forwards, net of
Federal tax benefit	1,168,000	1,040,000
	5,163,000	4,710,000
Less: Valuation allowance	5,163,000	4,710,000

	$-	$-

The Company's effective tax rate differs from the expected federal income tax rate due to changes in the valuation allowance at December 31, 2010 and 2009.

Management has determined, based on the Company's current condition, that a full valuation allowance is appropriate at December 31, 2010.

At December 31, 2010, the Company had federal net operating loss carry forwards of approximately $11,414,000, expiring in various amounts from fiscal year 2011 to fiscal year 2030. Current United States income tax law limits the amount of loss available to offset against future taxable income when a substantial change in ownership occurs.

NOTE 7 - COMMITMENTS AND CONTINGENCIES

Leases

The Company leases its executive office in New York, New York under a ten-year lease entered into in February 2003. Rent expense for the Company's executive offices for 2010 and 2009 was $88,607 and $88,127 respectively. The Company also rents warehouse space in Jersey City, New Jersey under a month to month lease. Rent expense for the warehouse space for 2010 and 2009 was $6,900 and $12,075 respectively. The Company also leases office space in Muscat, Oman under a lease expiring June 30, 2011. Rent expense for the Company's Oman office for 2010 and 2009 was $40,560 and $40,774, respectively.

At December 31, 2010, the future minimum lease payments under non-cancelable operating leases are as follows:

2011	56,800
2012	56,800
2013	9,466

Total	$123,066

Employment Agreements

Pursuant to an employment agreement dated September 1, 2001, Omagine was obligated to pay its President and Chief Executive Officer an annual base salary of $125,000 through December 31, 2010 plus an additional amount based on a combination of net sales and earnings before taxes. The Company's Compensation Committee will decide terms of a new employment agreement in the second quarter of 2011.

Omagine had been obligated to employ its Vice-President and Secretary under an employment agreement which was cancelled. Provided the Company is successful in signing the Development Agreement with the Government of Oman for the Omagine Project, the Company intends to enter into a new employment agreement with this individual.

Equity Financing Agreement

On December 22, 2008, Omagine entered into a Standby Equity Distribution Agreement (the "SEDA") with YA Global Investments, L.P. ("YA"). Pursuant to the terms of the SEDA Omagine may, at its sole option and upon giving written notice to YA (a "Purchase Notice"), sell shares of its Common Stock to YA (the "Shares") at a "Purchase Price" equal to 95% of the lowest daily volume weighted average price for a share of Omagine's Common Stock as quoted by Bloomberg, L.P. during the five (5) consecutive trading days following such Purchase Notice (the "Pricing Period"). During the term of the SEDA, the Company is not obligated to sell any Shares to YA but may, at its sole discretion, sell that number of Shares valued at the Purchase Price from time to time in effect that equals five million dollars ($5,000,000). YA is obligated to purchase such Shares from the Company subject to certain conditions including (i) Omagine filing a registration statement with the Securities and Exchange Commission (the "SEC") to register the Shares ("Registration Statement"), (ii) the SEC declaring such Registration Statement effective, (iii) periodic sales of Shares to YA must be separated by a time period equal to the Pricing Period, and (iv) the amount of any such individual periodic sale of Shares may not exceed two hundred thousand Dollars ($200,000). The Company has filed the Registration Statement with the SEC and the SEC declared Omagine's Registration Statement to be effective as of May 1, 2009 and its effective status expired on April 30, 2010. The Company filed a new Registration Statement with the SEC to continue to make Sales available to it pursuant to the SEDA and the SEC declared such new Registration Statement to be effective as of June 7, 2010. The SEDA expires on April 30, 2011 and the effectiveness of the Company's Registration Statement expires subsequent to April 30, 2011. All sales of Shares pursuant to the SEDA are made at the sole discretion of the Company.

The Company has executed a new term sheet ("Term Sheet") with YA for a new SEDA under substantially the same terms and conditions as the SEDA executed between YA and the Company in December 2008. The Company is currently reviewing the new SEDA documents and plans to conclude any discussions with YA and enter into the new SEDA during the second quarter of 2011.

Omagine Project

The Company's proposed Omagine Project is planned to be developed on one million square meters (equal to approximately 245 acres) of beachfront land facing the Gulf of Oman (the "Omagine Site") just west of the capital city of Muscat and nearby Muscat International Airport. The Company is awaiting the signing of a Development Agreement with the Government of Oman for the Omagine Project.

The Omagine Project contemplates the integration of cultural, heritage, educational, entertainment and residential components, including a theme park and associated exhibition buildings, shopping and retail establishments, restaurants and several million square feet of residential development.

NOTE 9 - SUBSEQUENT EVENTS

From January 2, 2011 to April 15, 2011, the Company issued a total of 170,502 shares of Common Stock for proceeds of $150,000 under the Standby Equity Distribution Agreement with YA Global Investments, L.P.

On January 19, 2011, the Company issued and contributed a total of 51,784 shares of Common Stock to all eligible employees of the Omagine, Inc. 401(k) Plan (two of the three employees are officers of the Company).

On February 11 and 22, 2011, the Company sold a total of 57,018 shares of Common Stock to one accredited investor for total proceeds of $50,000.

On March 3, 2011, the Company issued 15,000 shares of Common Stock to a third party vendor for services rendered to the Company.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

Nature of Expense:	Amount
SEC Registration Fee	$5,963
Printing costs	$7,075	*
Legal and Accounting fees and expenses	$15,000	*
Transfer Agent fees and expenses	$20,820	*
Miscellaneous	$250	*
Total	$49,108	*
*Estimated

Item 14.	Indemnification of Directors and Officers

Under our Certificate of Incorporation, our directors will not be personally liable to us or our shareholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:

●Any breach of their duty of loyalty to our Company or our stockholders.
●Acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law.
●Unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law.
●Any transaction from which the director derived an improper personal benefit.

We believe that these limitation of liability provisions are necessary to attract and retain qualified persons as directors and officers.

The limitation of liability provisions in our Certificate of Incorporation may discourage shareholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 15.               Recent Sales of Unregistered Securities

In connection with the First SEDA and the Second SEDA, and with the issuance by us of the shares of Common Stock listed below, we relied upon the exemption from securities registration afforded by Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of our Company or executive officers or directors of our Company, and transfer was restricted by our Company in accordance with the requirements of the Securities Act. In addition to representations by the below-referenced persons, we made independent determinations that all of the below-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the below-referenced persons were provided with access to our SEC filings. All sales of Common Stock listed below give effect to the Stock Splits.

In December of 2011, the Company issued a total of 57,062 shares of Common Stock for proceeds of $90,000 under the Second SEDA with YA Master.

In December of 2011, the Company issued a total of 215,000 shares of Common Stock for no cash proceeds to six consultants.

In November of 2011, the Company issued a total of 27,646 shares of Common Stock for proceeds of $45,000 under the Second SEDA with YA Master.

In October of 2011, the Company issued a total of 8,948 shares of Common Stock for proceeds of $25,000 under the Second SEDA with YA Master.

In August and September of 2011, the Company issued a total of 17,519 shares of Common Stock for proceeds of $70,000 under the Second SEDA with YA Master.

In August of 2011, the Company issued a total of 150,000 shares of Common Stock to its president and secretary pursuant to their exercise of stock options exercisable at $1.25 per share for proceeds of $187,500.

From January to September of 2011, the Company sold to accredited investors 130,438 shares of Common Stock for proceeds of $265,000.

In May and June 2011 the Company issued 244,216 shares of common stock to YA Master as a commitment fee pursuant to the Second SEDA.

From January 2011 to June 2011 the Company issued a total of 193,442 shares of Common Stock for proceeds of $165,000 under the First SEDA with YA.

In March 2011, the Company issued and contributed a total of 51,784 shares of Common Stock to all eligible employees of the Omagine, Inc. 401(k) Plan.

In March 2011, the Company issued 15,000 shares of Common Stock to a third party vendor for services rendered to the Company.

From July to November 2010, the Company sold an aggregate of 336,972 shares of Common Stock to seven accredited investors for aggregate proceeds of $304,500.

In July 2010, the Company sold 82,305 shares of Common Stock to the Company’s Controller in exchange for the payment of unpaid accrued compensation of $100,000 owed by the Company to the Controller.

In June 2010, the Company sold 118,750 shares of Common Stock to an unaffiliated vendor in exchange for the payment of debt totaling $47,500 owed by the Company to such vendor.

From March to June 2010, the Company sold an aggregate of 618,697 shares of Common Stock to YA pursuant to the First SEDA for aggregate proceeds of $250,000.

In March 2010, the Company issued and contributed a total of 289,996 shares of Common Stock to all eligible employees of the Omagine, Inc. 401(k) Plan.

In August 2009, the Company sold 2,000 shares of Common Stock to a director of the Company for $1,400.

From May to December 2009, the Company sold an aggregate of 1,308,777 shares of Common Stock to YA pursuant to the First SEDA for aggregate proceeds of $555,000.

In March 2009, the Company issued and contributed 72,480 shares of Common Stock to all eligible employees of the Omagine, Inc. 401(k) Plan.

In December 2008, the Company sold 60,000 shares of Common Stock to a private investor for $150,000.

In December 2008, the Company issued 20,192 shares of Common Stock to all eligible employees of the Omagine, Inc. 401(k) Plan.

In December 2008, the Company issued 45,829 shares of Common Stock to YA as a fee payment pursuant to the First SEDA.

In December 2008, the Company sold 12,000 shares of Common Stock to two directors (6,000 shares to each) for proceeds of $10,200 upon such directors’ exercise of Stock Options.

In September 2008, the Company sold 12,500 shares of Common Stock to an investor for $25,000.

In August 2008, the Company sold 25,000 shares of Common Stock to a director of the Company for $50,000.

In June 2008, the Company sold 1,230 shares of Common Stock to an individual in exchange for the payment of debt totaling $7,500 owed by the Company to such individual.

Item 16.	Exhibits and Financial Statement Schedules

The exhibits and financial statement schedules filed as part of this registration statement are as follows:

(a) List of Exhibits

See the Exhibit List below

(b) Financial Statement Schedules

No financial statement schedules are filed because the required information is not applicable or is included in the consolidated financial statements or related notes.

(a) Exhibit List

The following exhibits are included as part of this Form S-1. References to “the Company” in this Exhibit List mean Omagine, Inc., a Delaware corporation.

Exhibit
Numbers	Description
3(i)	Restated Certificate of Incorporation of the Company dated June 2, 2010 (1)
3(ii)	By-laws of the Company (2)
3.2	Certificate of Ownership and Merger (3)
4.1	Specimen of Rights Certificate **
4.2	Form of Rights Certificate *
4.3	Specimen of $5 Warrant Certificate **
4.4	Form of $5 Redeemable Common Stock Purchase Warrant *
4.5	Specimen of $10 Warrant Certificate **
4.6	Form of $10 Redeemable Common Stock Purchase Warrant *
4.7	Form of Subscription and Warrant Agent Agreement, dated January , 2012 between the Company and Continental Stock Transfer & Trust Company **
5.1	Legal Opinion of Sichenzia Ross Friedman Ference LLP **
10.1	The CCIC and CCC Agreement (3)
10.2	The December 8, 2008 Standby Equity Distribution Agreement (4)
10.3	The May 4, 2011 Standby Equity Distribution Agreement (10)
10.4	The Shareholder Agreement dated as of April 20, 2011 (11)
10.5	The amended Hamdan Amendment Agreement *
10.6	Lease agreement expiring February 28, 2013 between Contact Sports, Inc. and the Empire State Building LLC (9)
10.7	Employment Agreement between the Company and Frank Drohan dated as of September 1, 2001 (7)
10.8	Employment Agreement between the Company and Charles Kuczynski dated as of September 1, 2001(7)
10.9	Amendment Agreement, dated June 21, 2011 (12)
10.10	Lease modification agreement expiring February 28, 2013 between Omagine, Inc. and the Empire State Building *
14	The Code of Ethics (3)
21	Subsidiaries of the Registrant *
23.1	Consent of Michael T. Studer CPA, P.C. *
23.2	Consent of Sichenzia Ross Friedman Ference LLP (included in Exhibit 5.1) **
24	Power of Attorney (included on signature page)
99.1	The Omagine Inc. 401(k) Adoption Agreement (6)
99.2	The Approval Letter dated April 30, 2008 (English Translation) (5)
99.3	The Acceptance Letter dated May 31, 2008 (5)
99.4	Amended Omagine Inc. 2003 Stock Option Plan (8)
99.5	Form of Instructions as to use of Omagine, Inc. Rights Certificates *
99.6	Form of Instructions as to use of Omagine, Inc. Warrant Certificates *
99.7	Form of Letter to Registered Holders of Common Stock *
99.8	Form of Letter to Brokers and Other Nominee Holders *
99.9	Form of Letter to Clients of Nominee Holders*
99.10	Form of Beneficial Rights Owner Election Form *
99.11	Form of Beneficial Warrant Owner Election Form *
99.12	Form of Nominee Rights Holder Certification *
99.13	Form of Nominee $5 Warrant Holder Certification *
99.14	Form of Nominee $10 Warrant Holder Certification *
99.15	Form of Notice of Guaranteed Delivery *
99.16	Form of Notice of Tax Information *
EX-101.INS	XBRL INSTANCE DOCUMENT*
EX-101.SCH	XBRL TAXONOMY EXTENSION SCHEMA DOCUMENT*
EX-101.CAL	XBRL TAXONOMY EXTENSION CALCULATION DOCUMENT*
EX-101.DEF	XBRL TAXONOMY EXTENSION DEFINITION DOCUMENT*
EX-101.LAB	XBRL TAXONOMY EXTENSION LABELS DOCUMENT*
EX-101.PRE	XBRL TAXONOMY EXTENSION PRESENTATION DOCUMENT*

*	Filed herewith
**	To be filed by Amendment

(1)	Previously filed with the SEC on July 20, 2010 as an exhibit to the Company’s Report on Form 10-Q for the period ended June 30, 2010 and incorporated herein by reference thereto.
(2)	Previously filed with the SEC on November 18, 2005 as an exhibit to the Company’s quarterly Report on Form 10-QSB for the period ended September 30, 2005 and incorporated herein by reference thereto.
(3)	Previously filed with the SEC on April 14, 2008 as an exhibit to the Company’s Report on Form 10-KSB for the fiscal year ended December 31, 2007 and incorporated herein by reference thereto.
(4)	Previously filed with the SEC on December 31, 2008 as an exhibit to the Company’s current Report on Form 8-K and incorporated herein by reference thereto.
(5)	Previously filed with the SEC on March 3, 2009 as exhibits to the Company’s registration statement on Form S-1/A (File No. 333-156928) and incorporated herein by reference thereto.
(6)	Previously filed with the SEC on February 25, 2009 as an exhibit to the Company’s Report on Form 10-K for the fiscal year ended December 31, 2008 and incorporated herein by reference thereto.
(7)	Previously filed with the SEC on April 15, 2002 as an exhibit to the Company’s Report on Form 10-KSB for the fiscal year ended December 31, 2001 and incorporated herein by reference thereto.
(8)	Previously filed with the SEC on April 14, 2010 as an exhibit to the Company’s Report on Form 10-K for the fiscal year ended December 31, 2009 and incorporated herein by reference thereto.
(9)
Previously filed with the SEC on November 9, 2009 as an exhibit to the Company’s Report on Form 10-K/A amending the Company’s Report on Form 10-K for the fiscal year ended December 31, 2008, and incorporated herein by reference thereto.

(10)	Previously filed with the SEC on May 5, 2011 as an exhibit to the Company’s current Report on Form 8-K and incorporated herein by reference thereto.
(11)	Previously filed with the SEC on November 8, 2011 as an exhibit to the Company’s quarterly Report on Form 10-Q and incorporated herein by reference thereto.
(12)	Previously filed with the SEC on June 21, 2011 as an exhibit to the Company’s current Report on Form 8-K and incorporated herein by reference thereto.

Item 17.                      Undertakings

The undersigned Registrant hereby undertakes to:

1)	File, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:
(i)	Include any Prospectus required by Section 10(a)(3) of the Securities Act;
(ii)
Reflect in the Prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	Include any additional or changed material information on the plan of distribution.

(2)
For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)	File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)
For purposes of determining any liability under the Securities Act, treat the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this Registration Statement as of the time it was declared effective.

(5)
For the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary Prospectus or Prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to the Rule 424;

(ii)	Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)
The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6)
For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of Prospectus as a new registration statement for the securities offered in the Registration Statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

(7)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8)
Each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or Prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or Prospectus that was part of the registration  statement or made in any document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on January 17, 2012.

OMAGINE, INC.
A Delaware corporation

By:	/s/ Frank J. Drohan
Frank J. Drohan
Chief Executive Officer, Chief Financial Officer and Chairman (Principal Executive Officer and Principal Financial Officer)

POWER OF ATTORNEY

Each of the undersigned hereby appoints each of Frank J. Drohan and Charles P. Kuczynski as attorney-in-fact and agent for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments (including post-effective amendments) to this Registration Statement, any other registration statements and exhibits thereto that is the subject of this Registration Statement filed pursuant to Rule 462 under such Securities Act, and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of securities covered hereby, with full power and authority to do and perform any and all acts and things as may be necessary or desirable in furtherance of such registration.

In accordance with the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the Company in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Frank J. Drohan	Chief Executive Officer, Chief Financial Officer and Chairman (Principal Executive Officer and Principal Financial Officer)	January 17, 2012
Frank J. Drohan

/s/ Charles P. Kuczynski	Vice-President, Secretary and Director	January 17, 2012
Charles P. Kuczynski

/s/ Salvatore J. Bucchere	Director	January 17, 2012
Salvatore J. Bucchere

/s/ Kevin O’C. Green	Director	January 17, 2012
Kevin O’C. Green

/s/ Louis J. Lombardo	Director
Louis J. Lombardo		January 17, 2012